EXHIBIT 2.3

ELEVENTH SUPPLEMENTAL TRUST DEED

11 JULY 2013

VODAFONE GROUP PLC

and

THE LAW DEBENTURE TRUST CORPORATION p.l.c.

further modifying and restating the provisions of

the Trust Deed dated 16 July 1999

relating to a

€30,000,000,000

Euro Medium Term Note Programme

THIS ELEVENTH SUPPLEMENTAL TRUST DEED is made on 11 July 2013

BETWEEN:

(1)	VODAFONE GROUP PLC, a company incorporated with limited liability in England and Wales with registered number 1833679, whose registered office is Vodafone House, The Connection, Newbury, Berkshire RG14 2FN, England (the Issuer); and

(2)	THE LAW DEBENTURE TRUST CORPORATION p.l.c., a company incorporated with limited liability in England and Wales with registered number 1675231, whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX, England (the Trustee, which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Noteholders and the Couponholders.

WHEREAS:

(A)	This Eleventh Supplemental Trust Deed is supplemental to:

(i)	the Trust Deed dated 16 July 1999 (hereinafter called the Principal Trust Deed) made between the Issuer and the Trustee and relating to the Euro Medium Term Note Programme (the Programme) established by the Issuer;

(ii)	the First Supplemental Trust Deed dated 4 May 2000 (the First Supplemental Trust Deed) made between the Issuer and the Trustee modifying and restating the provisions of the Principal Trust Deed;

(iii)	the Second Supplemental Trust Deed dated 31 May 2001 (the Second Supplemental Trust Deed) made between the Issuer and the Trustee further modifying and restating the provisions of the Principal Trust Deed;

(iv)	the Third Supplemental Trust Deed dated 6 June 2002 (the Third Supplemental Trust Deed) made between the Issuer and the Trustee further modifying the provisions of the Principal Trust Deed; and

(v)	the Fourth Supplemental Trust Deed dated 19 July 2005 (the Fourth Supplemental Trust Deed) made between the Issuer and the Trustee further modifying and restating the provisions of the Principal Trust Deed

(vi)	the Fifth Supplemental Trust Deed dated 19 July 2006 (the Fifth Supplemental Trust Deed) made between the Issuer and the Trustee further modifying and restating the provisions of the Principal Trust Deed;

(vii)	the Sixth Supplemental Trust Deed dated 1 August 2007 (the Sixth Supplemental Trust Deed) made between the Issuer and the Trustee further modifying the provisions of the Principal Trust Deed;

(viii)	the Seventh Supplemental Trust Deed dated 14 July 2008 (the Seventh Supplemental Trust Deed) made between the Issuer and the Trustee further modifying the provisions of the Principal Trust Deed;

(ix)	the Eighth Supplemental Trust Deed dated 10 July 2009 (the Eighth Supplemental Trust Deed) made between the Issuer and the Trustee further modifying the provisions of the Principal Trust Deed;

(x)	the Ninth Supplemental Trust Deed dated 13 July 2010 (the Ninth Supplemental Trust Deed) made between the Issuer and the Trustee further modifying the provisions of the Principal Trust Deed; and

(xi)	the Tenth Supplemental Trust Deed dated 8 July 2011 (the Tenth Supplemental Trust Deed, and, together with the Principal Trust Deed, the First Supplemental Trust Deed, the Second Supplemental Trust Deed, the Third Supplemental Trust Deed, the Fourth Supplemental Trust Deed, the Fifth Supplemental Trust Deed, the Sixth Supplemental Trust Deed, the Seventh Supplemental Trust Deed, the Eighth Supplemental Trust Deed and the Ninth Supplemental Trust Deed, the Subsisting Trust Deeds) made between the Issuer and the Trustee further modifying the provisions of the Principal Trust Deed.

(B)	On 11 July 2013 the Issuer published a modified and updated Prospectus (the Prospectus) relating to the Programme. .

NOW THIS ELEVENTH SUPPLEMENTAL TRUST DEED WITNESSES AND IT IS HEREBY AGREED AND DECLARED as follows:

1.	SUBJECT as hereinafter provided and unless there is something in the subject matter or context inconsistent therewith all words and expressions defined in the Principal Trust Deed (as modified and restated as aforesaid) shall have the same meanings in this Eleventh Supplemental Trust Deed.

2.	SAVE:

(a)	in relation to all Series of Notes the first Tranche of which was issued on or prior to the day last preceding the date of this Eleventh Supplemental Trust Deed; and

(b)	for the purpose (where necessary) of construing the provisions of this Eleventh Supplemental Trust Deed,

with effect on and from the date of this Eleventh Supplemental Trust Deed:

(i)	the Principal Trust Deed (as modified and/or restated as aforesaid) is further modified in such manner as would result in the Principal Trust Deed as so modified being in the form set out in the Schedule hereto; and

(ii)	the provisions of the Principal Trust Deed (as modified and/or restated as aforesaid) insofar as the same still have effect shall cease to have effect and in lieu thereof the provisions of the Principal Trust Deed as so modified and restated (and being in the form set out in the Schedule hereto) shall have effect.

3.	FOR the avoidance of doubt, the Principal Trust Deed (without the modifications made hereby but, where applicable, as modified and/or restated as aforesaid) shall continue to have effect in relation to all Series of Notes the first Tranche of which was issued on or prior to the day last preceding the date of this Eleventh Supplemental Trust Deed.

4.	THE Subsisting Trust Deeds shall henceforth be read and construed as one document with this Eleventh Supplemental Trust Deed.

5.	A Memorandum of the Eleventh Supplemental Trust Deed shall be endorsed by the Trustee on the Principal Trust Deed and by the Issuer on its duplicate thereof.

IN WITNESS whereof this Eleventh Supplemental Trust Deed has been executed by the Issuer and the Trustee as a deed and delivered on the day and year first above written.

THE SCHEDULE

FORM OF MODIFIED PRINCIPAL TRUST DEED

TRUST DEED

16 JULY 1999

VODAFONE GROUP PLC

and

THE LAW DEBENTURE TRUST CORPORATION p.l.c.

relating to a

€30,000,000,000

Euro Medium Term Note Programme

THIS TRUST DEED is made on 16 July 1999

BETWEEN:

(1)	VODAFONE GROUP PLC, a company incorporated with limited liability in England and Wales with registered number 1833679, whose registered office is Vodafone House, The Connection, Newbury, Berkshire RG14 2FN, England (the Issuer); and

(2)	THE LAW DEBENTURE TRUST CORPORATION p.l.c., a company incorporated with limited liability in England and Wales with registered number 1675231, whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX, England (the Trustee, which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Noteholders and the Couponholders (each as defined below).

WHEREAS:

(1)	By a resolution of the Board of Directors of the Issuer passed on 24 May 1999 the Issuer has resolved to establish a Euro Medium Term Note Programme pursuant to which the Issuer may from time to time issue Notes as set out therein and herein. Notes up to a maximum nominal amount (calculated in accordance with Clause 3.5 of the Programme Agreement (as defined below)) from time to time outstanding of €30,000,000,000 (subject to increase as provided in the Programme Agreement) (the Programme Limit) may be issued pursuant to the said Programme.

(2)	The Trustee has agreed to act as trustee of these presents for the benefit of the Noteholders and the Couponholders upon and subject to the terms and conditions of these presents.

NOW THIS TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1. DEFINITIONS

1.1	In these presents unless there is anything in the subject or context inconsistent therewith the following expressions shall have the following meanings:

Agents means, in relation to all or any Series of the Notes, the Issuing and Principal Paying Agent, the other Paying Agents, the Calculation Agent, the Registrar, the other Transfer Agents or any of them;

Agency Agreement means the amended and restated agency agreement dated 11 July 2013, as amended and/or supplemented and/or restated from time to time, pursuant to which the Issuer has appointed the Issuing and Principal Paying Agent and the other Agents in relation to all or any Series of the Notes and any other agreement for the time being in force appointing further or other Agents in relation to all or any Series of the Notes, or in connection with their duties, the terms of which have previously been approved in writing by the Trustee, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements;

Appointee means any attorney, manager, agent, delegate or other person appointed by the Trustee under these presents;

Auditors means the auditors for the time being of the Issuer or, in the event of their being unable or unwilling promptly to carry out any action requested of them pursuant to the provisions of these presents, such other firm of accountants as may be nominated or approved by the Trustee for the purposes of these presents;

Bearer Note means a Note that is in bearer form;

Calculation Agency Agreement means in relation to all or any Series of the Notes an agreement in or substantially in the form of Schedule I to the Agency Agreement;

Calculation Agent means, in relation to all or any Series of the Notes, the person appointed as such from time to time pursuant to the provisions of the Calculation Agency Agreement or any Successor calculation agent in relation thereto;

Certificate means a Definitive or Global Certificate representing one or more Registered Notes of the same Series and, save as provided in the Conditions, comprising the entire holding by a Noteholder of his Registered Notes of that Series;

CGN means a Temporary Global Note or a Permanent Global Note and in either case in respect of which the applicable Final Terms do not specify that it is a New Global Note;

Clearstream, Luxembourg means Clearstream Banking, société anonyme;

Conditions means, in relation to the Notes of any Series, the terms and conditions endorsed on or incorporated by reference into the Note or Notes constituting or Certificate or certificates representing such Series, such terms and conditions being in or substantially in the form set out in the First Schedule or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the Issuer, the Issuing and Principal Paying Agent, the Trustee and the relevant Dealer(s) as completed by the Final Terms applicable to the Notes of the relevant Series, in each case as from time to time modified in accordance with the provisions of these presents;

Coupon means an interest coupon appertaining to a Definitive Bearer Note (other than a Zero Coupon Note), such coupon being:

(a)	if appertaining to a Fixed Rate Note, in the form or substantially in the form set out in Part 6 A of the Second Schedule or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the Issuer, the Issuing and Principal Paying Agent, the Trustee and the relevant Dealer(s); or

(b)	if appertaining to a Floating Rate Note or an Inflation Linked Interest Note, in the form or substantially in the form set out in Part 6 B of the Second Schedule or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the Issuer, the Issuing and Principal Paying Agent, the Trustee and the relevant Dealer(s); or

(c)	if appertaining to a Definitive Note which is neither a Fixed Rate Note nor a Floating Rate Note nor an Inflation Linked Interest Note, in such form as may be agreed between the Issuer, the Issuing and Principal Paying Agent, the Trustee and the relevant Dealer(s), and includes, where applicable, the Talon(s) appertaining thereto and any replacements for Coupons and Talons issued pursuant to Condition 11;

Couponholders means the several persons who are for the time being holders of the Coupons and includes, where applicable, the holders of the Talons;

Dealers means the entities named as Dealers in the Programme Agreement and any other entity which the Issuer may appoint as a Dealer and notice of whose appointment has been given to the Agent and the Trustee by the Issuer in accordance with the provisions of the Programme Agreement but excluding any entity whose appointment has been terminated in accordance with the provisions of the Programme Agreement and notice of which termination has been given to the Issuing and Principal Paying Agent and the Trustee by the Issuer in accordance with the provisions of the Programme Agreement and references to a relevant Dealer or relevant Dealer(s) mean, in relation to any Tranche or Series of Notes, the Dealer or Dealers with whom the Issuer has agreed the issue of the Notes of such Tranche or Series and Dealer means any one of them;

Definitive Bearer Note means a bearer Note in definitive form issued or, as the case may require, to be issued by the Issuer in accordance with the provisions of the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s), the Agency Agreement and these presents in exchange for either a Temporary Global Note or part thereof or a Permanent Global Note (all as indicated in the applicable Final Terms), such bearer Note in definitive form being in the form or substantially in the form set out in Part 5 of the Second Schedule with such modifications (if any) as may be agreed between the Issuer, the Issuing and Principal Paying Agent, the Trustee and the relevant Dealer(s) and having the Conditions endorsed thereon or, if permitted by the relevant Stock Exchange, incorporating the Conditions by reference (where applicable to this Trust Deed) as indicated in the applicable Final Terms and having the relevant information completing the Conditions appearing in the applicable Final Terms endorsed thereon or attached thereto and (except in the case of a Zero Coupon Note in bearer form) having Coupons and, where appropriate, Talons attached thereto on issue;

Definitive Certificate means a definitive Regulation S Certificate or DTC Restricted Certificate in or substantially in the form set out in Parts 8 and 9 of the Second Schedule, respectively with such modifications (if any) as may be agreed between the Issuer, the Issuing and Principal Paying Agent, the Trustee, the Registrar and the relevant Dealer(s), representing one or more Regulation S Registered Notes or DTC Restricted Registered Notes, respectively of the same Series;

DTC means The Depository Trust Company;

DTC Restricted Certificate means a Definitive Certificate representing DTC Restricted Registered Notes in or substantially in the form set out in Part 9 of the Second Schedule, with such modifications (if any) as may be agreed between the Issuer, the Issuing and Principal Paying Agent, the Trustee, the Registrar and the relevant Dealer(s), bearing the Rule 144A Legend and includes any replacement thereof issued pursuant to the Conditions and any DTC Restricted Global Certificate;

DTC Restricted Global Certificate means a Global Certificate in or substantially in the form set out in Part 4 of the Second Schedule with such modification (if any) as may be agreed between the Issuer, the Issuing and Principal Paying Agent, the Trustee, the Registrar and the relevant Dealer(s), and bearing the Rule 144A Legend and the legends required by DTC;

DTC Restricted Registered Note means a Registered Note represented by a DTC Restricted Global Certificate or DTC Restricted Certificate, as the case may be;

Early Redemption Amount has the meaning ascribed thereto in Condition 7(e);

Early Termination Event has the meaning ascribed thereto in Condition 5(i)(ii)(E);

Euroclear means Euroclear Bank S.A./N.V.;

Eurosystem-eligible NGN means a NGN which is intended to be held in a manner which would allow Eurosystem eligibility, as stated in the applicable Final Terms;

Event of Default means any of the conditions, events or acts provided in Condition 10(A) to be Events of Default (being events upon the happening of which the Notes of any Series would, subject only to declaration by the Trustee as therein provided, become immediately due and repayable);

Exchangeable Bearer Note means a Bearer Note that is exchangeable in accordance with its terms for a Registered Note;

Extraordinary Resolution has the meaning ascribed thereto in paragraph 20 of the Third Schedule in relation to any Series of Notes;

Final Terms has the meaning set out in the Programme Agreement;

Fixed Rate Note means a Note on which interest is calculated at a fixed rate payable in arrear on a fixed date or fixed dates in each year and on redemption or on such other dates as may be agreed between the Issuer and the relevant Dealer(s) (as indicated in the applicable Final Terms);

Floating Rate Note means a Note on which interest is calculated at a floating rate payable one-, two-, three-, six- or twelve-monthly or in respect of such other period or on such date(s) as may be agreed between the Issuer and the relevant Dealer(s) (as indicated in the applicable Final Terms);

Indexation Adviser has the meaning set out in Condition 5(a);

Global Certificate means a Regulation S Global Certificate or a DTC Restricted Global Certificate in or substantially in the forms set out in Part 3 and Part 4 of the Second Schedule, respectively, with such modifications (if any) as may be agreed between the Issuer, the Issuing and Principal Paying Agent, the Trustee, the Registrar and the relevant Dealer(s), representing Regulation S Registered Notes or DTC Restricted Registered Notes, respectively, or one or more Tranches of the same Series that are registered in the name of a nominee for Euroclear, Clearstream, Luxembourg and/or DTC and/or any other clearing system;

Global Note means a Temporary Global Note and/or a Permanent Global Note, as the context may require;

Holding Company has the meaning ascribed thereto in Condition 15;

Inflation Linked Interest Note means a Note in respect of which the amount payable in respect of interest is calculated by reference to such index and/or formula or to changes in the prices of securities or commodities or to such other factors as the Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Final Terms);

Inflation Linked Note means an Inflation Linked Interest Note and/or an Inflation Linked Redemption Amount Note, as applicable;

Inflation Linked Redemption Amount Note means a Note in respect of which the amount payable in respect of principal is calculated by reference to such index and/or formula or to changes in the prices of securities or commodities or to such other factors as the Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Final Terms);

Interest Commencement Date means, in the case of interest-bearing Notes, the date specified in the applicable Final Terms from (and including) which such Notes bear interest, which may or may not be the Issue Date;

Interest Payment Date means, in relation to any Floating Rate Note or Inflation Linked Interest Note, either:

(a)	the date which falls the number of months or other period specified as the Specified Period in the applicable Final Terms after the preceding Interest Payment Date or the Interest Commencement Date (in the case of the first Interest Payment Date); or

(b)	such date or dates as are indicated in the applicable Final Terms;

Issue Date means, in respect of any Note, the date of issue and purchase of such Note pursuant to and in accordance with the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s);

Issue Price means the price, generally expressed as a percentage of the nominal amount of the Notes, at which the Notes will be issued;

Issuing and Principal Paying Agent means, in relation to all or any Series of the Notes HSBC Bank plc at its office at 8 Canada Square, London E14 5HQ, England, or, if applicable, any Successor agent in relation thereto;

Liability means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any amount in respect of value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

London Business Day has the meaning set out in Condition 4(b)(vii);

London Stock Exchange means the London Stock Exchange plc or such other body to which its functions have been transferred;

Market means the London Stock Exchange’s regulated market which is a regulated market for the purposes of the Markets in Financial Instruments Directive;

Markets in Financial Instruments Directive means Directive 2004/39/EC;

Maturity Date means the date on which a Note is expressed to be redeemable;

NGN means a Temporary Global Note or a Permanent Global Note and in either case in respect of which the applicable Final Terms specify that the Global Note is a New Global Note;

Note means a note issued pursuant to the Programme and denominated in such currency or currencies as may be agreed between the Issuer and the relevant Dealer(s) which:

(a)	has such maturity as may be agreed between the Issuer and the relevant Dealer(s), subject to such minimum or maximum maturity as may be allowed or required from time to time by the relevant central bank (or equivalent body) or any laws or regulations applicable to the Issuer or the relevant currency; and

(b)	has such denomination as may be agreed between the Issuer and the relevant Dealer(s), subject to such minimum denomination as may be allowed or required from time to time by the relevant central bank (or equivalent body) or any laws or regulations applicable to the relevant currency, issued or to be issued by the Issuer pursuant to the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s), the Agency Agreement and these presents and which may be issued in bearer or registered form. Notes which are issued in bearer form shall initially be represented by, and comprised in, either (i) a Temporary Global Note which may (in accordance with the terms of such Temporary Global Note) be exchanged for Definitive Bearer Notes or Registered Notes or a Permanent Global Note, which Permanent Global Note may (in accordance with the terms of such Permanent Global Note) in turn be exchanged for Definitive Bearer Notes or Registered Notes or (ii) a Permanent Global Note which may (in accordance with the terms of such Permanent Global Note) be exchanged for Definitive Bearer Notes or Registered Notes and which shall, in the case of Registered Notes, initially be represented by, and comprised in, a Regulation S Global Certificate and/or a DTC Restricted Global Certificate each of which may, in accordance with their terms, in turn be exchanged for Definitive Certificates (all as indicated in the applicable Final Terms) and includes any replacements for a Note issued pursuant to Condition 11;

Noteholder and holder have the meaning given to them in the Conditions;

notice means, in respect of a notice to be given to Noteholders, a notice validly given pursuant to Condition 14;

NSS means the New Safekeeping Structure for registered global securities which are intended to constitute eligible collateral for Eurosystem monetary policy operations;

Official List has the meaning ascribed thereto in Section 103 of the Financial Services and Markets Act 2000;

outstanding in relation to the Notes, means all Notes issued other than:

(a)	those Notes which have been redeemed pursuant to these presents or the Conditions;

(b)	those Notes in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest payable thereon) have been duly paid to the Trustee or have been duly paid to the Issuing and Principal Paying Agent in the manner provided in the Agency Agreement (and where appropriate notice to that effect has been given to the relative Noteholders in accordance with Condition 14) and remain available for payment against presentation of the relevant Notes, Certificates and/or Coupons;

(c)	those Notes which have been purchased and cancelled in accordance with Conditions 7(f) and (i);

(d)	those Notes which have become void under Condition 9;

(e)	those mutilated or defaced Bearer Notes which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 11;

(f)	(for the purpose only of ascertaining the nominal amount of the Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Bearer Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 11;

(g)	those Exchangeable Bearer Notes that have been exchanged for Registered Notes; and

(h)	any Temporary Global Note to the extent that it shall have been exchanged for Definitive Bearer Notes or a Permanent Global Note and any Permanent Global Note to the extent that it shall have been exchanged for Definitive Bearer Notes in each case pursuant to its provisions, the provisions of these presents and the Agency Agreement,

PROVIDED THAT for each of the following purposes, namely:

(i)	the right to attend and vote at any meeting of the holders of the Notes of any Series;

(j)	the determination of how many and which Notes of any Series are for the time being outstanding for the purposes of Clause 8.1, Conditions 10 and 15 and paragraphs 2, 5, 6 and 9 of the Third Schedule;

(k)	any discretion, power or authority (whether contained in these presents or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the holders of the Notes of any Series; and

(l)	the determination by the Trustee whether any event, circumstance, matter or thing is, in its opinion, materially prejudicial to the interests of the holders of the Notes of any Series,

those Notes of the relevant Series (if any) which are for the time being held by or on behalf of the Issuer, any Holding Company of the Issuer or any Subsidiary of the Issuer or such Holding Company, in each case as beneficial owner, shall (unless and until ceasing to be so held) be deemed not to remain outstanding. Save for the purposes of the proviso herein, in the case of each NGN, the Trustee shall rely on the records of Euroclear and Clearstream, Luxembourg in relation to any determination of the nominal amount outstanding of each NGN;

Paying Agents means, in relation to all or any Series of the Notes, the several institutions (including, where the context permits, the Issuing and Principal Paying Agent) at their respective specified offices initially appointed as paying agents in relation to such Notes by the Issuer pursuant to the Agency Agreement and/or, if applicable, any Successor paying agents in relation thereto;

Permanent Global Note means a global note in the form or substantially in the form set out in Part 2 of the Second Schedule with such modifications (if any) as may be agreed between the Issuer, the Issuing and Principal Paying Agent, the Trustee and the relevant Dealer(s), together with the copy of the applicable Final Terms annexed thereto, comprising some or all of the Notes of the same Series, issued by the Issuer pursuant to the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s), the Agency Agreement and these presents;

Person means any individual, corporation, partnership, joint venture, trust, unincorporated organisation or government, or any agency or political sub-division thereof;

Potential Event of Default means any condition, event or act which, with the lapse of time and/or the giving of notice and/or the issue of any certificate, would constitute an Event of Default;

Programme means the Euro Medium Term Note Programme established by, or otherwise contemplated in, the Programme Agreement;

Programme Agreement means the agreement of even date herewith between the Issuer and the Dealers named therein concerning the purchase of Notes to be issued pursuant to the Programme together with any agreement for the time being in force amending, replacing, novating or modifying such agreement;

Reference Banks means, in relation to the Notes of any relevant Series, the several banks initially appointed as reference banks and/or, if applicable, any Successor reference banks in relation thereto;

Register means the register maintained by the Registrar;

Registered Notes means those of the Notes which are for the time being in registered form and represented by a Certificate;

Registrar means, in relation to all or any Series of the Notes, HSBC Bank USA, National Association at its office at 452 Fifth Avenue, New York, NY 10018-2708, or, if applicable, any Successor Registrar in relation thereto;

Regulation S means Regulation S under the Securities Act;

Regulation S Certificate means a Definitive Certificate representing Regulation S Registered Notes in or substantially in the form set out in Part 8 of the Second Schedule, with such modifications (if any) as may be agreed between the Issuer, the Issuing and Principal Paying Agent, the Trustee, the Registrar and the relevant Dealer(s), and includes any replacement thereof issued pursuant to the Conditions and any Regulation S Global Certificate;

Regulation S Global Certificate means a Global Certificate in or substantially in the form set out in Part 3 of the Second Schedule, with such modifications (if any) as may be agreed between the Issuer, the Issuing and Principal Paying Agent, the Trustee, the Registrar and the relevant Dealer(s);

Regulation S Registered Note means a Registered Note represented by a Regulation S Certificate or a Regulation S Global Certificate, as the case may be;

Relevant Date has the meaning set out in Condition 8;

Relevant Jurisdiction has the meaning set out in Condition 8;

Renminbi Currency Event has the meaning set out in Condition 6(g);

Reorganisation means the conveyance, transfer or lease of the properties and assets of the Issuer substantially as an entirety to any Person that guarantees the Issuer’s obligations under these presents in accordance with this Clause;

repay, redeem and pay shall each include both the others and cognate expressions shall be construed accordingly;

Rule 144A Legend means the transfer restriction legend under the Securities Act set out in the form of DTC Restricted Certificate in Part 9 of the Second Schedule and the DTC Restricted Global Certificate in Part 4 of the Second Schedule;

Securities Act means the United States Securities Act of 1933, as amended;

Series means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (a) expressed to be consolidated and form a single series and (b) identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices and the expressions Notes of the relevant Series, holders of Notes of the relevant Series and related expressions shall be construed accordingly;

Stock Exchange means the London Stock Exchange or any other or further stock exchange(s) on which any Notes may from time to time be listed, and references in these presents to the relevant Stock Exchange shall, in relation to any Notes, be references to the Stock Exchange on which such Notes are, from time to time, or are intended to be, listed;

Subsidiary means:

(a)	a subsidiary within the meaning of Section 736 of the Companies Act 1985, as amended by Section 144 of the Companies Act 1989; and

(b)	unless the context otherwise requires, a subsidiary undertaking within the meaning of Section 1162 of the Companies Act 2006;

Successor means, in relation to the Issuing and Principal Paying Agent, the other Paying Agents, the Reference Banks, the Calculation Agent, the Registrar and the Transfer Agents, any successor to any one or more of them in relation to the Notes which shall become such pursuant to the provisions of these presents and/or the Agency Agreement (as the case may be) and/or such other or further issuing and principal paying agent, paying agents, reference banks, calculation agent, registrar and transfer agents (as the case may be) in relation to the Notes as may (with the prior approval of, and on terms previously approved by, the Trustee in writing) from time to time be appointed as such, and/or, if applicable, such other or further specified offices (in the former case being within the same city as those for which they are substituted) as may from time to time be nominated, in each case by the Issuer and (except in the case of the initial appointments and specified offices made under and specified in the Conditions and/or the Agency Agreement, as the case may be) notice of whose appointment or, as the case may be, nomination has been given to the Noteholders;

Successor in Business means any company which, as the result of any amalgamation, merger or reconstruction the terms of which have previously been approved in writing by the Trustee:

(a)	owns beneficially the whole or substantially the whole of the undertaking, property and assets owned by the Issuer immediately prior thereto; and

(b)	carries on, as successor to the Issuer, the whole or substantially the whole of the business carried on by the Issuer immediately prior thereto;

Talons means the talons (if any) appertaining to, and exchangeable in accordance with the provisions therein contained for further Coupons appertaining to, the Definitive Bearer Notes (other than the Zero Coupon Notes), such talons being in the form or substantially in the form set out in Part 7 of the Second Schedule or in such other form as may be agreed between the Issuer, the Issuing and Principal Paying Agent, the Trustee and the relevant Dealer(s) and includes any replacements for Talons issued pursuant to Condition 11;

TARGET2 System has the meaning set out in Condition 4(b)(i);

Temporary Global Note means a temporary global note in the form or substantially in the form set out in Part 1 of the Second Schedule with such modifications (if any) as may be agreed between the Issuer, the Issuing and Principal Paying Agent, the Trustee and the relevant Dealer(s), together with the copy of the applicable Final Terms annexed thereto, comprising some or all of the Notes of the same Series, issued by the Issuer pursuant to the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s), the Agency Agreement and these presents;

these presents means this Trust Deed and the Schedules and any trust deed supplemental hereto and the Schedules (if any) thereto and the Notes, the Certificates, the Coupons, the Talons, the Conditions and, unless the context otherwise requires, the Final Terms, all as from time to time modified in accordance with the provisions herein or therein contained;

Tranche means all Notes which are identical in all respects (including as to listing);

Transfer Agents means, in relation to all or any Series of the Notes, the several institutions at their respective specified offices initially appointed as transfer agents in relation to such Notes by the Issuer pursuant to the Agency Agreement and/or, if applicable, any Successor transfer agents in relation thereto;

Trust Corporation means a corporation entitled by rules made under the Public Trustee Act 1906 of Great Britain or entitled pursuant to any other comparable legislation applicable to a trustee in any other jurisdiction to carry out the functions of a custodian trustee;

Trustee Acts means the Trustee Act 1925 and the Trustee Act 2000;

UK Listing Authority means the Financial Service Authority in its capacity as competent authority under the Financial Services and Markets Act 2000;

United States has the meaning set out in Condition 8;

Zero Coupon Note means a Note on which no interest is payable;

words denoting the singular shall include the plural and vice versa;

words denoting one gender only shall include the other genders; and

words denoting persons only shall include firms and corporations and vice versa.

1.2 (a)	All references in these presents to principal and/or principal amount and/or interest in respect of the Notes or to any moneys payable by the Issuer under these presents shall, unless the context otherwise requires, be construed in accordance with Condition 7(e).

(b)	All references in these presents to any statute or any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such modification or re-enactment.

(c)	All references in these presents to guarantees or to an obligation being guaranteed shall be deemed to include respectively references to indemnities or to an indemnity being given in respect thereof.

(d)	All references in these presents to any action, remedy or method of proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of proceeding described or referred to in these presents.

(e)	All references in these presents to Euroclear and/or Clearstream, Luxembourg and/or DTC shall, whenever the context so permits (but not in the case of any NGN or any Registered Global Note held under the NSS), be deemed to include references to any additional or alternative clearing system as is approved by the Issuer, the Issuing and Principal Paying Agent and the Trustee.

(f)	Unless the context otherwise requires words or expressions used in these presents shall bear the same meanings as in the Companies Act 2006 of Great Britain.

(g)	In this Trust Deed references to Schedules, Clauses, subclauses, paragraphs and subparagraphs shall be construed as references to the Schedules to this Trust Deed and to the Clauses, subclauses, paragraphs and subparagraphs of this Trust Deed respectively.

(h)	In these presents tables of contents and Clause headings are included for ease of reference and shall not affect the construction of these presents.

(i)	All references in these presents involving compliance by the Trustee with a test of reasonableness shall be deemed to include a reference to a requirement that such reasonableness shall be determined by reference solely to the interests of the holders of the Notes of the relevant one or more series as a class.

(j)	All references in these presents to the records of Euroclear and Clearstream, Luxembourg shall be to the records that each of Euroclear and Clearstream, Luxembourg holds for its customers which reflect the amount of such customer’s interest in the Notes.

1.3	Words and expressions defined in these presents or the Agency Agreement or used in the applicable Final Terms shall have the same meanings where used herein unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Agency Agreement and these presents, these presents shall prevail and, in the event of inconsistency between the Agency Agreement or these presents and the applicable Final Terms, the applicable Final Terms shall prevail.

1.4	All references in these presents to the relevant currency shall be construed as references to the currency in which payments in respect of the Notes and/or Coupons of the relevant Series are to be made as indicated in the applicable Final Terms.

1.5	All references in these presents to Notes being “listed” or “having a listing” shall, in relation to the London Stock Exchange, be construed to mean that such Notes have been admitted to the Official List by the UK Listing Authority and to trading on the Market and all references in these presents to “listing” or “listed” shall include references to “quotation” and “quoted” respectively and, in relation to any other European Economic Area Stock Exchange, “listed” or “having a listing” shall be construed to mean that such Notes have been admitted to trading on a market with that jurisdiction which is a Market.

1.6	Wherever in these presents there is a requirement for the consent of, or a request from, the Noteholders, then, for so long as any of the Registered Notes is registered in the name of DTC or its nominee and represented by a DTC Restricted Global Certificate, DTC may send an omnibus proxy to the Issuer in accordance with and in the form used by DTC as part of its usual procedures from time to time. Such omnibus proxy shall assign the right to give such consent or, as the case may be, make such request to DTC’s direct participants as of the record date specified therein any such assignee participant may give the relevant consent or, as the case may be make the relevant request in accordance with these presents.

2.	AMOUNT AND ISSUE OF THE NOTES

2.1	Amount of the Notes, Final Terms and Legal Opinions

The Notes will be issued in Series in an aggregate nominal amount from time to time outstanding not exceeding the Programme Limit from time to time and for the purpose of determining such aggregate nominal amount Clause 3(5) of the Programme Agreement shall apply.

By not later than 10.00 a.m. (London time) on the London Business Day preceding each proposed Issue Date, the Issuer shall deliver or cause to be delivered to the Trustee a draft of the applicable

Final Terms and drafts of all legal opinions (if any) to be given in relation to the proposed issue and shall notify the Trustee in writing without delay of the relevant Issue Date and the nominal amount of the Notes to be issued and upon the issue of the relevant Notes shall deliver or cause to be delivered to the Trustee a copy of the final form of the applicable Final Terms. Upon the issue of the relevant Notes, such Notes shall become constituted by these presents without further formality.

Before the first issue of Notes occurring after each anniversary of this Trust Deed , and on such other occasions as the Trustee so requests (if (a) the Trustee considers it necessary in view of a change (or proposed change) in applicable law or regulations (or the interpretation or application thereof) affecting the Issuer, these presents, the Programme Agreement or the Agency Agreement, or (b) the Trustee has other reasonable grounds for such request), the Issuer will procure that a further legal opinion or further legal opinions in such form and with such content as the Trustee may require from the legal advisers specified in the Programme Agreement or such other legal advisers as the Trustee may require is/are delivered to the Trustee. Whenever such a request is made with respect to any Notes to be issued, the receipt of such opinion(s) in a form satisfactory to the Trustee shall be a further condition precedent to the issue of those Notes.

2.2	Covenant to repay principal and to pay interest

The Issuer covenants with the Trustee that it will, as and when the Notes of any Series or any of them becomes due to be redeemed in accordance with the Conditions, unconditionally pay or procure to be paid to or to the order of the Trustee, in the case of any relevant currency other than euro, in the principal financial centre for the relevant currency and, in the case of euro, in a city in which banks have access to the TARGET2 System in each case in immediately available funds the principal amount in respect of the Notes of such Series becoming due for redemption on that date and (except in the case of Zero Coupon Notes) shall (subject to the provisions of the Conditions) in the meantime and until redemption in full of the Notes of such Series (both before and after any judgment or other order of a court of competent jurisdiction) unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid interest (which shall accrue from day to day) on the nominal amount of the Notes outstanding of such Series at rates and/or in amounts calculated from time to time in accordance with, or specified in, and on the dates provided for in, the Conditions (subject to Clause 2.4) PROVIDED THAT:

(a)	every payment of principal or interest or other sum due in respect of the Notes made to or to the order of the Issuing and Principal Paying Agent in the manner provided in the Agency Agreement shall be in satisfaction pro tanto of the relative covenant by the Issuer in this Clause contained in relation to the Notes of such Series (including, in the case of Notes represented by a NGN, whether or not the corresponding entries have been made in the records of Euroclear and Clearstream, Luxembourg) except to the extent that there is a default in the subsequent payment thereof in accordance with the Conditions to the relevant Noteholders or Couponholders (as the case may be);

(b)	in the case of any payment of principal made to the Trustee or the Issuing and Principal Paying Agent after the due date or on or after accelerated maturity following an Event of Default interest shall continue to accrue on the nominal amount of the relevant Notes (except in the case of Zero Coupon Notes to which the provisions of Condition 6(f) shall apply) (both before and after any judgment or other order of a court of competent jurisdiction) at the rates aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) up to and including the date which the Trustee determines to be the date on and after which payment is to be made in respect thereof as stated in a notice given to the holders of such Notes (such date to be not later than 30 days after the day on which the whole of such principal amount, together with an amount equal to the interest which has accrued and is to accrue pursuant to this proviso up to and including that date, has been received by the Trustee or the Issuing and Principal Paying Agent); and

(c)	in any case where payment of the whole or any part of the principal amount of any Note is improperly withheld or refused upon due presentation thereof or of the Certificate in respect thereof (other than in circumstances contemplated by 2.2(b) above), interest shall accrue on the nominal amount of such Note (except in the case of Zero Coupon Notes to which the provisions of Condition 5(j) shall apply) payment of which has been so withheld or refused (both before and after any judgment or other order of a court of competent jurisdiction) at the rates aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) from the date of such withholding or refusal until the date on which, upon further presentation of the relevant Note or Certificate, as the case may be, payment of the full amount (including interest as aforesaid) in the relevant currency payable in respect of such Note is made or (if earlier) the seventh day after notice is given to the relevant Noteholder(s) (whether individually or in accordance with Condition 14) that the full amount (including interest as aforesaid) in the relevant currency in respect of such Note is available for payment, provided that, upon further presentation thereof being duly made, such payment is made.

The Trustee will hold the benefit of this covenant on trust for the Noteholders and the Couponholders and itself in accordance with these presents.

2.3	Trustee’s requirements regarding Agents etc

At any time after an Event of Default or a Potential Event of Default shall have occurred or the Trustee shall have received any money which it proposes to pay under Clause 9 to the relevant Noteholders and/or Couponholders, the Trustee may:

(a)	by notice in writing to the Issuer and the Agents require the Agents pursuant to the Agency Agreement:

(i)	to act thereafter as Agents of the Trustee in relation to payments to be made by or on behalf of the Trustee under the terms of these presents mutatis mutandis on the terms provided in the Agency Agreement (save that the Trustee’s liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Agents shall be limited to the amounts for the time being held by the Trustee on the trusts of these presents relating to the Notes of the relevant Series and the relative Certificates and Coupons and available for such purpose) and thereafter to hold all Notes and Coupons and all sums, documents and records held by them in respect of Notes, Certificates and Coupons on behalf of the Trustee; or

(ii)	to deliver up all Notes, Certificates and Coupons and all sums, documents and records held by them in respect of Notes, Certificates and Coupons, in each case held by them in their capacity as Agent, to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any documents or records which the relevant Agent is obliged not to release by any law or regulation; and

(b)	by notice in writing to the Issuer require it to make all subsequent payments in respect of the Notes and Coupons to or to the order of the Trustee and not to the Issuing and Principal Paying Agent and, with effect from the issue of any such notice to the Issuer and until such notice is withdrawn, proviso (i) to subclause 2.2 of this Clause relating to the Notes shall cease to have effect.

2.4	Rate of interest after Notes due and repayable under Condition 10(A)

If the Floating Rate Notes or Inflation Linked Interest Notes of any Series become immediately due and repayable under Condition 10(A) the rate and/or amount of interest payable in respect of them will be calculated at the same intervals as if such Notes had not become due and repayable, the first of which will commence on the expiry of the Interest Period during which the Notes of the relevant Series become so due and repayable mutatis mutandis in accordance with the provisions of Condition 4(b) except that the rates of interest need not be published.

2.5	Currency of payments

All payments in respect of, under and in connection with these presents and the Notes of any Series to the relevant Noteholders and Couponholders shall be made in the relevant currency.

2.6	Further Notes

The Issuer shall be at liberty from time to time (but subject always to the provisions of these presents) without the consent of the Noteholders or Couponholders to create and issue further Notes ranking pari passu in all respects (or in all respects save for the date from which interest thereon accrues and the amount of the first payment of interest on such further Notes) and so that the same shall be consolidated and form a single series with the outstanding Notes of a particular Series.

2.7	Separate Series

The Notes of each Series shall form a separate Series of Notes and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, the provisions of this Clause and of Clauses 3 to 21 (both inclusive) and 22.2 and the Third Schedule shall apply mutatis mutandis separately and independently to the Notes of each Series and in such Clauses and Schedule the expressions Notes, Noteholders, Coupons, Couponholders and Talons shall be construed accordingly.

3.	FORMS OF THE NOTES

3.1	Global Notes

(a)	The Notes of each Tranche will initially be represented by either:

(i)	in the case of Bearer Notes, a single Temporary Global Note which shall be exchangeable for either Definitive Bearer Notes together with, where applicable, (except in the case of Zero Coupon Notes) Coupons and, where applicable, Talons attached or a Permanent Global Note or (in the case of Exchangeable Bearer Notes) Registered Notes, in each case in accordance with the provisions of such Temporary Global Note. Each Permanent Global Note shall be exchangeable for Definitive Bearer Notes together with, where applicable, (except in the case of Zero Coupon Notes) Coupons and, where applicable, Talons attached or (in the case of Exchangeable Bearer Notes) Registered Notes, in accordance with the provisions of such Permanent Global Note; or

(ii)	in the case of Bearer Notes, a single Permanent Global Note which shall be exchangeable for Definitive Bearer Notes together with, where applicable, (except in the case of Zero Coupon Notes) Coupons and, where applicable, Talons attached or (in the case of Exchangeable Bearer Notes) Registered Notes, in accordance with provisions of such Permanent Global Note; or

(iii)	in the case of Registered Notes which are sold outside the United States in “offshore transactions” within the meaning of Regulation S, a Regulation S Global Certificate which will be exchangeable for Regulation S Certificates and/or Notes represented by a DTC Restricted Global Certificate in accordance with the provisions of such Regulation S Global Certificates; or

(iv)	in the case of Registered Notes which are sold in the United States, to qualified institutional buyers within the meaning of Rule 144A, a DTC Restricted Global Certificate which will be exchangeable for DTC Restricted Certificates and/or Notes represented by a Regulation S Global Certificate in accordance with the provisions of such DTC Restricted Global Certificate.

All Global Notes shall be prepared, completed and delivered to a common depositary (in the case of a CGN) or common safekeeper (in the case of a NGN or Registered Notes held under the NSS) for Euroclear and Clearstream, Luxembourg, each Regulation S Global Certificate shall be prepared, completed and delivered to, and registered in the name of a nominee of, a common depositary or common safekeeper for Euroclear and Clearstream, Luxembourg and each DTC Restricted Global Certificate shall be prepared, completed and delivered to a custodian for and registered in the name of a nominee of DTC, in each case in accordance with the provisions of the Programme Agreement or to or with or in the name of another appropriate custodian, nominee or depositary in accordance with any other agreement between the Issuer and the relevant Dealer(s) and, in each case, the Agency Agreement.

(b)	Each Temporary Global Note shall be printed or typed in the form or substantially in the form set out in Part 1 of the Second Schedule and may be a facsimile. Each Temporary Global Note shall have annexed thereto a copy of the applicable Final Terms and shall be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Issuing and Principal Paying Agent and shall, in the case of a Eurosystem-eligible NGN, be effectuated by the common safekeeper acting on the instructions of the Issuing and Principal Paying Agent. Each Temporary Global Note so executed and authenticated (and effectuated, if applicable) shall be a binding and valid obligation of the Issuer and title thereto shall pass by delivery.

(c)	Each Permanent Global Note shall be printed or typed in the form or substantially in the form set out in Part 2 of the Second Schedule and may be a facsimile. Each Permanent Global Note shall have annexed thereto a copy of the applicable Final Terms and shall be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Issuing and Principal Paying Agent and shall, in the case of a Eurosystem-eligible NGN, be effectuated by the common safekeeper acting on the instructions of the Issuing and Principal Paying Agent. Each Permanent Global Note so executed and authenticated (and effectuated, if applicable) shall be a binding and valid obligation of the Issuer and title thereto shall pass by delivery.

(d)	Each Regulation S Global Certificate shall be printed or typed in the form or substantially in the form set out in Part 3 of the Second Schedule and may be a facsimile. Each Regulation S Global Certificate shall have annexed thereto a copy of the applicable Final Terms and shall be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Registrar and shall, in the case of Notes intended to be held under the NSS, be effectuated by the common safekeeper acting on the instructions of the Issuer. Each Regulation S Global Certificate shall be valid evidence of binding and valid obligations of the Issuer and title thereto shall pass upon registration in the Register.

(e)	Each DTC Restricted Global Certificate shall be printed or typed in the form or substantially in the form set out in Part 4 of the Second Schedule and may be a facsimile. Each DTC Restricted Global

Certificate shall have annexed thereto a copy of the applicable Final Terms and shall be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Registrar. Each DTC Restricted Global Certificate shall be valid evidence of binding and valid obligations of the Issuer and title thereto shall pass upon registration in the Register.

3.2	Definitive Bearer Notes

(a)	The Definitive Bearer Notes, the Coupons and the Talons shall be to bearer in the respective forms or substantially in the respective forms set out in Parts 5, 6 and 7 respectively, of the Second Schedule. The Definitive Bearer Notes, the Coupons and the Talons shall be serially numbered and, if listed or quoted, shall be security printed in accordance with the requirements (if any) from time to time of the relevant Stock Exchange and the relevant Conditions shall be incorporated by reference (where applicable to these presents) into such Definitive Bearer Notes if permitted by the relevant Stock Exchange (if any), or, if not so permitted, the Definitive Bearer Notes shall be endorsed with or have attached thereto the relevant Conditions, and, in either such case, the Definitive Bearer Notes shall have endorsed thereon or attached thereto a copy of the applicable Final Terms (or the relevant provisions thereof). Title to the Definitive Bearer Notes, the Coupons and the Talons shall pass by delivery.

(b)	The Definitive Bearer Notes shall be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Issuing and Principal Paying Agent. The Definitive Bearer Notes so executed and authenticated, and the Coupons and Talons, upon execution and authentication of the relevant Definitive Bearer Notes, shall be binding and valid obligations of the Issuer. The Coupons and the Talons shall not be signed. No Definitive Bearer Note and none of the Coupons or Talons appertaining to such Definitive Bearer Note shall be binding or valid until such Definitive Bearer Note shall have been executed and authenticated as aforesaid.

3.3	Definitive Certificates

(a)	The DTC Restricted Certificates and Regulation S Certificates shall be in the respective forms or substantially in the respective forms set out in Parts 8 and 9, respectively of the Second Schedule and shall be printed in accordance with applicable legal and stock exchange requirements. Title to such certificates shall pass upon registration in the Register.

(b)	The DTC Restricted Certificates and Regulation S Certificates shall be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Registrar. The DTC Restricted Certificates and Regulation S Certificates so executed and authenticated shall be valid evidence of binding and valid obligations of the Issuer. Title to such Certificates shall pass upon registration in the Register.

3.4	Facsimile signatures

The Issuer may use the facsimile signature of any person who at the date such signature is affixed to a Global Note or a Definitive Bearer Note or a Certificate is duly authorised by the Issuer notwithstanding that at the time of issue of such Note or Certificate he may have ceased for any reason to be so authorised or to hold such office.

4.	FEES, DUTIES AND TAXES

The Issuer will pay any stamp, issue, registration, documentary and other fees, duties or taxes (if any), including interest and penalties, payable (a) in the United Kingdom, Belgium, Luxembourg and the United States of America on or in connection with (i) the execution and delivery of these presents and (ii) the constitution and original issue of the Notes, the Certificates and the Coupons and (b) in any jurisdiction on or in connection with any action taken by or on behalf of the Trustee or (where permitted under these presents so to do) any Noteholder or Couponholder to enforce, or to resolve any doubt concerning, or for any other purpose in relation to, these presents.

5.	COVENANT OF COMPLIANCE

The Issuer covenants with the Trustee that it will comply with and perform and observe all the provisions of these presents which are expressed to be binding on it. The Notes and the Coupons shall be held subject to the provisions contained in these presents and the Conditions shall be binding on the Issuer, the Trustee, the Noteholders and the Couponholders and all persons claiming through or under them. The Trustee shall be entitled to enforce the obligations of the Issuer under the Notes, the Coupons and the Conditions in the manner therein provided as if the same were set out and contained in this Trust Deed, which shall be read and construed as one document with the Notes and the Coupons. The Trustee shall hold the benefit of this covenant upon trust for itself and the Noteholders and the Couponholders according to its and their respective interests.

6.	CANCELLATION OF NOTES AND RECORDS

6.1	The Issuer shall procure that all Notes issued by it (a) redeemed or (b) purchased for cancellation by or on behalf of the Issuer or any Subsidiary of the Issuer and surrendered for cancellation or (c) which, being Bearer Notes which have been mutilated or defaced, have been surrendered and replaced pursuant to Condition 11 or (d) exchanged as provided in these presents (together in each case, in the case of Definitive Bearer Notes, with all unmatured Coupons attached thereto or delivered therewith) and, in the case of Definitive Bearer Notes, all relative Coupons paid in accordance with the relevant Conditions or which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 11 shall forthwith be cancelled by or on behalf of the Issuer and a certificate stating:

(a)	the aggregate nominal amount of Notes which have been redeemed and the amounts paid in respect thereof and the aggregate amounts in respect of Coupons which have been paid;

(b)	the serial numbers of such Notes in definitive form or the Certificates representing Registered Notes;

(c)	the total numbers (where applicable, of each denomination) by maturity date of such Coupons;

(d)	the aggregate amount of interest paid (and the due dates of such payments) on Global Notes and Registered Notes;

(e)	the aggregate nominal amount of Notes (if any) which have been purchased by or on behalf of the Issuer or any Subsidiary of the Issuer and cancelled and the serial numbers of such Notes in definitive form or of the Certificates representing Registered Notes and, in the case of Definitive Bearer Notes, the total number (where applicable, of each denomination) by maturity date of the Coupons and Talons attached thereto or surrendered therewith;

(f)	the aggregate nominal amounts of Notes and the aggregate amounts in respect of Coupons which have been so exchanged or surrendered and replaced and the serial numbers of such Notes in definitive form or of the Certificates representing Registered Notes and the total number (where applicable, of each denomination) by maturity date of such Coupons and Talons; and

(g)	the total number (where applicable, of each denomination) by maturity date of Talons which have been exchanged for further Coupons shall be given to the Trustee by or on behalf of the Issuer as soon as possible and in any event within four months after the date of such redemption, purchase, payment, exchange or replacement (as the case may be). The Trustee may accept such certificate as conclusive evidence of redemption, purchase, exchange or replacement pro tanto of the Notes or payment of interest thereon or exchange of the relative Talons respectively and of cancellation of the relative Notes and Coupons.

6.2	The Issuer shall procure (a) that the Issuing and Principal Paying Agent and/or the Registrar shall keep a full and complete record of all Notes, Coupons and Talons issued by it (other than serial numbers of Coupons) and of their redemption or purchase and cancellation and of all replacement notes, coupons or talons issued in substitution for lost, stolen, mutilated, defaced or destroyed Bearer Notes, Coupons or Talons and of all transfers and exchanges of Registered Notes (b) that the Agent and the Registrar shall, in respect of the Coupons of each maturity where the relevant Bearer Note is redeemed prior to its maturity date, retain until the expiry of 10 years from the Relevant Date in respect of such Coupons a list of the Coupons of that maturity still remaining unpaid or unexchanged and (c) that such records shall be made available to the Trustee during normal business hours.

7.	ENFORCEMENT

7.1	The Trustee may at any time, at its discretion and without notice, take such proceedings and/or other action as it may think fit against or in relation to the Issuer to enforce its obligations under these presents.

7.2	Proof that as regards any specified Note or Coupon the Issuer has made default in paying any amount due in respect of such Note or Coupon shall (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Notes or Coupons (as the case may be) in respect of which the relevant amount is due and payable.

8.	PROCEEDINGS, ACTION AND INDEMNIFICATION

8.1	The Trustee shall not be bound to take any proceedings mentioned in Condition 10 or any other action in relation to these presents unless respectively directed or requested to do so (a) by an Extraordinary Resolution or (b) in writing by the holders of at least one-quarter in nominal amount of the Notes then outstanding and in either case then only if it shall be indemnified and/or secured and/or prefunded by the relevant Noteholders to its satisfaction against all proceedings, claims and demands to which it may be liable and against all costs, charges, liabilities and expenses which may be incurred by it in connection with such enforcement, including the costs of its managements’ time and/or other internal resources, calculated using its normal hourly rates in force from time to time.

8.2	Only the Trustee may enforce the provisions of these presents. No Noteholder or Couponholder shall be entitled to proceed directly against the Issuer to enforce the performance of any of the provisions of these presents unless the Trustee having become bound as aforesaid to take proceedings fails to do so within a reasonable period and such failure is continuing.

9.	APPLICATION OF MONEYS

All moneys received by the Trustee under these presents from the Issuer (including any moneys which represent principal or interest in respect of Notes or Coupons which have become void, or in respect of claims which have become prescribed, under Condition 9) shall, unless and to the extent attributable, in the opinion of the Trustee, to a particular Series of the Notes, be apportioned pari passu and rateably between each Series of the Notes, and all moneys received by the Trustee under these presents from the Issuer to the extent attributable in the opinion of the Trustee to a particular

Series of the Notes or which are apportioned to such Series as aforesaid, be held by the Trustee upon trust to apply them (subject to Clause 11):

FIRST in payment or satisfaction of all amounts then due and unpaid under Clauses 14 and/or 15(j) to the Trustee and/or any Appointee;

SECONDLY in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Notes of that Series;

THIRDLY in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Notes of each other Series; and

FOURTHLY in payment of the balance (if any) to the Issuer (without prejudice to, or liability in respect of, any question as to how such payment to the Issuer shall be dealt with as between the Issuer and any other person),

PROVIDED ALWAYS that any payment required to be made by the Trustee pursuant to these presents shall only be made subject to any applicable laws and regulations.

10.	NOTICE OF PAYMENTS

The Trustee shall give notice to the relevant Noteholders in accordance with Condition 14 of the day fixed for any payment to them under Clause 9. Such payment may be made in accordance with Condition 6 and any payment so made shall be a good discharge to the Trustee.

11.	INVESTMENT BY TRUSTEE

11.1	If the amount of the moneys at any time available for the payment of principal and interest in respect of the Notes issued by the Issuer under Clause 9 shall be less than 10% of the nominal amount of the Notes then outstanding the Trustee may at its discretion invest such moneys in some or one of the investments authorised below. The Trustee at its discretion may vary such investments and may accumulate such investments and the resulting income until the accumulations, together with any other funds for the time being under the control of the Trustee and available for such purpose, amount to at least 10% of the nominal amount of the Notes then outstanding and then such accumulations and funds shall be applied under Clause 9.

11.2	Any moneys which under the trusts of these presents ought to or may be invested by the Trustee may be invested in the name or under the control of the Trustee (or, if required to comply with applicable law a custodian, co-trustee or separate trustee appointed by it) in any investments for the time being authorised by law for the investment by trustees of trust moneys or in any other investments whether similar to the aforesaid or not which may be selected by the Trustee or by placing the same on deposit in the name or under the control of the Trustee (or, if required to comply with applicable law a custodian, co-trustee or separate trustee appointed by it) at such bank or other financial institution and in such currency as the Trustee may think fit. If that bank or institution is the Trustee or a Subsidiary, holding or associated company of the Trustee, it need only account for an amount of interest equal to the amount of interest which would, at then current rates, be payable by it on such a deposit to an independent customer. The Trustee may at any time vary any such investments for or into other investments or convert any moneys so deposited into any other currency and shall not be responsible for any loss resulting from any such investments or deposits, whether due to depreciation in value, fluctuations in exchange rates or otherwise.

12.	PARTIAL PAYMENTS

Upon any payment under Clause 9 (other than payment in full against surrender of a Note, Certificate or Coupon) the Note, Certificate or Coupon in respect of which such payment is made shall (except in the case of a NGN or a Registered Global Note held under the NSS) be produced to the Trustee or the Paying Agent by or through whom such payment is made and the Trustee shall or shall cause such Paying Agent to enface thereon a memorandum of the amount and the date of payment but the Trustee may in any particular case dispense with such production and enfacement upon such indemnity being given as it shall think sufficient.

13.	COVENANTS

The Issuer covenants with the Trustee that, so long as any of the Notes remains outstanding (or, in the case of paragraphs (f), (g), (i), (k) and (q), so long as any of the Notes or the relative Coupons remains liable to prescription or, in the case of subparagraph (m), until the expiry of a period of 30 days after the Relevant Date) it shall:

(a)	give or procure to be given to the Trustee such opinions, certificates and information as it shall reasonably require and in such form as it shall reasonably require (including without limitation the procurement of all such certificates called for by the Trustee pursuant to Clause 16.3 and advice of the Indexation Adviser pursuant to Condition 5) for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under these presents or by operation of law;

(b)	at all times keep and procure its Subsidiaries to keep proper books of account and, following the occurrence of an Event of Default or Potential Event of Default or if the Trustee reasonably considers that any such event is likely to occur, allow and procure its Subsidiaries to allow the Trustee and any person appointed by the Trustee to whom the Issuer or the relevant Subsidiary (as the case may be) shall have no reasonable objection free access to such books of account during normal business hours;

(c)	send to the Trustee (in addition to any copies to which it may be entitled as a holder of any securities of the Issuer) two copies in English of every balance sheet, profit and loss account, report, circular and notice of general meeting and every other document (other than documents of a promotional, advertising or marketing nature only) issued or sent to its shareholders together with any of the foregoing, and every document issued or sent to holders of securities other than its shareholders (including the Noteholders) as soon as practicable after the issue or publication thereof;

(d)	forthwith give notice in writing to the Trustee of the happening of any Event of Default or any Potential Event of Default, Renminbi Currency Event or Early Termination Event;

(e)	give to the Trustee (i) within 14 days after demand by the Trustee therefor and (ii) (without the necessity for any such demand) promptly after the publication of its audited accounts in respect of each financial year commencing with the financial year ended 31 March 1999 and in any event not later than 180 days after the end of each such financial year a certificate signed by two Directors of the Issuer to the effect that, to the best of the knowledge, information and belief of the persons so certifying, they having made all reasonable enquiries, as at a date not more than seven days before delivering such certificate (the relevant certification date) there did not exist and had not existed since the relevant certification date of the previous certificate (or in the case of the first such certificate the date hereof) any Event of Default or any Potential Event of Default (or if such exists or existed specifying the same) and that during the period from and including the relevant certification date of the last such certificate (or in the case of the first such certificate the date hereof) to and including the relevant certification date of such certificate the Issuer has complied with all its obligations contained in these presents or (if such is not the case) specifying the respects in which it has not complied;

(f)	so far as permitted by law, at all times execute all such further documents and do all such acts and things as may in the opinion of the Trustee be necessary at any time or times to give effect to the terms and conditions of these presents;

(g)	at all times maintain an Issuing and Principal Paying Agent, other Paying Agents, a Calculation Agent, Reference Banks, a Registrar and Transfer Agents in accordance with the Conditions;

(h)	use all reasonable endeavours to procure the Issuing and Principal Paying Agent to notify the Trustee forthwith in the event that it does not, on or before the due date for any payment in respect of the Notes or any of them or any of the relative Coupons, receive unconditionally pursuant to the Agency Agreement payment of the full amount in the relevant currency of the moneys payable on such due date on all such Notes or Coupons as the case may be;

(i)	in the event of the unconditional payment to the Issuing and Principal Paying Agent or the Trustee of any sum due in respect of the Notes or any of them or any of the relative Coupons being made after the due date for payment thereof forthwith give or procure to be given notice to the relevant Noteholders in accordance with Condition 14 that such payment has been made;

(j)	if the applicable Final Terms indicates that the Notes are listed, use all reasonable endeavours to maintain the quotation or listing on the relevant Stock Exchange of those of the Notes which are quoted or listed on the relevant Stock Exchange or, if it is unable to do so having used all reasonable endeavours, use all reasonable endeavours to obtain and maintain a quotation or listing of such Notes on such other stock exchange or exchanges or securities market or markets as the Issuer may (with the prior written approval of the Trustee) decide and shall also upon obtaining a quotation or listing of such Notes on such other stock exchange or exchanges or securities market or markets enter into a trust deed supplemental to this Trust Deed to effect such consequential amendments to these presents as the Trustee may require or as shall be requisite to comply with the requirements of any such stock exchange or securities market;

(k)	give notice to the Noteholders in accordance with Condition 14 of any appointment, resignation or removal of any Issuing and Principal Paying Agent, Calculation Agent, Reference Bank, other Paying Agent, Registrar or Transfer Agent (other than the appointment of the initial Issuing and Principal Paying Agent, Calculation Agent, Reference Banks, other Paying Agents, Registrar and Transfer Agents) after having obtained the prior written approval of the Trustee thereto or any change of any Paying Agent’s or Reference Bank’s or Registrar’s or Transfer Agents’ specified office and (except as provided by the Agency Agreement or the Conditions); PROVIDED ALWAYS THAT so long as any of the Notes or Coupons remains liable to prescription in the case of the termination of the appointment of the Issuing and Principal Paying Agent or the Calculation Agent or the Registrar no such termination shall take effect until a new Issuing and Principal Paying Agent or Calculation Agent or the Registrar (as the case may be) has been appointed on terms previously approved in writing by the Trustee;

(l)	obtain the prior written approval of the Trustee to, and promptly give to the Trustee two copies of, the form of every notice given to the holders of any Notes issued by it in accordance with Condition 13 (such approval, unless so expressed, not to constitute approval for the purposes of Section 21 of the Financial Services and Markets Act 2000 of Great Britain (the FSMA) of a communication within the meaning of Section 21 of the FSMA);

(m)	if payments of principal or interest in respect of the Notes or the relative Coupons by the Issuer shall become subject generally to the taxing jurisdiction of any territory or any political sub-division or any authority therein or thereof having power to tax other than or in addition to the Relevant Jurisdiction or any political sub-division or any authority therein or thereof having power to tax, immediately upon becoming aware thereof notify the Trustee of such event and (unless the Trustee otherwise agrees) enter forthwith into a trust deed supplemental to this Trust Deed in form and manner satisfactory to the Trustee, such trust deed to modify Condition 8 (but not the proviso thereto) so that, in substitution for (or, as the case may be, addition to) the references therein to the Relevant Jurisdiction or any political sub-division thereof or any authority therein or thereof having power to tax, such Condition makes reference to that other or additional territory or any political sub-division thereof or any authority therein or thereof having power to tax to whose taxing jurisdiction such payments shall have become subject as aforesaid and Condition 7(b) shall be modified accordingly;

(n)	comply with and perform all its obligations under the Agency Agreement and use all reasonable endeavours to procure that the Agents comply with and perform all their respective obligations thereunder and any notice given by the Trustee pursuant to Clause 2.3(a) and that the Calculation Agent complies with and performs all its obligations under the Calculation Agency Agreement and not make any amendment to the Agency Agreement or the Calculation Agency Agreement without the prior written approval of the Trustee;

(o)	in order to enable the Trustee to ascertain the nominal amount of the Notes of each Series for the time being outstanding for any of the purposes referred to in the proviso to the definition of outstanding in Clause 1 deliver to the Trustee as soon as practicable upon being so requested in writing by the Trustee a certificate in writing signed by two Directors of the Issuer setting out the total number and aggregate nominal amount of the Notes of each Series issued by it which:

(i)	up to and including the date of such certificate have been purchased by the Issuer, any Holding Company of the Issuer or any Subsidiary of the Issuer or such Holding Company and cancelled; and

(ii)	are at the date of such certificate held by, for the benefit of, or on behalf of, the Issuer, any Holding Company of the Issuer or any Subsidiary of the Issuer or such Holding Company;

(p)	if, in accordance with the provisions of the Conditions, interest in respect of the Notes becomes payable at the specified office of any Paying Agent in the United States of America promptly give notice thereof to the relative Noteholders in accordance with Condition 14;

(q)	procure that each of its Subsidiaries observes the restrictions contained in Condition 7(f);

(r)	give prior written notice to the Trustee of any proposed redemption pursuant to Condition 7(b) or (c) and, if it shall have given notice to the Noteholders of its intention to redeem any Notes pursuant to Condition 7(c), duly proceed to make drawings (if appropriate) and to redeem Notes accordingly;

(s)	promptly provide the Trustee with copies of all supplements and/or amendments and/or restatements of the Programme Agreement; and

(t)	use all reasonable endeavours to procure that Euroclear and/or Clearstream, Luxembourg (as the case may be) issue(s) any record, certificate or other document requested by the Trustee under Clause 15(w) or otherwise as soon as practicable after such request.

14.	REMUNERATION AND INDEMNIFICATION OF TRUSTEE

14.1	The Issuer shall pay to the Trustee remuneration for its services as trustee of these presents at such rate and on such dates as shall be agreed from time to time between the Issuer and the Trustee. Such remuneration shall accrue from day to day and be payable (in priority to payments to Noteholders and Couponholders) up to and including the date when, all the Notes having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Issuing and Principal Paying Agent or the Trustee PROVIDED THAT if upon due presentation of any Note or Coupon or any Certificate in respect thereof or any cheque payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will commence again to accrue until payment to such Noteholder or Couponholder is duly made.

14.2	In the event of the occurrence of an Event of Default or a Potential Event of Default or the Trustee considering it expedient or necessary or being requested by the Issuer to undertake duties which the Trustee and the Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents the Issuer shall pay to the Trustee such additional remuneration, which may be calculated at the Trustee’s normal hourly rates in force from time to time.

14.3	The Issuer shall in addition pay to the Trustee an amount equal to the amount (if any) of any value added tax or similar tax chargeable in respect of its remuneration under these presents.

14.4	In the event of the Trustee and the Issuer failing to agree:

(a)	(in a case to which subclause 14.1 above applies) upon the amount of the remuneration; or

(b)	(in a case to which subclause 14.2 above applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents, or upon such additional remuneration, such matters shall be determined by an investment bank or other person (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such investment bank being payable by the Issuer) and the determination of any such investment bank or other person shall be final and binding upon the Trustee and the Issuer.

14.5	The Issuer shall also pay or discharge all Liabilities incurred by the Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, these presents, including but not limited to legal and travelling expenses and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Trustee in connection with any action taken or contemplated by or on behalf of the Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, these presents.

14.6	All amounts due and payable pursuant to subclause 14.5 above and/or Clause 15(j) shall be payable by the Issuer on the date specified in a written demand by the Trustee, such demand to specify the reason for such demand, and in the case of payments actually made by the Trustee prior to such demand shall (if not paid within 10 days after such demand and the Trustee so requires) carry interest from the date such payment was made or such later date as specified in such demand at the rate of the Trustee’s cost of funding, and in all other cases shall (if not paid on the date specified in such demand or, if later, within 10 days after such demand and, in either case, the Trustee so requires) carry interest at such rate from the date specified in such demand. All remuneration payable to the Trustee shall carry interest at such rate from the due date therefor.

14.7	Unless otherwise specifically stated in any discharge of these presents the provisions of this Clause and Clause 15(j) shall continue in full force and effect notwithstanding such discharge.

14.8	The Trustee shall be entitled in its absolute discretion to determine in respect of which Series of Notes any Liabilities incurred under these presents have been incurred or to allocate any such Liabilities between the Notes of any Series.

15.	SUPPLEMENT TO TRUSTEE ACTS

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by these presents. Where there are any inconsistencies between the Trustee Acts and the provisions of these presents, the provisions of these presents shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of these presents shall constitute a restriction or exclusion for the purposes of that Act. The Trustee shall have all the powers conferred upon trustees by the Trustee Act 1925 of England and Wales and by way of supplement thereto it is expressly declared as follows:

(a)	The Trustee may in relation to these presents act on the advice or opinion of or any information obtained from any lawyer, valuer, accountant, surveyor, banker, broker, auctioneer or other expert (including without limitation, an Indexation Adviser) whether obtained by the Issuer, the Trustee or otherwise and shall not be responsible for any Liability occasioned by so acting.

(b)	Any such advice, opinion or information may be sent or obtained by letter, telegram, facsimile transmission or cable and the Trustee shall not be liable for acting on any advice, opinion or information purporting to be conveyed by any such letter, telegram, facsimile transmission or cable although the same shall contain some error or shall not be authentic.

(c)	The Trustee may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate signed by any two Directors of the Issuer, and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by it or any other person acting on such certificate.

(d)	The Trustee shall be at liberty to hold or to place these presents and any other documents relating thereto or to deposit them in any part of the world with any banker or banking company or company whose business includes undertaking the safe custody of documents or lawyer or firm of lawyers considered by the Trustee to be of good repute and the Trustee shall not be responsible for or required to insure against any Liability incurred in connection with any such holding or deposit and may pay all sums required to be paid on account of or in respect of any such deposit.

(e)	The Trustee shall not be responsible for the receipt or application of the proceeds of the issue of any of the Notes by the Issuer, the exchange of any Global Note or Certificate for another Global Note or Certificate or Definitive Bearer Notes or the delivery of any Global Note, Certificate or Definitive Notes to the person(s) entitled to it or them.

(f)

The Trustee shall not be bound to give notice to any person of the execution of any documents comprised or referred to in these presents or to take any steps to ascertain whether any Early Termination Event, Renminbi Currency Event, Event of Default or any

Potential Event of Default has occurred and, until it shall have actual knowledge or express notice pursuant to these presents to the contrary, the Trustee shall be entitled to assume that no Early Termination Event, Renminbi Currency Event, Event of Default or Potential Event of Default has occurred and that the Issuer is observing and performing all its obligations under these presents.

(g)	Save as expressly otherwise provided in these presents, the Trustee shall have absolute and uncontrolled discretion as to the exercise or non-exercise of its trusts, powers, authorities and discretions under these presents (the exercise or non-exercise of which as between the Trustee and the Noteholders and Couponholders shall be conclusive and binding on the Noteholders and Couponholders) and shall not be responsible for any Liability which may result from their exercise or non-exercise.

(h)	The Trustee shall not be liable to any person by reason of having acted upon any Extraordinary Resolution in writing or any Extraordinary Resolution or other resolution purporting to have been passed at any meeting of the holders of Notes of all or any Series in respect whereof minutes have been made and signed even though subsequent to its acting it may be found that there was some defect in the constitution of the meeting or the passing of the resolution, (in the case of an Extraordinary Resolution in writing) that not all such holders had signed the Extraordinary Resolution or that for any reason the resolution was not valid or binding upon such holders and the relative and Couponholders.

(i)	The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any Note, Certificate or Coupon reasonably believed by it to be such and subsequently found to be forged or not authentic.

(j)	Without prejudice to the right of indemnity by law given to trustees, the Issuer shall indemnify the Trustee and every Appointee and keep it or him indemnified against all Liabilities to which it or he may be or become subject or which may be properly incurred by it or him in the execution of any of its or his trusts, powers, authorities and discretions under these presents or its or his functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to these presents or any such appointment.

(k)	Any consent or approval given by the Trustee for the purposes of these presents may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in these presents may be given retrospectively.

(l)	The Trustee shall not (unless and to the extent ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder or Couponholder any information (including, without limitation, information of a confidential, financial or price sensitive nature) made available to the Trustee by the Issuer or any other person in connection with the trusts of these presents and no Noteholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information.

(m)	Where it is necessary or desirable for any purpose in connection with these presents to convert any sum from one currency to another it shall (unless otherwise provided by these presents or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be agreed by the Trustee in consultation with the Issuer and any rate, method and date so agreed shall be binding on the Issuer, the Noteholders and the Couponholders.

(n)	The Trustee may certify whether or not any of the conditions, events and acts set out in paragraphs (b), (c), (e) and (f) of Condition 10(A) (each of which conditions, events and acts shall, unless in any case the Trustee in its absolute discretion shall otherwise determine, for all the purposes of these presents be deemed to include the circumstances resulting therein and the consequences resulting therefrom) is in its opinion materially prejudicial to the interests of the Holders and any such certificate shall be conclusive and binding upon the Issuer, the Noteholders and the Couponholders.

(o)	The Trustee as between itself and the Noteholders and the Couponholders may determine all questions and doubts arising in relation to any of the provisions of these presents. Every such determination, whether or not relating in whole or in part to the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Noteholders and the Couponholders.

(p)	In connection with the exercise by it of any of its trusts, powers, authorities or discretions under these presents (including, without limitation, any modification, waiver, authorisation or determination), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of such exercise for individual Noteholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the Issuer, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders except to the extent already provided for in Condition 8 and/or any undertaking given in addition thereto or in substitution therefor under these presents.

(q)	The Trustee may whenever it thinks fit delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons (whether being a joint trustee of these presents or not) all or any of its trusts, powers, authorities and discretions vested in the Trustee by these presents. Such delegation may be made upon such terms (including power to sub-delegate) and subject to such conditions and regulations as the Trustee may in the interests of the Noteholders think fit. Provided that the Trustee has taken reasonable care in selecting such delegate, it shall not be under any obligation to supervise the proceedings or acts of any such delegate or sub-delegate or be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate. The Trustee shall within a reasonable time after any such delegation or any renewal, extension or termination thereof give notice thereof to the Issuer.

(r)	The Trustee may in the conduct of the trusts of these presents instead of acting personally employ and pay an agent (whether being a lawyer or other professional person) to transact or conduct, or concur in transacting or conducting, any business and to do, or concur in doing, all acts required to be done in connection with these presents (including the receipt and payment of money). Provided that the Trustee has taken reasonable care in selecting such agent, it shall not be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such agent or be bound to supervise the proceedings or acts of any such agent.

(s)	The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto.

(t)	The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to any Notes or for checking or commenting upon the content of any such legal opinion.

(u)	Any certificate or report of the Auditors or any other person called for by or provided to the Trustee in accordance with or for the purposes of the Notes may be relied upon by the Trustee as sufficient evidence of the facts stated therein whether or not such certificate or report is addressed to the Trustee and whether or not such certificate or report and/or any engagement letter or other document entered into by the Trustee in connection therewith contains a monetary or other limit on the liability of the Auditors (or such other expert or other person) in respect thereof.

(v)	So long as any Global Note is, or any Registered Notes represented by a Global Certificate are, held on behalf of a clearing system, in considering the interests of Noteholders, the Trustee may have regard to any information provided to it by such clearing system or its operator as to the identity (either individually or by category) of its accountholders or participants with entitlements to any such Global Note or the Registered Notes and may consider such interests on the basis that such accountholders or participants were the holder(s) thereof.

(w)	The Trustee may call for and shall rely on any records, certificate or other document of or to be issued by Euroclear or Clearstream, Luxembourg in relation to any determination of the principal amount of Notes represented by a NGN. Any such records, certificate or other document shall be conclusive and binding for all purposes. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any such records, certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic.

(x)	no provision of these presents shall require the Trustee to do anything which may in its opinion be illegal or contrary to applicable law or regulation.

(y)	any trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of these presents and also his properly incurred charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with these presents, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person.

(z)	nothing contained in these presents shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not assured to it.

(aa)	The Trustee shall not be bound to take any steps to enforce the performance of any provisions of these presents, the Notes or the Coupons or to appoint an independent financial advisor pursuant to the Conditions unless it shall be indemnified and/or secured and/or prefunded by the relevant Noteholders and/or Couponholders to its satisfaction against all proceedings, claims and demands to which it may be liable and against all costs, charges, liabilities and expenses which may be incurred by it in connection with such enforcement or appointment, including the cost of its managements’ time and/or other internal resources, calculated using its normal hourly rates in force from time to time.

(bb)	when determining whether an indemnity or any security is satisfactory to it, the Trustee shall be entitled to evaluate its risk in given circumstances by considering the worst-case scenario and, for this purpose, it may take into account, without limitation, the potential costs of defending or commencing proceedings in England or elsewhere and the risk however remote, of any award of damages against it in England or elsewhere.

(cc)	the Trustee shall be entitled to require that any indemnity or security given to it by the Noteholders or any of them be given on a joint and several basis and be supported by evidence satisfactory to it as to the financial standing and creditworthiness of each counterparty and/or as to the value of the security and an opinion as to the capacity, power and authority of each counterparty and/or the validity and effectiveness of the security.

16.	TRUSTEE’S LIABILITY

Nothing in these presents shall in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of these presents conferring on it any trusts, powers, authorities or discretions exempt the Trustee from or indemnify it against any liability for breach of trust of which it may be guilty in relation to its duties under these presents.

17.	TRUSTEE CONTRACTING WITH THE ISSUER

Neither the Trustee (which for the purpose of this Clause shall include the Holding Company of any corporation acting as trustee hereof or any Subsidiary of such Holding Company) nor any director or officer or Holding Company, Subsidiary or associated company of a corporation acting as a trustee under these presents shall by reason of its or his fiduciary position be in any way precluded from:

(a)	entering into or being interested in any contract or financial or other transaction or arrangement with the Issuer or any person or body corporate associated with the Issuer (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities or financial advice to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with, or acting as paying agent in respect of, the Notes or any other notes, bonds, stocks, shares, debenture stock, debentures or other securities of, the Issuer or any person or body corporate associated as aforesaid); or

(b)	accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or relating to the Issuer or any such person or body corporate so associated or any other office of profit under the Issuer or any such person or body corporate so associated, and each shall be entitled to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such contract, transaction or arrangement as is referred to in 17(a) above or, as the case may be, any such trusteeship or office of profit as is referred to in 17(b) above without regard to the interests of the Noteholders and notwithstanding that the same may be contrary or prejudicial to the interests of the Noteholders and shall not be responsible for any Liability occasioned to the Noteholders thereby and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.

Where any Holding Company, Subsidiary or associated company of the Trustee or any director or officer of the Trustee acting other than in his capacity as such a director or officer has any information, the Trustee shall not thereby be deemed also to have knowledge of such information and, unless it shall have actual knowledge of such information, shall not be responsible for any loss suffered by Noteholders resulting from the Trustee’s failing to take such information into account in acting or refraining from acting under or in relation to these presents.

18.	WAIVER, AUTHORISATION AND DETERMINATION

18.1	The Trustee may without the consent or sanction of the Noteholders or the Couponholders and without prejudice to its rights in respect of any subsequent breach, Event of Default or Potential Event of Default from time to time and at any time but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby waive or authorise any breach or proposed breach by the Issuer of any of the covenants or provisions contained in these presents or any Condition or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of these presents or any Condition PROVIDED ALWAYS THAT the Trustee shall not exercise any powers conferred on it by this Clause in contravention of any express direction given by Extraordinary Resolution or by a request under Condition 10(A) but so that no such direction or request shall affect any waiver, authorisation or determination previously given or made. Any such waiver, authorisation or determination may be given or made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding on the Noteholders and the Couponholders and, if, but only if, the Trustee shall so require, shall be notified by the Issuer to the Noteholders in accordance with Condition 14 as soon as practicable thereafter.

MODIFICATION

18.2	The Trustee may without the consent or sanction of the Noteholders or the Couponholders at any time and from time to time concur with the Issuer in making any modification (a) to these presents or any Condition which in the opinion of the Trustee it may be proper to make PROVIDED THAT the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders or (b) to these presents or any Condition if in the opinion of the Trustee such modification is of a formal, minor or technical nature or to correct a manifest error or to comply with mandatory provisions of applicable law. Any such modification may be made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding upon the Noteholders and the Couponholders and, unless the Trustee agrees otherwise, shall be notified by the Issuer to the Noteholders in accordance with Condition 14 as soon as practicable thereafter.

BREACH

18.3	Any breach of or failure to comply with any such terms and conditions as are referred to in subclauses 18.1 and 18.2 of this Clause shall constitute a default by the Issuer in the performance or observance of a covenant or provision binding on it under or pursuant to these presents.

19.	HOLDER OF DEFINITIVE BEARER NOTE ASSUMED TO BE COUPONHOLDER

19.1	Wherever in these presents the Trustee is required or entitled to exercise a power, trust, authority or discretion under these presents, except as ordered by a court of competent jurisdiction or as required by applicable law, the Trustee shall, notwithstanding that it may have express notice to the contrary, assume that each holder of a Definitive Bearer Note is the holder of all Coupons appertaining to each Definitive Bearer Note of which he is the holder.

NO NOTICE TO COUPONHOLDERS

19.2	Neither the Trustee nor the Issuer shall be required to give any notice to the Couponholders for any purpose under these presents and the Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the holders of Definitive Bearer Notes in accordance with Condition 14.

20.	SUBSTITUTION AND CONSOLIDATION MERGER, CONVEYANCE, TRANSFER OR LEASE

20.1 (a)	The Trustee may without the consent of the Noteholders or Couponholders at any time agree with the Issuer to the substitution in place of the Issuer (or of the previous substitute under this Clause) as the principal debtor under these presents and the Deed Poll of either (i) a Successor in Business to the Issuer or (ii) a Holding Company of the Issuer or (iii) any Subsidiary of the Issuer (such substituted company being hereinafter called the New Company) provided that in each case a trust deed is executed or some other form of undertaking is given by the New Company in form and manner reasonably satisfactory to the Trustee, agreeing to be bound by the provisions of these presents with any consequential amendments which the Trustee may deem appropriate as fully as if the New Company had been named in these presents as the principal debtor in place of the Issuer (or of the previous substitute under the Clause) and provided further that (save in the case of a substitution of a Successor in Business to the Issuer) the Issuer unconditionally and irrevocably guarantees all amounts payable under these presents to the satisfaction of the Trustee.

(b)	The following further conditions shall apply to 20.1(a) above:

(i)	the Issuer and the New Company shall comply with such other requirements as the Trustee may direct in order to ensure that the interests of the Noteholders are not materially prejudiced (and taking into account the proviso in paragraph 20.1(c) below);

(ii)	undertakings or covenants shall be given by the New Company in terms corresponding to the provisions of Condition 8 and Condition 7(b) shall be modified accordingly;

(iii)	without prejudice to the rights of reliance of the Trustee under the immediately following paragraph (iv), the Trustee is satisfied that the relevant transaction is not materially prejudicial to the interests of the Noteholders, provided that in determining such material prejudice the Trustee shall not take into account any prejudice to the interests of the Noteholders as a result of the New Company not being required pursuant to the undertakings or covenants given pursuant to the preceding paragraph (ii) to pay any additional amounts for or on account of any Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein); and

(iv)	if two Directors of the New Company (or other officers acceptable to the Trustee) shall certify that the New Company is solvent at the time at which the relevant transaction is proposed to be effected (which certificate the Trustee may rely upon absolutely) the Trustee shall not be under any duty to have regard to the financial condition, profits or prospects of the New Company or to compare the same with those of the Issuer or any previous substitute under this Clause as applicable.

(c)	Any such trust deed or undertaking shall, if so expressed, operate to release the Issuer or the previous substitute as aforesaid from all of its obligations as principal debtor under these presents. Not later than 14 days after the execution of such documents and compliance with such requirements, the New Company shall give notice thereof in a form previously approved by the Trustee to the Noteholders in the manner provided in Condition 14. Upon the execution of such documents and compliance with such requirements, the New Company shall be deemed to be named in these presents as the principal debtor in place of the Issuer (or in place of the previous substitute under this Clause) under these presents and these presents shall be deemed to be modified in such manner as shall be necessary to give effect to the above provisions and, without limitation, references in these presents to the Issuer shall, unless the context otherwise requires, be deemed to be or include references to the New Company.

20.2 (a)	The Issuer may consolidate with or merge (which term shall include for the avoidance of doubt a scheme of arrangement) into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Issuer may permit any Person to consolidate with or merge into the Issuer or convey, transfer or lease its properties and assets substantially as an entirety to the Issuer, provided that:

(i)	if the Issuer shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Issuer is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Issuer substantially as an entirety shall be a corporation, partnership or trust, shall be organised and validly existing under the laws of any applicable jurisdiction and shall expressly assume (including, in the case of a Reorganisation, by way of a full and unconditional guarantee subject to the proviso to this subclause) by a trust deed supplemental hereto executed and delivered to the Trustee on behalf of the Noteholders in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Notes and the performance or observance of every covenant of these presents on the part of the Issuer to be performed or observed; provided, however, that in the case of a Reorganisation;

(A)	such assumption shall be effected by means of a supplemental trust deed executed by the guarantor in which:

I.	the guarantor covenants to the Trustee to guarantee irrevocably and unconditionally the due and punctual payment of the principal of and interest on all the Notes, and all other amounts payable by the Issuer under these presents, which guarantee shall (inter alia) not be subject to any requirement for presentment or demand and shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation (x) the waiver, surrender, compromise, settlement, release, termination or modification of any or all of the obligations, covenants or agreements of the Issuer under these presents; (y) the bankruptcy or insolvency of the Issuer; and (z) to the extent permitted by law, the release or discharge by operation of law of the Issuer from the performance or observance of any obligation, covenant or agreement contained in these presents; and

II.	the guarantor covenants to be bound by each and every obligation of the Issuer contained in these presents, including without limitation the obligation to pay additional amounts with respect to any payment made under the guarantee to the extent and subject to the exceptions, mutatis mutandis, set out in Condition 8, and to be subject to each Event of Default specified in Condition 9(A) or in any Notes or Certificates in respect thereof and to each Potential Event of Default, as though in each case, each reference to the Issuer in connection with such obligations or Events of Default were to the guarantor; provided, however, that the reference to specific statutes in Condition 10(A)(e) shall be modified, if applicable, to reflect the laws of the jurisdiction of incorporation of the guarantor; and

(B)	the Trustee shall have received an opinion of legal counsel (which may be an employee of the guarantor), in form and substance reasonably satisfactory to the Trustee to the effect that such guarantee is the valid, binding and enforceable obligation of the guarantor;

(ii)	immediately prior to and after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Issuer as a result of such transaction as having been incurred by the Issuer at the time of such transaction, no Event of Default or Potential Event of Default shall have happened and be continuing;

(iii)	the Person formed by such consolidation or into which the Issuer is merged or to whom the Issuer has conveyed, transferred or leased its properties or assets (if such Person is incorporated or organised and validly existing under the laws of a jurisdiction other than the United States, any State thereof, or the District of Columbia, or England and Wales) agrees to indemnify the Trustee and the holder of each Note and Coupon against (A) any tax, assessment or governmental charge imposed on the Trustee or any such holder or required to be withheld or deducted from any payment to the Trustee or such holder as a consequence of such consolidation, merger, conveyance, transfer or lease; and (B) any costs or expenses of the act of such consolidation, merger, conveyance, transfer or lease;

(iv)	the Issuer (and, in the case of a guarantee as provided above, the guarantor) has delivered to the Trustee a Certificate signed by two of its Directors (or other officers acceptable to the Trustee) and an opinion of legal counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental trust deed is required in connection with such transaction, such supplemental trust deed complies with this Clause, that such supplemental trust deed is valid, binding and enforceable and that all conditions precedent herein provided for relating to such transaction have been complied with;

(v)	undertakings or covenants shall be given by such Person in terms corresponding to the provisions of Condition 8 and Condition 7(b) shall be modified accordingly;

(vi)	without prejudice to the rights of reliance of the Trustee under the immediately following paragraph (vii), the Trustee is satisfied that the relevant transaction is not materially prejudicial to the interests of the Noteholders, provided that in determining such material prejudice the Trustee shall not take into account any prejudice to the interests of the Noteholders as a result of the Person pursuant to the undertakings or covenants given pursuant to the preceding paragraph (v) not being required to pay any additional amounts for or on account of any Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein); and

(vii)	if two Directors of the Person formed by such consolidation or into which the Issuer is merged or to whom the Issuer has conveyed, transferred or leased its properties or assets (or other officers acceptable to the Trustee) shall certify that such Person is solvent at the time at which the relevant transaction is proposed to be effected (which certificate the Trustee may rely upon absolutely) the Trustee shall not be under any duty to have regard to the financial condition, profits or prospects of such Person or to compare the same with those of the Issuer.

(b)	Upon any consolidation of the Issuer with, or merger of the Issuer into, any other Person or any conveyance, transfer or lease of the properties and assets of the Issuer substantially as an entirety in accordance with paragraph (a) of this subclause 20.2, the successor Person formed by such consolidation or into which the Issuer is merged or to which such conveyance, transfer or lease is made shall succeed to and be substituted for, except in the case of an assumption by way of a full and unconditional guarantee made in accordance with paragraph (a) of this subclause 20.2 (in which event, the Issuer shall remain an obligor under these presents), and may exercise every right and power of, the Issuer under these presents with the same effect as if such successor Person had been named as the Issuer in these presents, as the case may be, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under these presents.

(c)	Not later than 21 days after completion of the relevant transaction as referred to in paragraph (a) of this subclause 20.2 the Issuer or, as the case may be, the Person resulting from any such consolidation or merger shall give notice thereof in a form previously approved by the Trustee to the Noteholders in the manner provided in Condition 14.

21.	CURRENCY INDEMNITY

The Issuer shall severally indemnify the Trustee, every Appointee, the Noteholders and the Couponholders and keep them indemnified against:

(a)	any loss or damage incurred by any of them arising from the non-payment by the Issuer of any amount due to the Trustee or the holders of the Notes issued by the Issuer and the relative or Couponholders under these presents by reason of any variation in the rates of exchange between those used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the Issuer; and

(b)	any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under these presents (other than this Clause) is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Issuer and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation. The amount of such deficiency shall be deemed not to be reduced by any variation in rates of exchange occurring between the said final date and the date of any distribution of assets in connection with any such bankruptcy, insolvency or liquidation.

The above indemnities shall constitute obligations of the Issuer and separate and independent from its other obligations under the other provisions of these presents and shall apply irrespective of any indulgence granted by the Trustee or the Noteholders or the Couponholders from time to time and shall continue in full force and effect notwithstanding the judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Issuer for a liquidated sum or sums in respect of amounts due under these presents (other than this Clause). Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Noteholders and the Couponholders and no proof or evidence of any actual loss shall be required by the Issuer or its liquidator or liquidators.

22.	NEW TRUSTEE

22.1	The power to appoint a new trustee of these presents shall be vested in the Issuer but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution. One or more persons may hold office as trustee or trustees of these presents but such trustee or trustees shall be or include a Trust Corporation. Whenever there shall be more than two trustees of these presents the majority of such trustees shall be competent to execute and exercise all the duties, powers, trusts, authorities and discretions vested in the Trustee by these presents provided that a Trust Corporation shall be included in such majority. Any appointment of a new trustee of these presents shall as soon as practicable thereafter be notified by the Issuer to the Agent and in accordance with Condition 14 to the Noteholders.

Separate and Co-Trustees

22.2	Notwithstanding the provisions of subclause 22.1 above, the Trustee may, upon giving prior notice to the Issuer (but without the consent of the Issuer, the Noteholders or the Couponholders), appoint any person established or resident in any jurisdiction (whether a Trust Corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

(a)	if the Trustee considers such appointment to be in the interests of the Noteholders;

(b)	for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

(c)	for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of these presents against the Issuer.

The Issuer irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of these presents) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by these presents) and such duties and obligations as shall be conferred or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such reasonable remuneration as the Trustee may pay to any such person, together with any attributable costs, charges and expenses incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of these presents be treated as costs, charges and expenses incurred by the Trustee.

23.	TRUSTEE’S RETIREMENT AND REMOVAL

A trustee of these presents may retire at any time on giving not less than three months’ prior written notice to the Issuer without giving any reason and without being responsible for any Liabilities incurred by reason of such retirement. The Noteholders shall have the power exercisable by Extraordinary Resolution to remove any trustee or trustees for the time being of these presents. The Issuer undertakes that in the event of the only trustee of these presents which is a Trust Corporation giving notice under this Clause or being removed by Extraordinary Resolution it will use all reasonable endeavours to procure that a new trustee of these presents being a Trust Corporation is appointed as soon as reasonably practicable thereafter. The retirement or removal of any such trustee shall not become effective until a successor trustee being a Trust Corporation is appointed.

24.	TRUSTEE’S POWERS TO BE ADDITIONAL

The powers conferred upon the Trustee by these presents shall be in addition to any powers which may from time to time be vested in the Trustee by the general law or as a holder of any of the Notes or Coupons.

25.	NOTICES

Any notice or demand to the Issuer or the Trustee required to be given, made or served for any purposes under these presents shall be given, made or served by sending the same by pre-paid post (first class if inland, first class airmail if overseas) or facsimile transmission or by delivering it by hand as follows:

to the Issuer:	Vodafone House
The Connection
Newbury
Berkshire RG14 2FN
England

(Attention: the Director of Treasury)
Facsimile No.: 01635 676746

to the Trustee:	Fifth Floor
100 Wood Street
London EC2V 7EX
England

(Attention: the Manager, Commercial Trusts)
Facsimile No.: 020 7696 5261

or to such other address or facsimile number as shall have been notified (in accordance with this Clause) to the other party hereto and any notice or demand sent by post as aforesaid shall be deemed to have been given, made or served upon receipt. Any notice or demand sent by facsimile transmission as aforesaid shall be deemed to have been given, made or served upon receipt provided that in the case of a notice or demand given by facsimile transmission such notice or demand shall forthwith be confirmed by post.

26.	GOVERNING LAW

The Trust Deed, the Notes, the Coupons, and any non-contractual obligations arising out of or in connection with them, are governed by, and shall be construed in accordance with, English law.

27.	COUNTERPARTS

This Trust Deed and any trust deed supplemental hereto may be executed and delivered in counterparts, both of which, taken together, shall constitute one and the same deed and either party to this Trust Deed or any party to any trust deed supplemental hereto may enter into the same by executing and delivering a counterpart.

28.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Trust Deed or any trust deed supplemental hereto has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed or any trust deed supplemental hereto, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

IN WITNESS whereof this Trust Deed has been executed as a deed by the Issuer and the Trustee and delivered on the date stated on page 1.

SCHEDULE 1

TERMS AND CONDITIONS OF THE NOTES

Notes issued by Vodafone Group Plc (formerly called Vodafone AirTouch Plc) (the “Issuer”) are constituted by a Trust Deed dated 16 July 1999 (such Trust Deed as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) made between the Issuer and The Law Debenture Trust Corporation p.l.c. (the “Trustee”, which expression shall include any successor as trustee).

The Notes and the Coupons (as defined below) have the benefit of an amended and restated Agency Agreement dated 11 July 2013 (such Agency Agreement as amended and/or supplemented and/or restated from time to time, the “Agency Agreement”) made between the Issuer, HSBC Bank plc as issuing and principal paying agent and agent bank (the “Issuing and Principal Paying Agent”, which expression shall include any successor issuing and principal paying agent), the other paying agents named therein (together with the Issuing and Principal Paying Agent, the “Paying Agents”, which expression shall include any additional or successor paying agents), HSBC Bank USA, National Association as exchange agent (the “Exchange Agent”, which expression shall include any successor exchange agent) and HSBC Bank USA, National Association as registrar (the “Registrar”, which expression shall include any successor registrar) and a transfer agent and the other transfer agents named therein (together with the Registrar, the “Transfer Agents”, which expression shall include any additional or successor transfer agent) and the Trustee.

The Noteholders (as defined below) and the holders (the “Couponholders”) of the interest coupons (the “Coupons”) relating to interest bearing Notes in bearer form and, where applicable in the case of such Notes, talons for further Coupons (the “Talons”) are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and are deemed to have notice of those provisions applicable to them of the Agency Agreement. Any reference herein to Coupons or coupons shall, unless the context otherwise requires, be deemed to include a reference to Talons or talons.

The Final Terms for this Note (or the relevant provisions thereof) are attached to or endorsed on this Note. Part A of the Final Terms completes these Terms and Conditions for the purposes of this Note. References to the “applicable Final Terms” are to Part A of the Final Terms (or the relevant provisions thereof) attached to or endorsed on this Note.

The Trustee acts for the benefit of the Noteholders and the Couponholders, (which expression shall, unless the context otherwise requires, include the holders of the Talons), in accordance with the provisions of the Trust Deed.

As used herein, “Tranche” means Notes which are identical in all respects (including as to listing) and “Series” means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (i) expressed to be consolidated and form a single series and (ii) identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices.

Copies of the Trust Deed and the Agency Agreement are available for inspection during normal business hours at the registered office for the time being of the Trustee (being at Fifth Floor, 100 Wood Street, London EC2V 7EX, England) and at the specified office of each of the Paying Agents. In addition, Final Terms will be available for viewing on the website of the Regulatory News Service operated by the London Stock Exchange plc at www.londonstockexchange.com/exchange/news/market-news/market-news-home.html or otherwise published in accordance with Article 14 of Directive 2003/71/EC (which includes the amendments made by Directive 2010/73/EU to the extent that such amendments have been implemented in a relevant Member State of the European Economic Area). The Noteholders and the Couponholders are deemed to have notice of, and are entitled to the benefit of, all the provisions of the Trust Deed, the Agency Agreement and the applicable Final Terms which are applicable to them. The statements in these Terms and Conditions include summaries of, and are subject to, the detailed provisions of the Trust Deed. Words and expressions defined in the Trust Deed and/or the Agency Agreement or used in the applicable Final Terms shall have the same meanings where used in these Terms and Conditions unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Agency Agreement and the Trust Deed, the Trust Deed shall prevail and, in the event of inconsistency between the Agency Agreement or the Trust Deed and the applicable Final Terms, the applicable Final Terms will prevail.

References herein to “RMB Notes” are to Notes denominated in Renminbi. References herein to “Renminbi”, “RMB” and “CNY” are to the lawful currency of the People’s Republic of China (the “PRC”) which, for the purposes of the Conditions, excludes the Hong Kong Special Administrative Region of the People’s Republic of China, the Macau Special Administrative Region of the People’s Republic of China and Taiwan.

1.	Form, Denomination and Title

The Notes are issued in bearer form (“Bearer Notes”, which expression includes Notes that are specified to be Exchangeable Bearer Notes), in registered form (“Registered Notes”) or in bearer form exchangeable for Registered Notes (“Exchangeable Bearer Notes”) in each case in the Specified Denomination(s) shown hereon.

All Registered Notes shall have the same Specified Denomination. Where Exchangeable Bearer Notes are issued, the Registered Notes for which they are exchangeable shall have the same Specified Denomination as the lowest denomination of Exchangeable Bearer Notes.

The Notes may be Fixed Rate Notes, Floating Rate Notes, Zero Coupon Notes, Inflation Linked Interest Notes or a combination of any of the foregoing, depending upon the Interest Basis shown in the applicable Final Terms.

The Notes may be redeemable at par or may be Inflation Linked Redemption Notes, depending on the Redemption Basis shown in the applicable Final Terms.

Bearer Notes are serially numbered and are issued with Coupons attached, unless they are Zero Coupon Notes, in which case references to Coupons and Couponholders in these Terms and Conditions are not applicable.

Registered Notes are represented by registered certificates (“Certificates”) and, save as provided in Condition 2(c, each Certificate shall represent the entire holding of Registered Notes by the same holder.

Title to the Bearer Notes and Coupons will pass by delivery. Title to the Registered Notes will pass by registration in the register that the Issuer will procure to be kept by the Registrar in accordance with the provisions of the Agency Agreement (the “Register”). The Issuer, any Paying Agent, the Registrar, the Transfer Agents, the Exchange Agent and the Trustee may (to the fullest extent permitted by applicable laws) deem and treat the holder (as defined below) of any Note or Coupon as the absolute owner for all purposes (whether or not the Note or Coupon shall be overdue and notwithstanding any notice of ownership or writing on the Note or Coupon (or on the Certificate representing it) or any notice of previous loss or theft of the Note or Coupon (or that of the related Certificate) or of trust or any interest therein) and shall not be required to obtain any proof thereof or as to the identity of such holder and no person shall be liable for so treating the holder.

In these Terms and Conditions, “Noteholder” means the bearer of any Bearer Note or the person in whose name a Registered Note is registered (as the case may be), “holder” (in relation to a Note or Coupon) means the bearer of any Bearer Note or Coupon or the person in whose name a Registered Note is registered (as the case may be) and capitalised terms have the meanings given to them in the applicable Final Terms, the absence of any such meaning indicating that such term is not applicable to the Notes.

2.	Exchanges of Exchangeable Bearer Notes and Transfers of Registered Notes

(a)	Exchange of Exchangeable Bearer Notes

Subject as provided in Condition 2(f), Exchangeable Bearer Notes may be exchanged for the same nominal amount of Registered Notes at the request in writing of the relevant Noteholder (in substantially the same form set out in Schedule 3 of the Agency Agreement) and upon surrender of each Exchangeable Bearer Note to be exchanged, together with all unmatured Coupons relating to it, at the specified office of any Transfer Agent; provided, however, that where an Exchangeable Bearer Note is surrendered for exchange after the Record Date (as defined in Condition 6(c)) for any payment of interest, the Coupon in respect of that payment of interest need not be surrendered with it. Registered Notes may not be exchanged for Bearer Notes. Bearer Notes of one Specified Denomination may not be exchanged for Bearer Notes of another Specified Denomination. Bearer Notes that are not Exchangeable Bearer Notes may not be exchanged for Registered Notes.

(b)	Transfer of Registered Notes

One or more Registered Notes may be transferred upon the surrender (at the specified office of the Registrar or any Transfer Agent) of the Certificate representing such Registered Notes to be transferred, together with the form of transfer endorsed on such Certificate, (or another form of transfer substantially in the same form and containing the same representations and certifications (if any), unless otherwise agreed by the issuer), duly completed and executed and any other evidence as the Registrar or Transfer Agent may reasonably require. In the case of a transfer of part only of a holding of Registered Notes represented by one Certificate, a new Certificate shall be issued to the transferee in respect of the part transferred and a further new Certificate in respect of the balance of the holding not transferred shall be issued to the transferor.

(c)	Partial Redemption in Respect of Registered Notes

In the case of a partial redemption of a holding of Registered Notes represented by a single Certificate, a new Certificate shall be issued to the holder in respect of the balance of the holding not redeemed. New Certificates shall only be issued against surrender of the existing Certificates to the Registrar or any Transfer Agent. In the case of a transfer of Registered Notes to a person who is already a holder of Registered Notes, a new Certificate representing the enlarged holding shall only be issued against surrender of the Certificate representing the existing holding.

(d)	Delivery of New Certificates

Each new Certificate to be issued pursuant to Conditions 2(a), (b) or (c) above shall only be available for delivery within three business days of receipt of the request for exchange, form of transfer or Put Notice (as defined in Condition 7(d)) and surrender of the Certificate for exchange. Delivery of the new Certificate(s) shall be made at the specified office of the Transfer Agent or of the Registrar (as the case may be) to whom delivery or surrender of such request for exchange, form of transfer, Put Notice or Certificate shall have been made or, at the option of the holder making such delivery or surrender as aforesaid and as specified in the relevant request for exchange, form of transfer, Put Notice or other in writing, be mailed by uninsured post at the risk of the holder entitled to the new Certificate to such address as may be so specified, unless such holder requests otherwise and pays in advance to the relevant Transfer Agent the costs of such other method of delivery and/or such insurance as it may specify. In this Condition (d), “business day” means a day, other than a Saturday or Sunday, on which banks are open for business in the place of the specified office of the relevant Transfer Agent or the Registrar (as the case may be).

(e)	Exchange or Transfer Free of Charge

Exchange and transfer of Notes and Certificates on registration, transfer and exercise of an option or partial redemption shall be effected without charge by or on behalf of the Issuer, the Registrar or the Transfer Agents, but upon payment of any tax or other governmental charges that may be imposed in relation to it (or the giving of such indemnity as the Registrar or the relevant Transfer Agent may require).

(f)	Closed Periods

No Noteholder may require the transfer of a Registered Note to be registered or an Exchangeable Bearer Note to be exchanged for one or more Registered Note(s) (i) during the period of 15 days prior to any date on which Notes may be called for redemption by the Issuer at its option pursuant to Condition 7(c), (ii) after any such Note has been called for redemption or (iii) during the period of seven days ending on (and including) any Record Date. An Exchangeable Bearer Note called for redemption may, however, be exchanged for one or more Registered Note(s) in respect of which the Certificate is simultaneously surrendered not later than the relevant Record Date.

3.	Status of the Notes

The Notes and any relative Coupons are direct, unconditional and unsecured obligations of the Issuer and rank and will rank pari passu, without any preference among themselves, with all other, present and future, outstanding unsecured and unsubordinated obligations of the Issuer (other than obligations preferred by law).

4.	Interest

(a)	Interest on Fixed Rate Notes

Each Fixed Rate Note bears interest from (and including) the Interest Commencement Date at the rate(s) per annum equal to the Rate(s) of Interest. Interest will be payable in arrear on the Interest Payment Date(s) in each year and on the Maturity Date.

In the case of RMB Notes, if:

(i)	Interest Payment Date Adjustment is specified as applying in the applicable Final Terms; and

(ii)

(x) there is no numerically corresponding day in the calendar month in which an Interest Payment Date should occur or (y) any Interest Payment Date would otherwise fall on a day which is not a Business Day, then such Interest Payment Date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day.

For these purposes, “Business Day” has the meaning given to in Condition 4(b) below.

If the Notes are in definitive form, except as provided in the applicable Final Terms, the amount of interest payable on each Interest Payment Date in respect of the Fixed Interest Period ending on (but excluding) such date will amount to the Fixed Coupon Amount. Payments of interest on any Interest Payment Date will, if so specified in the applicable Final Terms, amount to the Broken Amount so specified.

As used in these Terms and Conditions, “Fixed Interest Period” means the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date.

Except in the case of Notes in definitive form where a Fixed Coupon Amount or Broken Amount is specified in the applicable Final Terms, interest shall be calculated in respect of any period by applying the Rate of Interest to:

(i)	in the case of Fixed Rate Notes which are represented by a Global Note, the aggregate outstanding nominal amount of the Fixed Rate Notes represented by such Global Note; or

(ii)	in the case of Fixed Rate Notes in definitive form, the Calculation Amount;

and, in each case, multiplying such sum by the applicable Fixed Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Specified Denomination of a Fixed Rate Note in definitive form comprises more than one Calculation Amount, the amount of interest payable in respect of such Fixed Rate Note shall be the aggregate of the amounts (determined in the manner provided above) for each Calculation Amount comprising the Specified Denomination without any further rounding.

In these Terms and Conditions:

“Fixed Day Count Fraction” means, in respect of the calculation of an amount of interest in accordance with this Condition 4(a):

(i)	if “Actual/Actual (ICMA)” is specified in the applicable Final Terms:

(a)	in the case of Notes where the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (the “Accrual Period”) is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Dates (as specified in the applicable Final Terms) that would occur in one calendar year; or

(b)	in the case of Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:

(1)	the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates (as specified in the applicable Final Terms) that would occur in one calendar year; and

(2)	the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year assuming interest was to be payable in respect of the whole of that year;

(ii) if “30/360” is specified in the applicable Final Terms, the number of days in the period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (such number of days being calculated on the basis of a year of 360 days with 12 30-day months) divided by 360; and

(iii) if “Actual/365 (Fixed)” is specified in the applicable Final Terms, the actual number of days in the relevant period divided by 365.

In these Terms and Conditions:

“Determination Period” means each period from (and including) a Determination Date to (but excluding) the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date); and

“sub-unit” means, with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, means one cent.

(b)	Interest on Floating Rate Notes and Inflation Linked Interest Notes

(i)	Interest Payment Dates

Each Floating Rate Note and Inflation Linked Interest Note bears interest from (and including) the Interest Commencement Date and such interest will be payable in arrear on either:

(A)	the Specified Interest Payment Date(s) (each an “Interest Payment Date”) in each year specified in the applicable Final Terms; or

(B)	if no Specified Interest Payment Date(s) is/are specified in the applicable Final Terms, each date (each an “Interest Payment Date”) which falls the number of months or other period specified as the Specified Period in the applicable Final Terms after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.

Such interest will be payable in respect of each Interest Period (which expression shall, in these Terms and Conditions, mean the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date).

If a Business Day Convention is specified in the applicable Final Terms and (x) if there is no numerically corresponding day in the calendar month in which an Interest Payment Date should occur or (y) if any Interest Payment Date would otherwise fall on a day which is not a Business Day, then, if the Business Day Convention specified is:

(1)	in any case where Specified Periods are specified in accordance with Condition 4(b)(i)(B), the Floating Rate Convention, such Interest Payment Date (i) in the case of (x) above, shall be the last day that is a Business Day in the relevant month and the provisions of (B) below shall apply mutatis mutandis or (ii) in the case of (y) above, shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (A) such Interest Payment Date shall be brought forward to the immediately preceding Business Day and (B) each subsequent Interest Payment Date shall be the last Business Day in the month which falls the Specified Period after the preceding applicable Interest Payment Date occurred; or

(2)	the Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day; or

(3)	the Modified Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day; or

(4)	the Preceding Business Day Convention, such Interest Payment Date shall be brought forward to the immediately preceding Business Day.

In these Terms and Conditions, “Business Day” means a day which is both:

(A)	a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London and any Additional Business Centre specified in the applicable Final Terms; and

(B)	either (1) in relation to any sum payable in a Specified Currency other than euro or Renminbi, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney or Wellington, respectively), (2) in relation to any sum payable in euro, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System (the “TARGET2 System”) is open or (3) in relation to any sum payable in Renminbi, a day (other than a Saturday, Sunday or public holiday) on which commercial banks and foreign exchange markets in Hong Kong are generally open for business and settlement for Renminbi payments in Hong Kong.

(ii)	Rate of Interest for Floating Rate Notes

The Rate of Interest payable from time to time in respect of Floating Rate Notes will be determined in the manner specified in the applicable Final Terms.

(A)	ISDA Determination for Floating Rate Notes

Where ISDA Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the applicable Final Terms) the Margin (if any). For the purposes of this sub-paragraph (A), “ISDA Rate” for an Interest Period means a rate equal to the Floating Rate that would be determined by the Issuing and Principal Paying Agent under an interest rate swap transaction if the Issuing and Principal Paying Agent were acting as Calculation Agent for that swap transaction under the terms of an agreement incorporating the 2006 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc. and amended and updated as at the Issue Date of the first Tranche of the Notes) (the “ISDA Definitions”) and under which:

(1)	the Floating Rate Option is as specified in the applicable Final Terms;

(2)	the Designated Maturity is a period specified in the applicable Final Terms; and

(3)	the relevant Reset Date is either (i) if the applicable Floating Rate Option is based on the London inter-bank offered rate (“LIBOR”) or on the Euro-zone inter-bank offered rate (“EURIBOR”) for a currency, the first day of that Interest Period or (ii) in any other case, as specified in the applicable Final Terms.

For the purposes of this sub-paragraph (A), (i) “Floating Rate”, “Calculation Agent”, “Floating Rate Option”, “Designated Maturity” and “Reset Date” have the meanings given to those terms in the ISDA Definitions, (ii) the definition of “Banking Day” in the ISDA Definitions shall be amended to insert after the words “are open for” in the second line the word “general” and (iii) “Euro-zone” means the region comprised of Member States of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union.

(B)	Screen Rate Determination for Floating Rate Notes

Where Screen Rate Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject as provided below, be either:

(1)	the offered quotation; or

(2)	the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

(expressed as a percentage rate per annum) for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page as at the Relevant Time on the Interest Determination Date in question plus or minus (as indicated in the applicable Final Terms) the Margin (if any), all as determined by the Issuing and Principal Paying Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Issuing and Principal Paying Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

If the Relevant Screen Page is not available or if, in the case of Condition 4(b)(ii)(B)(1) above, no such offered quotation appears or, in the case of Condition 4(b)(ii)(B)(2) above, fewer than three such offered quotations appear, in each case as at the time specified in the preceding paragraph above, the Issuing and Principal Paying Agent shall request each of the Reference Banks to provide the Issuing and Principal Paying Agent with its offered quotation (expressed as a percentage rate per annum) for the Reference Rate, at approximately the Relevant Time, on the Interest Determination Date in question. If two or more of the Reference Banks provide the Issuing and Principal Paying Agent with such offered quotations, the Rate of Interest for such Interest Period shall be the arithmetic mean (rounded if necessary to the fifth decimal place with 0.000005 being rounded upwards) of such offered quotations plus or minus (as appropriate) the Margin (if any), all as determined by the Issuing and Principal Paying Agent.

If on any Interest Determination Date one only or none of the Reference Banks provides the Issuing and Principal Paying Agent with such offered quotations as provided in the preceding paragraph, the Rate of Interest for the relevant Interest Period shall be the rate per annum which the Issuing and Principal Paying Agent determines as being the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the rates, as communicated to (and at the request of) the Issuing and Principal Paying Agent by the Reference Banks or any two or more of them, at which such banks were offered, at approximately the Relevant Time, on the relevant Interest Determination Date, deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate by leading banks in, if the Reference Rate is LIBOR, the London inter-bank market or, if the Reference Rate is EURIBOR, the Euro-zone inter-bank market or, if the Reference Rate is TIBOR, the Tokyo inter-bank market or, if the Reference Rate is CDOR, the Toronto inter-bank market or, if the Reference Rate is JIBAR, the Johannesburg inter-bank market, as the case may be, plus or minus (as appropriate) the Margin (if any) or, if fewer than two of the Reference Banks provide the Issuing and Principal Paying Agent with such offered rates, the offered rate for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, or the arithmetic mean (rounded as provided above) of the offered rates for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, at approximately the Relevant Time, on the relevant Interest Determination Date, any one or more banks (which bank or banks is or are in the opinion of the Issuer suitable for such purpose) informs the Issuing and Principal Paying Agent it is quoting to leading banks in, if the Reference Rate is LIBOR, the London inter-bank market or, if the Reference Rate is EURIBOR, the Euro-zone inter-bank market or, if the Reference Rate is TIBOR, the Tokyo inter-bank market or, if the Reference Rate is CDOR, the Toronto inter-bank market or, if the Reference Rate is JIBAR, the Johannesburg inter-bank market, as the case may be, plus or minus (as appropriate) the Margin (if any), provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period, in place of the Margin relating to that last preceding Interest Period).In these Terms and Conditions:

“Interest Determination Date” means:

(i)	if the Reference Rate is LIBOR (other than Sterling or Euro LIBOR), the second London business day prior the start of each Interest Period;

(ii)	if the Reference Rate is Sterling LIBOR, the first day of each Interest Period;

(iii)	if the Reference Rate is Euro LIBOR or EURIBOR, the second day on which the TARGET2 System is open prior to the start of each Interest Period;

(iv)	if the Reference Rate is the Tokyo inter-bank offered rate (“TIBOR”), the second Tokyo Business Day prior to the start of each Interest Period;

(v)	if the Reference Rate is the Canadian Dollar offered rate (“CDOR”), the first day of each Interest Period; and

(vi)	if the Reference Rate is the Johannesburg inter-bank agreed rate (“JIBAR”), the first day of each Interest Period;

“Reference Banks” means, in the case of a determination of LIBOR, the principal London office of four major banks in the London inter-bank market, in the case of a determination of EURIBOR, the principal office of four major banks in the Euro-zone inter-bank market, in the case of a determination of TIBOR, the principal Tokyo office of ten major banks in the Tokyo inter-bank market, in the case of a determination of CDOR, four major Canadian Schedule I chartered banks, in the case of a determination of JIBAR, the principal Johannesburg office of four major banks in the Johannesburg inter-bank market, in each case selected by the Issuing and Principal Paying Agent;

“Reference Rate” means (i) LIBOR, (ii) EURIBOR, (iii) TIBOR, (iv) CDOR or (v) JIBAR, in each case for the relevant period, as specified in the applicable Final Terms;

“Relevant Financial Centre” means (i) London, in the case of a determination of LIBOR, (ii) Brussels, in the case of a determination of EURIBOR, (iii) Tokyo, in the case of a determination of TIBOR, (iv) Toronto, in the case of a determination of CDOR and (v) Johannesburg, in the case of a determination of JIBAR; and

“Relevant Time” means (i) in the case of LIBOR, 11.00 a.m., (ii) in the case of EURIBOR, 11.00 a.m., (iii) in the case of TIBOR, 11.00 a.m., (iv) in the case of CDOR, 10.00 a.m. and (v) in the case of JIBAR, 11.00 a.m., in each case in the Relevant Financial Centre.

(iii)	Rate of Interest for Inflation Linked Interest Notes

The Rate of Interest in respect of Inflation Linked Interest Notes for each Interest Period will be as specified in the applicable Final Terms. Amounts of interest payable in respect of Inflation Linked Interest Notes determined by reference to the applicable Rate of Interest shall be subject to adjustment in accordance with Condition 5.

(iv)	Minimum Rate of Interest and/or Maximum Rate of Interest

If the applicable Final Terms specifies a Minimum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of sub-paragraph (ii) above is less than such Minimum Rate of Interest, the Rate of Interest for such Interest Period shall be such Minimum Rate of Interest.

If the applicable Final Terms specifies a Maximum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of sub-paragraph (ii) above is greater than such Maximum Rate of Interest, the Rate of Interest for such Interest Period shall be such Maximum Rate of Interest.

(v)	Determination of Rate of Interest and calculation of Interest Amounts

The Issuing and Principal Paying Agent, in the case of Floating Rate Notes, and the Calculation Agent, in the case of Inflation Linked Interest Notes, will at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest for the relevant Interest Period. In the case of Inflation Linked Interest Notes, the Calculation Agent will notify the Issuing and Principal Paying Agent of the Rate of Interest for the relevant Interest Period as soon as practicable after calculating the same.

The Issuing and Principal Paying Agent will calculate the amount of interest (the “Interest Amount”) payable on the Floating Rate Notes or Inflation Linked Interest Notes for the relevant Interest Period by applying the Rate of Interest to:

(A)	in the case of Floating Rate Notes or Inflation Linked Interest Notes which are represented by a Global Note, the aggregate outstanding nominal amount of the Notes represented by such Global Note; or

(B)	in the case of Floating Rate Notes or Inflation Linked Interest Notes in definitive form, the Calculation Amount;

and, in each case, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Specified Denomination of a Floating Rate Note or an Inflation Linked Interest Note in definitive form comprises more than one Calculation Amount, the Interest Amount payable in respect of such Note shall be the aggregate of the amounts (determined in the manner provided above) for each Calculation Amount comprising the Specified Denomination without any further rounding

“Day Count Fraction” means, in respect of the calculation of an amount of interest for any Interest Period:

(i)	if “Actual/Actual-ISDA” or “Actual/Actual” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

(ii)	if “Actual/365 (Sterling)” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366;

(iii)	if “Actual/365 (Fixed)” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365;

(iv)	if “Actual/360” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 360;

(v)	if “30/360”, “360/360” or “Bond Basis” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

where:

“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“D1” is the first calendar day, expressed as a number, of the Interest Period, unless such number is 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30;

(vi)	if “30E/360” or “Eurobond Basis” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

where:

“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“D1” is the first calendar day, expressed as a number, of the Interest Period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31, in which case D2 will be 30; and

(vii)	if “30E/360 (ISDA)” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

where:

“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“D1” is the first calendar day, expressed as a number, of the Interest Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30.

(vi)	Notification of Rate of Interest and Interest Amounts

The Issuing and Principal Paying Agent will cause the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date to be notified to the Issuer and any stock exchange on which the relevant Floating Rate Notes or Inflation Linked Interest Notes are for the time being listed and notice thereof to be published in accordance with Condition 14 as soon as possible after their determination but in no event later than the fourth London Business Day thereafter. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without prior notice in the event of an extension or shortening of the Interest Period. Any such amendment will be promptly notified to each stock exchange on which the relevant Floating Rate Notes or Inflation Linked Interest Notes are for the time being listed and to the Noteholders in accordance with Condition 14. For the purposes of this paragraph, the expression “London Business Day” means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for business in London.

(vii)	Determination or Calculation by Trustee

If for any reason at any relevant time the Issuing and Principal Paying Agent or, as the case may be, the Calculation Agent defaults in its obligation to determine the Rate of Interest or the Issuing and Principal Paying Agent defaults in its obligation to calculate any Interest Amount in accordance with sub-paragraph (ii)(A) or (B) above, as the case may be, and in each case in accordance with sub-paragraph (v) above, the Trustee or an agent appointed by the Trustee shall determine the Rate of Interest at such rate as, in its absolute discretion (having such regard as it shall think fit to the foregoing provisions of this Condition 4, but subject always to any Minimum or Maximum Rate of Interest specified in the applicable Final Terms), it shall deem fair and reasonable in all the circumstances or, as the case may be, the Trustee shall calculate the Interest Amount(s) in such manner as it shall deem fair and reasonable in all the circumstances and each such determination or calculation shall be deemed to have been made by the Issuing and Principal Paying Agent or the Calculation Agent, as applicable.

(viii)	Certificates to be final

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 4, whether by the Issuing and Principal Paying Agent or, if applicable, the Calculation Agent or the Trustee, shall (in the absence of wilful default, bad faith or manifest error) be binding on the Issuer, the Issuing and Principal Paying Agent, the Calculation Agent (if applicable), the other Paying Agents and all Noteholders and Couponholders and (in the absence as aforesaid) no liability to the Issuer, the Noteholders or the Couponholders shall attach to the Issuing and Principal Paying Agent or, if applicable, the Calculation Agent or the Trustee in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

(c)	Accrual of interest

Each Note (or in the case of the redemption of part only of a Note, that part only of such Note) will cease to bear interest (if any) from the date for its redemption unless payment of principal is improperly withheld or refused. In such event, interest will continue to accrue as provided in the Trust Deed.

5.	Inflation Linked Notes

This Condition 5 is applicable only if the applicable Final Terms specifies the Notes as Inflation Linked Interest Notes and/or Inflation Linked Redemption Notes (“Inflation Linked Notes”).

(a)	U.K. Retail Price Index

Where RPI (as defined below) is specified as the Index in the applicable Final Terms, Conditions 5(a) to 5(f) will apply. For purposes of Conditions 5(a) to 5(f), unless the context otherwise requires, the following defined terms shall have the meanings set out below:

“Base Index Figure” means (subject to Condition 5(c)(i)) the base index figure as specified in the applicable Final Terms;

“Calculation Agent” means the person appointed by the Issuer as calculation agent in relation to a Series of Inflation Linked Notes and specified in the applicable Final Terms, and shall include any successor calculation agent appointed in respect of such Notes;

“Her Majesty’s Treasury” means Her Majesty’s Treasury or any officially recognised party performing the function of a calculation agent (whatever such party’s title), on its or its successor’s behalf, in respect of the Reference Gilt;

“Index” or “Index Figure” means, subject as provided in Condition 5(c)(i), the U.K. Retail Price Index (RPl) (for all items) published by the Office for National Statistics (January 1987 = 100) or any comparable index which may replace the U.K. Retail Price Index for the purpose of calculating the amount payable on repayment of the Reference Gilt (the “RPI”). Any reference to the Index Figure:

(i)	applicable to a particular month, shall, subject as provided in Conditions 5(c) and 5(e), be construed as a reference to the Index Figure published in the seventh month prior to that particular month and relating to the month before that of publication; or

(ii)	applicable to the first calendar day of any month shall, subject as provided in Conditions 5(c) and 5(e), be construed as a reference to the Index Figure published in the second month prior to that particular month and relating to the month before that of publication; or

(iii)	applicable to any other day in any month shall, subject as provided in Conditions 5(c) and 5(e), be calculated by linear interpolation between (x) the Index Figure applicable to the first calendar day of the month in which the day falls, calculated as specified in sub-paragraph (ii) above and (y) the Index Figure applicable to the first calendar day of the month following, calculated as specified in sub-paragraph (ii) above and rounded to the nearest fifth decimal place;

“Index Ratio” applicable to any month or date, as the case may be, means the Index Figure applicable to such month or date, as the case may be, divided by the Base Index Figure and rounded to the nearest fifth decimal place;

“Limited Index Ratio” means (a) in respect of any month or date, as the case may be, prior to the relevant Issue Date, the Index Ratio for that month or date, as the case may be, (b) in respect of any Limited Indexation Date after the relevant Issue Date, the product of the Limited Indexation Factor for that month or date, as the case may be, and the Limited Index Ratio as previously calculated in respect of the month or date, as the case may be, twelve months prior thereto; and (c) in respect of any other month, the Limited Index Ratio as previously calculated in respect of the most recent Limited Indexation Month;

“Limited Indexation Date” means any date falling during the period specified in the applicable Final Terms for which a Limited Indexation Factor is to be calculated;

“Limited Indexation Factor” means, in respect of a Limited Indexation Month or Limited Indexation Date, as the case may be, the ratio of the Index Figure applicable to that month or date, as the case may be, divided by the Index Figure applicable to the month or date, as the case may be, twelve months prior thereto, provided that (a) if such ratio is greater than the Maximum Indexation Factor specified in the applicable Final Terms, it shall be deemed to be equal to such Maximum Indexation Factor and (b) if such ratio is less than the Minimum Indexation Factor specified in the applicable Final Terms, it shall be deemed to be equal to such Minimum Indexation Factor;

“Limited Indexation Month” means any month specified in the applicable Final Terms for which a Limited Indexation Factor is to be calculated;

“Limited Index Linked Notes” means Inflation Linked Notes to which a Maximum Indexation Factor and/or a Minimum Indexation Factor (as specified in the applicable Final Terms) applies; and

“Reference Gilt” means the index-linked Treasury Stock or Treasury Gilt specified as such in the applicable Final Terms for so long as such gilt is in issue, and thereafter such issue of index-linked Treasury Stock or Treasury Gilt determined to be appropriate by a gilt-edged market maker or other adviser selected by the Issuer (an “Indexation Adviser”).

(b)	Application of the Index Ratio

Each payment of interest (in the case of Inflation Linked Interest Notes) and principal (in the case of Inflation Linked Redemption Notes) in respect of the Notes shall be the amount provided in, or determined in accordance with, these Terms and Conditions, multiplied by the Index Ratio or Limited Index Ratio in the case of Limited Index Linked Notes applicable to the month or date, as the case may be, on which such payment falls to be made and rounded in accordance with Condition 4(b)(v).

(c)	Changes in Circumstances Affecting the Index

(i)	Change in base: If at any time and from time to time the Index is changed by the substitution of a new base therefor, then with effect from the month from and including that in which such substitution takes effect or the first date from and including that on which such substitution takes effect, as the case may be, (1) the definition of “Index” and “Index Figure” in Condition 5(a) shall be deemed to refer to the new date or month in substitution for January 1987 (or, as the case may be, to such other date or month as may have been substituted therefor), and (2) the new Base Index Figure shall be the product of the existing Base Index Figure and the Index Figure for the date on which such substitution takes effect, divided by the Index Figure for the date immediately preceding the date on which such substitution takes effect.

(ii)	Delay in publication of Index if sub-paragraph (i) of the definition of Index Figure is applicable: If the Index Figure which is normally published in the seventh month and which relates to the eighth month (the “relevant month”) before the month in which a payment is due to be made is not published on or before the fourteenth business day before the date on which such payment is due (the “date for payment”), the Index Figure applicable to the month in which the date for payment falls shall be (1) such substitute index figure (if any) as the Trustee considers (acting solely on the advice of the Indexation Adviser) to have been published by the United Kingdom Debt Management Office or the Bank of England, as the case may be, for the purposes of indexation of payments on the Reference Gilt or, failing such publication, on any one or more issues of index-linked Treasury Stock selected by an Indexation Adviser (and approved by the Trustee (acting solely on the advice of the Indexation Adviser)) or (2) if no such determination is made by such Indexation Adviser within seven days, the Index Figure last published (or, if later, the substitute index figure last determined pursuant to Condition 5(c)(i)) before the date for payment.

(iii)	Delay in publication of Index if sub-paragraph (ii) and/or (iii) of the definition of Index Figure is applicable: If the Index Figure relating to any month (the “calculation month”) which is required to be taken into account for the purposes of the determination of the Index Figure for any date is not published on or before the fourteenth business day before the date on which such payment is due (the “date for payment”), the Index Figure applicable for the relevant calculation month shall be (1) such substitute index figure (if any) as the Trustee considers (acting solely on the advice of the Indexation Adviser) to have been published by the United Kingdom Debt Management Office or the Bank of England, as the case may be, for the purposes of indexation of payments on the Reference Gilt or, failing such publication, on any one or more issues of index-linked Treasury Stock selected by an Indexation Adviser (and approved by the Trustee (acting solely on the advice of the Indexation Adviser)) or (2) if no such determination is made by such Indexation Adviser within seven days, the Index Figure last published (or, if later, the substitute index figure last determined pursuant to Condition 5(c)(i)) before the date for payment.

(d)	Application of Changes

Where the provisions of Condition 5c(ii) or Condition 5(c)(iii) apply, the determination of the Indexation Adviser as to the Index Figure applicable to the month in which the date for payment falls or the date for payment, as the case may be, shall be conclusive and binding. If, an Index Figure having been applied pursuant to Condition 5(c)(ii)(2) or Condition 5(c)(iii)(2), the Index Figure relating to the relevant month or relevant calculation month, as the case may be, is subsequently published while a Note is still outstanding, then:

(i)	in relation to a payment of interest (in the case of Inflation Linked Interest Notes) and/or principal (in the case of Inflation Linked Redemption Notes) in respect of such Note other than upon final redemption of such Note, the interest and/or principal (as the case may be) next payable after the date of such subsequent publication shall be increased or reduced, as the case may be, by an amount equal to the shortfall or excess, as the case may be, of the amount of the relevant payment made on the basis of the Index Figure applicable by virtue of Condition 5(c)(ii)(2) or Condition 5(c)(iii)(2) below or above the amount of the relevant payment that would have been due if the Index Figure subsequently published had been published on or before the fourteenth business day before the date for payment; and

(ii)	in relation to a payment of interest (in the case of Inflation Linked Interest Notes) and/or principal (in the case of Inflation Linked Redemption Notes) upon final redemption, no subsequent adjustment to amounts paid will be made.

(e)	Material Changes or Cessation of the Index

(i)	Material changes to the Index: If notice is published by Her Majesty’s Treasury, or on its behalf, following a change to the coverage or the basic calculation of the Index, then the Calculation Agent shall make any such adjustments to the Index consistent with any adjustments made to the Index as applied to the Reference Gilt.

(ii)	Cessation of the Index: If the Trustee and the Issuer have been notified by the Calculation Agent that the Index has ceased to be published, or if Her Majesty’s Treasury, or a person acting on its behalf, announces that it will no longer continue to publish the Index, then the Calculation Agent shall determine a successor index in lieu of any previously applicable index (the “Successor Index”) by using the following methodology:

(a)	if at any time a successor index has been designated by Her Majesty’s Treasury in respect of the Reference Gilt, such successor index shall be designated the “Successor Index” for the purposes of all subsequent Interest Payment Dates, notwithstanding that any other Successor Index may previously have been determined under paragraphs (b) or (c) below; or

(b)	if a Successor Index has not been determined under paragraph (a) above, the Issuer and the Trustee (acting solely on the advice of the Indexation Adviser) together shall seek to agree for the purpose of the Notes one or more adjustments to the Index or a substitute index (with or without adjustments) with the intention that the same should leave the Issuer and the Noteholders in no better and no worse position than they would have been had the Index not ceased to be published; or

(c)	if the Issuer and the Trustee (acting solely on the advice of the Indexation Adviser) fail to reach agreement as mentioned above within 20 business days following the giving of notice as mentioned in paragraph (ii), a bank or other person in London shall be appointed by the Issuer and the Trustee or, failing agreement on and the making of such appointment within 20 business days following the expiry of the 20 business day period referred to above, by the Trustee (acting solely on the advice of the Indexation Adviser) (in each case, such bank or other person so appointed being referred to as the “Expert”), to determine for the purpose of the Notes one or more adjustments to the Index or a substitute index (with or without adjustments) with the intention that the same should leave the Issuer and the Noteholders in no better and no worse position than they would have been had the Index not ceased to be published. Any Expert so appointed shall act as an expert and not as an arbitrator and all fees, costs and expenses of the Expert and of any Indexation Adviser and of any of the Issuer and the Trustee in connection with such appointment shall be borne by the Issuer.

(iii)	Adjustment or replacement: The Index shall be adjusted or replaced by a substitute index pursuant to the foregoing paragraphs, as the case may be, and references in these Terms and Conditions to the Index and to any Index Figure shall be deemed amended in such manner as the Trustee (acting solely on the advice of the Indexation Adviser) and the Issuer agree are appropriate to give effect to such adjustment or replacement. Such amendments shall be effective from the date of such notification and binding upon the Issuer, the Trustee and the Noteholders, and the Issuer shall give notice to the Noteholders in accordance with Condition 14 of such amendments as promptly as practicable following such notification or adjustment.

(f)	Redemption for Index Reasons

If either (i) the Index Figure for three consecutive months is required to be determined on the basis of an Index Figure previously published as provided in Condition 5(c)(ii)(2) and the Trustee has been notified by the Calculation Agent that publication of the Index has ceased or (ii) notice is published by Her Majesty’s Treasury, or on its behalf, following a change in relation to the Index, offering a right of redemption to the holders of the Reference Gilt, and (in either case) no amendment or substitution of the Index shall have been designated by Her Majesty’s Treasury in respect of the Reference Gilt and such circumstances are continuing, the Issuer may, upon giving not more than 60 nor less than 30 days’ notice to the Noteholders (or such other notice period as may be specified in the applicable Final Terms) in accordance with Condition 14, redeem all, but not some only, of the Notes at their Early Redemption Amount referred to in Condition 6 (f) below together (if appropriate) with interest accrued to (but excluding) the date of redemption (in each case adjusted in accordance with Condition 5(b)).

(g)	HICP

Where HICP (as defined below) is specified as the Index in the applicable Final Terms, the Conditions 5(g) to 5(j) will apply. For purposes of Conditions 5(g) to 5(j), unless the context otherwise requires, the following defined terms shall have the meanings set out below:

“Base Index Level” means the base index level as specified in the applicable Final Terms;

“Calculation Agent” means the person appointed by the Issuer as calculation agent in relation to a Series of Inflation Linked Notes and specified in the applicable Final Terms, and shall include any successor calculation agent appointed in respect of such Notes;

“Index” or “Index Level” means (subject as provided in Condition 5(i) the non-revised Harmonised Index of Consumer Prices excluding tobacco or relevant Successor Index (as defined in Condition 5(i)(ii)), measuring the rate of inflation in the European Monetary Union excluding tobacco, expressed as an index and published by Eurostat (the “HICP”). The first publication or announcement of a level of such index for a calculation month (as defined in Condition 5(i)(i)(A)) shall be final and conclusive and later revisions to the level for such calculation month will not be used in any calculations. Any reference to the Index Level which is specified in these Conditions as applicable to any day (“d”) in any month (“m”) shall, subject as provided in Condition 5(i), be calculated as follows:

where:

“Id” is the Index Level for the day d

“HICP” m-2 is the level of HICP for month m-2

“HICP” m-3 is the level of HICP for month m-3

“nbd” is the actual number of days from and excluding the first day of month m to but including day d;

and

“qm” is the actual number of days in month m,

provided that if Condition 5(i) applies, the Index Level shall be the Substitute Index Level determined in accordance with such Condition.

“Index Business Day” means a day on which the TARGET System is operating;

“Index Determination Date” means in respect of any date for which the Index Level is required to be determined, the fifth Index Business Day prior to such date;

“Index Ratio” applicable to any date means the Index Level applicable to the relevant Index Determination Date divided by the Base Index Level and rounded to the nearest fifth decimal place, 0.000005 being rounded upwards;

“Related Instrument” means an inflation-linked bond selected by the Calculation Agent that is a debt obligation of one of the governments (but not any government agency) of France, Italy, Germany or Spain and which pays a coupon or redemption amount which is calculated by reference to the level of inflation in the European Monetary Union with a maturity date which falls on (a) the same day as the Maturity Date or (b) the next longest maturity date after the Maturity Date or the next shortest maturity for the Maturity Date at its sole discretion, if there is no such bond maturing on the Maturity Date. The Calculation Agent will select the Related Instrument from such of those inflation-linked bonds issued on or before the relevant Issue Date and, if there is more than one such inflation-linked bond maturing on the same date, the Related Instrument shall be selected by the Calculation Agent from such bonds at its sole discretion. If the Related Instrument is redeemed the Calculation Agent will select a new Related Instrument on the same basis, but selected from all eligible bonds in issue at the time the originally selected Related Instrument is redeemed (including any bond for which the redeemed originally selected Related Instrument is exchanged).

(h)	Application of the Index Ratio

Each payment of interest (in the case of Inflation Linked Interest Notes) and principal (in the case of Inflation Linked Redemption Notes) in respect of the Notes shall be the amount provided in, or determined in accordance with, these Terms and Conditions, multiplied by the Index Ratio applicable to the date on which such payment falls to be made and rounded in accordance with Condition 4(b)(v)

(i)	Changes in Circumstances Affecting the Index

(i)	Delay in publication of Index

(A)	If the Index Level relating to any month (the “calculation month”) which is required to be taken into account for the purposes of the determination of the Index Level for any date (the “Relevant Level”) has not been published or announced by the day that is five Business Days before the date on which such payment is due (the “Affected Payment Date”), the Calculation Agent shall determine a Substitute Index Level (as defined below) (in place of such Relevant Level) by using the following methodology:

(1)	if applicable, the Calculation Agent will take the same action to determine the “Substitute Index Level” for the Affected Payment Date as that taken by the calculation agent (or any other party performing the function of a calculation agent (whatever such party’s title)) pursuant to the terms and conditions of the Related Instrument;

(2)	if (1) above does not result in a Substitute Index Level for the Affected Payment Date for any reason, then the Calculation Agent shall determine the Substitute Index Level as follows:

Substitute Index Level = Base Level x (Latest Level / Reference Level)

Where:

“Base Level” means the level of the Index (excluding any flash estimates) published or announced by Eurostat (or any successor entity which publishes such index) in respect of the month which is 12 calendar months prior to the month for which the Substitute Index Level is being determined;

“Latest Level” means the latest level of the Index (excluding any flash estimates) published or announced by Eurostat (or any successor entity which publishes such index) prior to the month in respect of which the Substitute Index Level is being calculated; and

“Reference Level” means the level of the Index (excluding any flash estimates) published or announced by Eurostat (or any successor entity which publishes such index) in respect of the month that is 12 calendar months prior to the month referred to in “Latest Level” above.

(B)	If a Relevant Level is published or announced at any time after the day that is five Business Days prior to the next Interest Payment Date, such Relevant Level will not be used in any calculations. The Substitute Index Level so determined pursuant to this Condition 5(i) will be the definitive level for that calculation month.

(ii)	Cessation of publication: If the Index Level has not been published or announced for two consecutive months or Eurostat announces that it will no longer continue to publish or announce the Index then the Calculation Agent shall determine a successor index in lieu of any previously applicable Index (the “Successor Index”) by using the following methodology:

(A)	if at any time (other than after an Early Termination Event (as defined below) has been designated by the Calculation Agent pursuant to paragraph (E) below) a successor index has been designated by the calculation agent (or any other party performing the function of a calculation agent (whatever such party’s title)) pursuant to the terms and conditions of the Related Instrument, such successor index shall be designated the “Successor Index” for the purposes of all subsequent Interest Payment Dates, notwithstanding that any other Successor Index may previously have been determined under paragraphs (B), (C) or (D) below; or

(B)	if a Successor Index has not been determined under paragraph (A) above (and there has been no designation of an Early Termination Event pursuant to paragraph (E) below), and a notice has been given or an announcement has been made by Eurostat (or any successor entity which publishes such index) specifying that the Index will be superseded by a replacement index specified by Eurostat (or any such successor), and the Calculation Agent determines that such replacement index is calculated using the same or substantially similar formula or method of calculation as used in the calculation of the previously applicable Index, such replacement index shall be the Index from the date that such replacement index comes into effect; or

(C)	if a Successor Index has not been determined under paragraphs (A) or (B) above (and there has been no designation of an Early Termination Event pursuant to paragraph (E) below), the Calculation Agent shall ask five leading independent dealers to state what the replacement index for the Index should be. If four or five responses are received, and of those four or five responses, three or more leading independent dealers state the same index, this index will be deemed the “Successor Index”. If three responses are received, and two or more leading independent dealers state the same index, this index will be deemed the “Successor Index”. If fewer than three responses are received, the Calculation Agent will proceed to paragraph (D) below;

(D)	if no Successor Index has been determined under paragraphs (A), (B) or (C) above on or before the fifth Index Business Day prior to the next Affected Payment Date the Calculation Agent will determine an appropriate alternative index for such Affected Payment Date, and such index will be deemed the “Successor Index”;

(E)	if the Calculation Agent determines that there is no appropriate alternative index, the Issuer shall, in conjunction with the Calculation Agent, determine in good faith an appropriate alternative index. If the Issuer, in conjunction with the Calculation Agent, does not decide on an appropriate alternative index within a period of ten Business Days, then an “Early Termination Event” will be deemed to have occurred and the Issuer will redeem the Notes pursuant to Condition 5(j).

(iii)	Rebasing of the Index: If the Calculation Agent determines that the Index has been or will be rebased at any time, the Index as so rebased (the “Rebased Index”) will be used for the purposes of determining each relevant Index Level from the date of such rebasing; provided, however, that the Calculation Agent shall make such adjustments as are made by the calculation agent (or any other party performing the function of a calculation agent (whatever such party’s title)) pursuant to the terms and conditions of the Related Instrument to the levels of the Rebased Index so that the Rebased Index levels reflect the same rate of inflation as the Index before it was rebased. Any such rebasing shall not affect any prior payments made.

(iv)	Material Modification Prior to Interest Payment Date: If, on or prior to the day that is five Business Days before an Interest Payment Date, Eurostat announces that it will make a material change to the Index then the Calculation Agent shall make any such adjustments to the Index consistent with adjustments made to the Related Instrument.

(v)

Manifest Error in Publication: If, within thirty days of publication, the Calculation Agent determines that Eurostat (or any successor entity which publishes such index) has corrected the level of the Index to remedy a manifest error in its original publication, the Calculation Agent will notify the parties of (A) that correction,

(B) the amount that is payable, in respect of interest payments falling after such correction, as a result of that correction and (C) take such other action as it may deem necessary to give effect to such correction.

(j)	Redemption for Index Reasons

If an Early Termination Event as described under Condition 5(i)(ii)(E) is deemed to have occurred, the Issuer will, upon giving not more than 60 nor less than 30 days’ notice to the Noteholders (or such other notice period as may be specified in the applicable Final Terms) in accordance with Condition 14, redeem all, but not some only, of the Notes at their Early Redemption Amount referred to in Condition 6(f) below together (if appropriate) with interest accrued to (but excluding) the date of redemption (in each case adjusted in accordance with Condition 5(h)).

6. Payments

(a)	Method of payment

Subject as provided below:

(i)	payments in a Specified Currency other than euro or Renminbi will be made by credit or transfer to an account in the relevant Specified Currency (which, in the case of a payment in Japanese yen to a non-resident of Japan, shall be a non-resident account) maintained by the payee with, or, at the option of the payee, by a cheque in such Specified Currency drawn on, a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney or Wellington, respectively);

(ii)	payments in euro will be made by credit or transfer to a euro account (or to any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque; and

(iii)	payments in Renminbi will be made by transfer to a Renminbi account maintained by or on behalf of the payee with a bank in Hong Kong

Payments will be subject in all cases to (i) any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 8, and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or (without prejudice to the provisions of Condition 8) any law implementing an intergovernmental approach thereto.

(b)	Presentation of Bearer Notes and Coupons

Payments of principal in respect of Bearer Notes will be made in the manner provided in paragraph (a) above only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of Bearer Notes, and payments of interest in respect of Bearer Notes will (subject as provided below) be made as aforesaid only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of Coupons, in each case at the specified office of any Paying Agent outside the United States (which expression, as used herein, means the United States of America (including the States and the District of Columbia and its possessions)).

Fixed Rate Notes in bearer form (other than Fixed Rate Notes which specify Interest Payment Date Adjustment as being applicable in the applicable Final Terms or Inflation Linked Notes) should be presented for payment together with all unmatured Coupons appertaining thereto (which expression shall for this purpose include Coupons falling to be issued on exchange of matured Talons), failing which the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the amount of such missing unmatured Coupon as the sum so paid bears to the sum due) will be deducted from the sum due for payment. Each amount of principal so deducted will be paid in the manner mentioned above against surrender of the relative missing Coupon at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 8) in respect of such principal (whether or not such Coupon would otherwise have become void under Condition 9) or, if later, five years from the date on which such Coupon would otherwise have become due, but in no event thereafter.

Upon any Fixed Rate Note in bearer form becoming due and repayable prior to its Maturity Date, all unmatured Talons (if any) appertaining thereto will become void and no further Coupons will be issued in respect thereof.

Upon the date on which any Floating Rate Note, Fixed Rate Note which specifies Interest Payment Date Adjustment as being applicable in the applicable Final Terms or Inflation Linked Interest Note in bearer form becomes due and repayable, unmatured Coupons and Talons (if any) relating thereto (whether or not attached) shall become void and no payment or, as the case may be, exchange for further Coupons shall be made in respect thereof.

If the due date for redemption of any definitive Bearer Note is not an Interest Payment Date, interest (if any) accrued in respect of such Note from (and including) the preceding Interest Payment Date or, as the case may be, the Interest Commencement Date shall be payable only against surrender of the relevant definitive Bearer Note.

(c)	Payments in respect of Registered Notes

(i)	Payments of principal in respect of Registered Notes shall be made against presentation and surrender of the relevant Certificates at the specified office of any of the Transfer Agents or of the Registrar and in the manner provided in the sub-paragraph (ii) below.

(ii)	Interest on Registered Notes shall be paid to the person shown on the Register at the close of business on the fifteenth day before the due date for payment thereof (the “Record Date”). Payments of interest on each Registered Note shall be made in the relevant currency by cheque drawn on a Bank and mailed to the holder (or to the first named of joint holders) of such Note at its address appearing in the Register on the Record Date. Upon application by the holder to the specified office of the Registrar or any Transfer Agent before the Record Date, such payment of interest may be made by transfer to an account in the relevant currency maintained by the payee with a Bank.

(iii)	Payments of principal and interest in respect of Registered Notes registered in the name of, or in the name of a nominee for, The Depository Trust Company (“DTC”) and denominated in a Specified Currency other than U.S. dollars will be made or procured to be made by transfer by the Registrar to an account in the relevant Specified Currency of the Exchange Agent on behalf of DTC or its nominee in accordance with the following provisions. The amounts in such Specified Currency payable by the Registrar or its agent to DTC with respect to Registered Notes held by DTC or its nominee will be received from the Issuer by the Registrar who will make payments in such Specified Currency by wire transfer of same day funds to the designated bank account in such Specified Currency of those DTC participants entitled to receive the relevant payment who have made an irrevocable election to DTC, in the case of interest payments, on or prior to the third DTC Business Day after the Record Date for the relevant payment of interest and, in the case of payments of principal, at least 12 DTC Business Days prior to the relevant payment date, to receive that payment in such Specified Currency. The Registrar, after the Exchange Agent has converted amounts in such Specified Currency into U.S. dollars, will deliver such U.S. dollar amount in same day funds to DTC for payment through its settlement system to those DTC participants entitled to receive the relevant payment who did not elect to receive such payment in such Specified Currency. The Agency Agreement sets out the manner in which such conversions are to be made. For the purposes of this Condition 6(c), “DTC Business Day” means any day on which DTC is open for business.

(d)	General provisions applicable to payments

The holder of a Global Note or a Global Certificate shall be the only person entitled to receive payments in respect of Notes represented by such Global Note or Global Certificate and the Issuer will be discharged by payment to, or to the order of, the holder of such Global Note or Global Certificate in respect of each amount so paid. Each of the persons shown in the records of Euroclear, Clearstream, Luxembourg or DTC as the beneficial holder of a particular nominal amount of Notes represented by such Global Note or Global Certificate must look solely to Euroclear, Clearstream, Luxembourg or DTC, as the case may be, for his share of each payment so made by the Issuer to, or to the order of, the holder of such Global Note or Global Certificate.

Notwithstanding the foregoing provisions of this Condition, if any amount of principal and/or interest in respect of Bearer Notes is payable in U.S. dollars, such U.S. dollar payments of principal and/or interest in respect of such Notes will be made at the specified office of a Paying Agent in the United States if:

(i)	the Issuer has appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment in U.S. dollars at such specified offices outside the United States of the full amount of principal and interest on the Notes in the manner provided above when due; and

(ii)	payment of the full amount of such principal and interest at all such specified offices outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of principal and interest in U.S. dollars; and

(iii)	such payment is then permitted under United States law without involving, in the opinion of the Issuer, adverse tax consequences to the Issuer.

(e)	Payment Day

If the date for payment of any amount in respect of any Note or Coupon is not a Payment Day, the holder thereof shall not be entitled to payment until the next following Payment Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay. For these purposes, “Payment Day” means any day which (subject to Condition 9) is:

(i)	a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in:

(A)	in the case of Notes in definitive form only, the relevant place of presentation;

(B)	any Additional Financial Centre specified in the applicable Final Terms; and

(ii)	either (1) in relation to any sum payable in a Specified Currency other than euro or Renminbi, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney or Wellington, respectively), (2) in relation to any sum payable in euro, a day on which the TARGET2 System is open or (3) in relation to any sum payable in Renminbi, a day (other than a Saturday, Sunday or public holiday) on which commercial banks and foreign exchange markets in Hong Kong are generally open for business and settlement for Renminbi payments in Hong Kong.

(f)	Interpretation of principal and interest

Any reference in these Terms and Conditions to principal in respect of the Notes shall be deemed to include, as applicable:

(i)	any additional amounts which may be payable with respect to principal under Condition 7 or under any undertakings given in addition thereto or in substitution therefor pursuant to the Trust Deed;

(ii)	the Final Redemption Amount of the Notes;

(iii)	the Early Redemption Amount of the Notes;

(iv)	the Optional Redemption Amount(s) (if any) of the Notes;

(v)	in relation to Zero Coupon Notes, the Amortised Face Amount (as defined in Condition 7(e)); and

(vi)	any premium and any other amounts (other than interest) which may be payable by the Issuer under or in respect of the Notes.

Any reference in these Terms and Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any additional amounts which may be payable with respect to interest under Condition 8 or any undertakings given in addition thereto or in substitution therefor pursuant to the Trust Deed.

(g)	Renminbi Currency Event

If Renminbi Currency Event is specified as applying in the applicable Final Terms and a Renminbi Currency Event (as defined below) occurs, the Issuer, on giving not less than five nor more than thirty days’ irrevocable notice in accordance with Condition 14 to the Noteholders and the Trustee prior to any due date for payment, shall be entitled to satisfy its obligations in respect of such payment (in whole or in part) by making such payment in U.S. dollars on the basis of the Spot Rate for the relevant Determination Date as promptly notified to the Issuer, the Trustee and the Paying Agents by the Calculation Agent.

In such event, any payment of U.S. dollars will be made by transfer to a U.S. dollar denominated account maintained by the payee with, or by a U.S. dollar denominated cheque drawn on, a bank in New York City and the definition of “Payment Day” in Condition 6(e) shall mean any day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in: (A) in the case of Notes in definitive form only, the relevant place of presentation; and (B) London and New York City.

For the purpose of this Condition:

“Determination Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are open for general business (including dealings in foreign exchange) in Hong Kong, London and New York City;

“Determination Date” means the day which is three Determination Business Days before the due date of the relevant payment under the Notes;

“Government Authority” means any de facto or de jure government (or any agency or instrumentality thereof), court, tribunal, administrative or other governmental authority or any other entity (private or public) charged with the regulation of the financial markets (including the central bank) of Hong Kong;

“Local Time” means the time of day in the jurisdiction in which the Calculation Agent, appointed in connection with the Notes, is located;

“Renminbi Currency Event” means any one of Renminbi Illiquidity, Renminbi Non-Transferability and Renminbi Inconvertibility;

“Renminbi Dealer” means an independent foreign exchange dealer of international repute active in the Renminbi exchange market in Hong Kong reasonably selected by the Issuer;

“Renminbi Illiquidity” means the general Renminbi exchange market in Hong Kong becomes illiquid as a result of which the Issuer cannot obtain sufficient Renminbi in order to satisfy its obligation to pay interest or principal (in whole or in part) in respect of the Notes, as determined by the Issuer acting in good faith and in a commercially reasonable manner following consultation with two Renminbi Dealers;

“Renminbi Inconvertibility” means the occurrence of any event that makes it impossible for the Issuer to convert any amount due in respect of the Notes into Renminbi in the general Renminbi exchange market in Hong Kong, other than where such impossibility is due solely to the failure of the Issuer to comply with any law, rule or regulation enacted by any Governmental Authority (unless such law, rule or regulation is enacted after the Issue Date of the first Tranche of the Notes and it is impossible for the Issuer, due to an event beyond its control, to comply with such law, rule or regulation);

“Renminbi Non-Transferability” means the occurrence of any event that makes it impossible for the Issuer to transfer Renminbi between accounts inside Hong Kong or from an account inside Hong Kong to an account outside Hong

Kong (including where the Renminbi clearing and settlement system for participating banks in Hong Kong is disrupted or suspended), other than where such impossibility is due solely to the failure of the Issuer to comply with any law, rule or regulation enacted by any Governmental Authority (unless such law, rule or regulation is enacted after the Issue Date of the first Tranche of the Notes and it is impossible for the Issuer, due to an event beyond its control, to comply with such law, rule or regulation); and

“Spot Rate” means the spot CNY/U.S. dollar exchange rate for the purchase of U.S. dollars with Renminbi in the over-the-counter Renminbi exchange market in Hong Kong for settlement in three Determination Business Days, as determined by the Calculation Agent at or around 11.00 a.m. (Local Time) on the Determination Date, on a deliverable basis by reference to Reuters Screen Page TRADCNY3, or if no such rate is available, on a non-deliverable basis by reference to Reuters Screen Page TRADNDF. If neither rate is available, the Calculation Agent shall in good faith and in a commercially reasonable manner determine the Spot Rate at or around 11:00 a.m. (Local Time) on the Determination Date as the most recently available CNY/U.S. dollar official fixing rate for settlement in two Determination Business Days reported by the State Administration of Foreign Exchange of the PRC, which is reported on the Reuters Screen Page CNY=SAEC. Reference to a page on the Reuters Screen means the display page so designated on the Reuters Monitor Money Rates Service (or any successor service) or such other page as may replace that page for the purpose of displaying a comparable currency exchange rate.

If for any reason at any relevant time the Calculation Agent defaults in its obligation to determine the Spot Rate, the Trustee shall determine (or, at the expense of the Issuer, appoint an expert to determine) the Spot Rate in such manner as, in its absolute discretion (having such regard as it shall think fit to the foregoing provisions of this Condition), it shall deem fair and reasonable in all the circumstances and each such determination shall be deemed to have been made by the Calculation Agent.

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 6(h), whether by the Calculation Agent or the Trustee, shall (in the absence of wilful default, bad faith or manifest error) be binding on the Issuer, the Issuing and Principal Paying Agent, the other Paying Agents and all Noteholders and Couponholders and (in the absence as aforesaid) no liability to the Issuer, the Noteholders or the Couponholders shall attach to the Calculation Agent or the Trustee in connection with the exercise or non-exercise by it if its powers, duties and discretions pursuant to such provision.

7.	Redemption and Purchase

(a)	Redemption at maturity

Unless previously redeemed or purchased and cancelled as specified below, each Note will be redeemed by the Issuer at its Final Redemption Amount specified in the applicable Final Terms in the relevant Specified Currency on the Maturity Date.

(b)	Redemption for tax reasons

The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time (if this Note is neither a Floating Rate Note nor an Inflation Linked Interest Note) or on any Interest Payment Date (if this Note is either a Floating Rate Note or an Inflation Linked Interest Note), on giving not less than 30 nor more than 60 days’ notice to the Issuing and Principal Paying Agent and, in accordance with Condition 14, the Noteholders (which notice shall be irrevocable), if:

(i)	on the occasion of the next payment due in respect of the Notes, the Issuer would be required to pay additional amounts as provided or referred to in Condition 8 as a result of any change in, or amendment to, the laws or regulations of the Relevant Jurisdiction (as defined in Condition 8) (or any political subdivision or taxing authority thereof or therein), or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date on which agreement is reached to issue the first Tranche of the Notes; and

(ii)	such requirement cannot be avoided by the Issuer taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be required to pay such additional amounts were a payment in respect of the Notes then due.

Prior to the publication of any notice of redemption pursuant to this Condition, the Issuer shall deliver to the Trustee a certificate signed by two Directors of the Issuer stating that the requirement referred to in sub-paragraph (i) above will apply on the occasion of the next payment due in respect of the Notes and cannot be avoided by the Issuer taking reasonable measures available to it and the Trustee shall be entitled to accept the certificate as sufficient evidence of the satisfaction of the conditions precedent set out above, in which event it shall be conclusive and binding on the Noteholders and the Couponholders. Upon the expiry of any such notice as is referred to in this paragraph, the Issuer shall be bound to redeem the Notes in accordance with the provisions of this paragraph.

Notes redeemed pursuant to this Condition 7(b) will be redeemed at their Early Redemption Amount referred to in paragraph (e) below together (if appropriate) with interest accrued to (but excluding) the date of redemption.

(c)	Redemption at the option of the Issuer (Issuer Call)

If Issuer Call is specified in the applicable Final Terms, the Issuer may, having given:

(i)	notice within the Issuer Call Period to the Noteholders in accordance with Condition 14; and

(ii)	not less than 10 days before the giving of the notice referred to in sub-paragraph (i) above, notice to the Issuing and Principal Paying Agent and the Trustee.

(which notices shall be irrevocable and shall specify the date fixed for redemption), redeem all or some only of the Notes then outstanding on any Optional Redemption Date and at the Optional Redemption Amount(s) specified in the applicable Final Terms together, if appropriate, with interest accrued to (but excluding) the relevant Optional Redemption Date. Any such redemption must be of a nominal amount equal to the Minimum Redemption Amount or a Higher Redemption Amount. In the case of a partial redemption of Notes, the Notes to be redeemed (“Redeemed Notes”) will be selected individually by lot, in the case of Redeemed Notes represented by definitive Notes, not more than 30 days prior to the date fixed for redemption (such date of selection being hereinafter called the “Selection Date”). In the case of Redeemed Notes represented by definitive Notes, a list of the serial numbers of such Redeemed Notes will be published in accordance with Condition 14 not less than 15 days prior to the date fixed for redemption.

(d)	Redemption at the option of the Noteholders (Investor Put)

If Investor Put is specified in the applicable Final Terms, upon the holder of any Note giving to the Issuer in accordance with Condition 14 notice within the Investor Put Period the Issuer will, upon the expiry of such notice, redeem, subject to, and in accordance with, the terms specified in the applicable Final Terms, in whole (but not in part), such Note on the Optional Redemption Date and at the Optional Redemption Amount together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date.

To exercise this option the holder must deposit (in the case of Bearer Notes) such Note (together with all unmatured Coupons) with any Paying Agent or (in the case of Registered Notes) the Certificate representing such Note(s) with the Registrar or any Transfer Agent at its specified office, accompanied by a duly completed and signed notice of exercise (a “Put Notice” in the form (for the time being current) obtainable from any specified office of any Paying Agent, the Registrar or any Transfer Agent (as applicable) within the notice period and in which the holder must specify a bank account (or, if payment is required to be made by cheque, an address) to which payment is to be made under this Condition.

(e)	Early Redemption Amounts

For the purpose of paragraph (b) and Condition 10, each Note will be redeemed at the Early Redemption Amount calculated as follows:

(i)	in the case of a Note (other than a Zero Coupon Note), at the amount specified in the applicable Final Terms or, if no such amount or manner is so specified in the applicable Final Terms, at its nominal amount; or

(ii)	in the case of a Zero Coupon Note, at an amount (the “Amortised Face Amount”) calculated in accordance with the following formula:

where:

“RP”	means the Reference Price;

“AY”	means the Accrual Yield expressed as a decimal; and

“y”	is the Day Count Fraction specified in the applicable Final Terms which will be either (i) 30/360 (in which case the numerator will be equal to the number of days (calculated on the basis of a 360-day year consisting of 12 months of 30 days each) from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator will be 360) or (ii) Actual/360 (in which case the numerator will be equal to the actual number of days from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator will be 360) or (iii) Actual/365 (in which case the numerator will be equal to the actual number of days from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator will be 365)

(f)	Purchases

The Issuer or any Subsidiary (as defined in the Trust Deed) of the Issuer may at any time purchase Notes (provided that, in the case of Bearer Notes, all unmatured Coupons and Talons appertaining thereto are purchased therewith) at any price in the open market or otherwise.

(g)	Cancellation

All Notes which are (a) redeemed or (b) purchased by or on behalf of the Issuer will forthwith be cancelled (together with all Certificates or unmatured Coupons and Talons attached thereto or surrendered therewith at the time of redemption) and accordingly may not be reissued or resold. Any Notes which are purchased by or on behalf of any of the Issuer’s Subsidiaries may, at the option of the purchaser, be held or resold or surrendered to a Paying Agent for cancellation.

(h)	Late payment on Zero Coupon Notes

If the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to paragraph (a), (b), (c) or (d) above or upon its becoming due and repayable as provided in Condition 10 is improperly withheld or refused, the amount due and repayable in respect of such Zero Coupon Note shall be the amount calculated as provided in paragraph e(ii) above as though the references therein to the date fixed for the redemption or the date upon which such Zero Coupon Note becomes due and payable were replaced by references to the date which is the earlier of:

(i)	the date on which all amounts due in respect of such Zero Coupon Note have been paid; and

(ii)	five days after the date on which the full amount of the moneys payable in respect of such Zero Coupon Notes has been received by the Issuing and Principal Paying Agent or the Trustee and notice to that effect has been given to the Noteholders in accordance with Condition 14.

8.	Taxation

All payments in respect of the Notes and Coupons by the Issuer will be made without withholding or deduction for any present or future taxes, assessments or other governmental charges (“Taxes”) of the Issuer’s jurisdiction of incorporation (the “Relevant Jurisdiction”) (or any political subdivision or taxing authority thereof or therein), unless the withholding or deduction of the Taxes is required by law. In that event, the Issuer will pay such additional amounts as may be necessary in order that the net amount paid to each holder of any Note or Coupon who, with respect to any such Tax is not resident in the Relevant Jurisdiction, after such withholding or deduction shall be not less than the respective amount to which such holder would have been entitled in respect of such Note or Coupon, as the case may be, in the absence of the withholding or deduction; provided however that the Issuer shall not be required to pay any additional amounts (i) for or on account of any such Tax imposed by the United States (or any political subdivision or taxing authority thereof or therein) or (ii) for or on account of:

(a)	any Tax which would not have been imposed but for (i) the existence of any present or former connection between a holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) and the Relevant Jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation of such Note or Coupon (x) for payment on a date more than 30 days after the Relevant Date (as defined below) or (y) in the Relevant Jurisdiction

(b)	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(c)	any Tax which is payable otherwise than by withholding or deduction from payments of (or in respect of) principal of, or any interest on, such Note or Coupon;

(d)	any Tax that is imposed or withheld by reason of the failure by the holder or any beneficial owner of such Note or Coupon to comply with a request of the Issuer given to the holder in accordance with Condition 14 (i) to provide information concerning the nationality, residence or identity of the holder or any beneficial owner or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirements, which, in the case of (i) or (ii), is required or imposed by a statute, treaty, regulation or administrative practice of the Relevant Jurisdiction as a precondition to exemption from all or part of such Tax;

(e)	any Tax imposed on a payment to an individual which is required to be made pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive;

(f)	any Tax payable with respect to a Note or Coupon presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note or Coupon to another Paying Agent in a Member State of the European Union; or

(g)	any combination of items (a), (a), (c), (d), (e) and (f) above,

nor shall the Issuer be required to pay any additional amounts with respect to any payment of the principal of, or any interest on, any Note or Coupon to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Relevant Jurisdiction (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner which would not have been entitled to such additional amounts had it been the holder of such Note or Coupon.

As used herein:

“Relevant Date” means the date on which such payment first becomes due, except that, if the full amount of the moneys payable has not been duly received by the Issuing and Principal Paying Agent or the Trustee on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the Noteholders in accordance with Condition 14; and

“United States” means the United States of America (including the States and the District of Columbia) and its possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

9.	Prescription

The Notes and Coupons will become void unless a claim for payment is made within a period of 10 years (in the case of principal) and five years (in the case of interest) after the Relevant Date (as defined in Condition 8) therefor (subject to the provisions of Condition 6(b)).

There shall not be included in any Coupon sheet issued on exchange of a Talon any Coupon the claim for payment in respect of which would be void pursuant to this Condition or Condition 6(b) or any Talon which would be void pursuant to Condition 6(b).

10.	Events of Default and Enforcement

(A)	Events of Default

The Trustee at its discretion may, and if so requested in writing by the holders of at least one-quarter in nominal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution of the Noteholders shall (subject in each case to being indemnified to its satisfaction), give notice to the Issuer that the Notes are, and they shall accordingly forthwith become, immediately due and repayable at their Early Redemption Amount as referred to in Condition 7(e) together (if applicable) with accrued interest as provided in the Trust Deed, in any of the following events (“Events of Default”):

(a)	if default is made in the payment of any principal or any interest due in respect of the Notes or any of them and the default continues for a period of 14 days in the case of a payment of principal or 21 days in the case of a payment of interest; or

(b)	if the Issuer fails to perform or observe any of its other obligations under these Terms and Conditions or the Trust Deed and (except in any case where the Trustee considers the failure to be incapable of remedy when no such continuation or notice as is hereinafter mentioned will be required) the failure continues for the period of 30 days (or such longer period as the Trustee may permit) next following the service by the Trustee on the Issuer of notice requiring the same to be remedied; or

(c)	if any Indebtedness for Borrowed Money of the Issuer becomes due and repayable prematurely by reason of an event of default (however described) or the Issuer fails to make any payment in respect of any Indebtedness for Borrowed Money on the due date for payment (as extended by any originally applicable grace period) or any security given by the Issuer for any Indebtedness for Borrowed Money becomes enforceable by reason of default in relation thereto and steps are taken to enforce such security or if default is made by the Issuer in making any payment due under any guarantee and/or indemnity (at the expiry of any originally applicable grace period) given by it in relation to any Indebtedness for Borrowed Money of any other person, provided that no event shall constitute an Event of Default unless the Indebtedness for Borrowed Money or other relative liability either alone or when aggregated with other Indebtedness for Borrowed Money and/or other liabilities relative to all (if any) other events which shall have occurred equals or exceeds (i) £50,000,000 (or its equivalent in any other currency) in relation to any such event falling on or before 1 August 2014 and (ii) £150,000,000 (or its equivalent in any other currency) in relation to any such event falling after 1 August 2014; or

(d)	if any order is made by any competent court or resolution passed for the winding up or dissolution of the Issuer, save for the purposes of a reorganisation on terms approved in writing by the Trustee; or

(e)	if the Issuer stops payment of, or is unable to, or admits inability to, pay, its debts (or any class of its debts) as they fall due, or is deemed unable to pay its debts (within the meaning of section 123(1)(e) or (2) of the Insolvency Act 1986), or is adjudicated or found bankrupt or insolvent or shall enter into any composition or other similar arrangements with its creditors under section 1 of the Insolvency Act 1986; or

(f)

if (i) an administrative or other receiver, manager, administrator or other similar official is appointed in relation to the Issuer or, as the case may be, in relation to the whole or a substantial part of the undertaking or assets of it, or an encumbrancer takes possession of the whole or a substantial part of the undertaking or assets of it, or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against the whole or a substantial part of the undertaking or assets of it and (ii) in any case (other than the appointment of an administrator) is not discharged, removed or paid within 45 days;

PROVIDED, in the case of any Event of Default other than those described in paragraphs (a) and (d) above, the Trustee shall have certified in writing to the Issuer that the Event of Default is, in its opinion, materially prejudicial to the interests of the Noteholders.

For the purposes of this Condition, “Indebtedness for Borrowed Money” means any present or future indebtedness (whether being principal, premium, interest or other amounts) for or in respect of (i) money borrowed, (ii) liabilities under or in respect of any acceptance or acceptance credit or (iii) any bonds, notes, debentures, debenture stock or loan stock.

(B)	Enforcement

The Trustee may at any time, at its discretion and without notice, take such proceedings against the Issuer as it may think fit to enforce the provisions of the Trust Deed, the Notes and the Coupons, but it shall not be bound to take any such proceedings or any other action in relation to the Trust Deed, the Notes or the Coupons unless (i) it shall have been so directed by an Extraordinary Resolution of the relevant Noteholders or so requested in writing by the holders of at least one-quarter in nominal amount of the relevant Notes then outstanding, and (ii) it shall have been indemnified to its satisfaction.

Save as otherwise provided herein, no Noteholder or Couponholder shall be entitled to proceed directly against the Issuer unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and the failure shall be continuing.

11.	Replacement of Notes, Certificates, Coupons and Talons

Should any Note, Certificate, Coupon or Talon be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Issuing and Principal Paying Agent (in the case of Bearer Notes, Coupons or Talons) and of the Registrar (in the case of Certificates) upon payment by the claimant of such costs and expenses as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Notes, Certificates, Coupons or Talons must be surrendered before replacements will be issued.

12.	Agents

The names of the initial Issuing and Principal Paying Agent, the other Paying Agents, the Registrar and the Transfer Agents and their initial specified offices are set out below.

The Issuer is entitled, with the prior written approval of the Trustee, to vary or terminate the appointment of the Issuing and Principal Paying Agent, any other Paying Agent, the Registrar or any Transfer Agent and/or appoint additional or other Paying Agents or Transfer Agents or another Registrar and/or approve any change in the specified office through which any such agent acts, provided that:

(i)	there will at all times be an Issuing and Principal Paying Agent;

(ii)	there will at all times be a Registrar and a Transfer Agent in relation to Registered Notes;

(iii)	so long as the Notes are listed on any stock exchange, there will at all times be a Paying Agent with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange or other relevant authority;

(iv)	there will at all times be a Paying Agent with a specified office in a city approved by the Trustee outside the Relevant Jurisdiction; and

(v)	save where it may from time to time be otherwise agreed with the Trustee that it is unduly onerous or not current market practice at the relevant time to do so and save to the extent that the following requirement is not met by virtue of sub-paragraph (iii) above and there will at all times be a Paying Agent with a specified office in a European Union member state that is not obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive.

In addition, the Issuer shall forthwith appoint a Paying Agent having a specified office in New York City in the circumstances described in Condition 6(d).

Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 60 days’ prior notice thereof shall have been given to the Noteholders in accordance with Condition 14.

In acting under the Agency Agreement, the Issuing and Principal Paying Agent, the Paying Agents, the Registrar and the Transfer Agents act solely as agents of the Issuer and, in certain limited circumstances, of the Trustee and do not assume any obligation to, or relationship of agency or trust with, any Noteholders or Couponholders. The Agency Agreement contains provisions permitting any entity into which any Paying Agent or Registrar or Transfer Agent is merged or converted or with which it is consolidated or to which it transfers all or substantially all of its assets to become the successor paying agent, registrar or transfer agent, as the case may be.

13.	Exchange of Talons

On and after the Interest Payment Date on which the final Coupon comprised in any Coupon sheet matures, the Talon (if any) forming part of such Coupon sheet may be surrendered at the specified office of the Issuing and Principal Paying Agent or any other Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to (and including) the final date for the payment of interest due in respect of the Note to which it appertains) a further Talon, subject to the provisions of Condition 9.

14.	Notices

Notices to the holders of Registered Notes shall be mailed to them at their respective addresses in the Register and deemed to have been given on the fourth weekday (being a day other than a Saturday or Sunday) after the date of mailing

Notices to the holders of Bearer Notes will be deemed to be validly given if published in a leading English language daily newspaper of general circulation in the United Kingdom. It is expected that such publication will be made in the Financial Times. The Issuer shall also ensure that notices are duly published in a manner which complies with the rules and regulations of any stock exchange or any other relevant authority on which the Notes are for the time being listed. Any such notice will be deemed to have been given on the date of the first publication.

Notices to be given by any Noteholder shall be in writing and given by lodging the same, together (in the case of any Note in definitive form) with the relative Note or Notes, with the Issuing and Principal Paying Agent (in the case of Bearer Notes) or the Registrar (in the case of Registered Notes). Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the holders of Bearer Notes in accordance with this Condition.

15.	Meeting of Noteholders, Modification, Authorisation, Waiver, Determination and Substitution

(a)	Meetings

The Trust Deed contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of any of the provisions of these Terms and Conditions, the Notes, the Coupons or the Trust Deed. Such a meeting may be convened by the Issuer or by Noteholders holding not less than 10 per cent. in nominal amount of the Notes for the time being outstanding. The quorum at any such meeting for passing an Extraordinary Resolution will be one or more persons holding or representing a clear majority in nominal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons being or representing Noteholders whatever the nominal amount of the Notes so held or represented. An Extraordinary Resolution passed at any meeting of the Noteholders shall be binding on all the Noteholders, whether or not they are present at the meeting, and on all and Couponholders.

(b)	Modification, Authorisation, Waiver, Determination, Substitution etc.

The Trustee may agree, without the consent of the Noteholders or the Couponholders, to any modification of, or to the waiver or authorisation of any breach or proposed breach of, any of these Terms and Conditions or any of the provisions of the Trust Deed or determine, without any such consent as aforesaid, that any Event of Default or Potential Event of Default (as defined in the Trust Deed) shall not be treated as such, which in any such case is not, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders or may agree, without any such consent as aforesaid, to any modification which is of a formal, minor or technical nature or to correct a manifest error.

In connection with the exercise by it of any of its trusts, powers, authorities and discretions (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the Issuer, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders except to the extent already provided for in Condition 8 and/or any undertaking given in addition to, or in substitution for, Condition 8 pursuant to the Trust Deed.

The Trustee may, without the consent of the Noteholders or Couponholders, agree with the Issuer to the substitution in place of the Issuer (or of any previous substitute under this Condition) as principal debtor in respect of the Notes and the Coupons and under the Trust Deed of either (i) a Successor in Business (as defined in the Trust Deed) to the Issuer or (ii) a Holding Company of the Issuer or (iii) a Subsidiary of the Issuer, in each case subject to the Trustee being satisfied that the interests of the Noteholders will not be materially prejudiced thereby provided that in determining such material prejudice the Trustee shall not take into account any prejudice to the interests of the Noteholders as a result of such substituted company not being required pursuant to proviso (i) to Condition 8 to pay any additional amounts for or on account of any Taxes imposed by the United States of America or any political subdivision or taxing authority thereof or therein and certain other conditions set out in the Trust Deed being complied with.

The Trust Deed contains provisions permitting the Issuer to consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person provided that (i) in the case of a consolidation or merger (except where the Issuer is the continuing entity) such person agrees to be bound by the terms of the Notes, the Coupons and the Trust Deed as principal debtor in place of the Issuer; (ii) in the case of a conveyance, transfer or lease, such person guarantees the obligations of the Issuer under the Notes, the Coupons and the Trust Deed and (iii) certain other conditions set out in the Trust Deed are complied with.

Any such modification, waiver, authorisation, determination or substitution shall be binding on the Noteholders and the Couponholders and, unless the Trustee otherwise agrees, any such modification or substitution shall be notified to the Noteholders in accordance with Condition 14 as soon as practicable thereafter.

For the purposes of this Condition “Holding Company” means, in relation to a person, an entity of which that person is a Subsidiary.

16.	Further Issues

The Issuer shall be at liberty from time to time without the consent of the Noteholders or the Couponholders to create and issue further notes having terms and conditions the same as the Notes or the same in all respects save for the amount and date of the first payment of interest thereon and so that the same shall be consolidated and form a single Series with the outstanding Notes. The Trust Deed contains provisions for convening a single meeting of the Noteholders and the holders of notes of other Series in certain circumstances where the Trustee so decides.

17.	Indemnification of the Trustee and its Contracting with the Issuer

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking action unless indemnified to its satisfaction.

The Trust Deed also contains provisions pursuant to which the Trustee is entitled, inter alia, (i) to enter into business transactions with the Issuer and/or any of its Subsidiaries and to act as trustee for the holders of any other securities issued or guaranteed by, or relating to, the Issuer and/or any of its Subsidiaries, (ii) to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of, or consequences for, the Noteholders or Couponholders, and (iii) to retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith.

18.	Third Party Rights

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of the Notes, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

19.	Governing Law

The Trust Deed, the Notes and the Coupons, and any non-contractual obligations arising out of or in connection with any of them, are governed by and shall be construed in accordance with, English law. The Agency Agreement is governed by and shall be construed in accordance with English law.

AGENT

HSBC Bank plc

8 Canada Square

London E14 5HQ

OTHER PAYING AGENTS

Credit Suisse First Boston	Banque Internationale à Luxembourg,
Uetlibergstrasse 231	société anonyme
8045 Zurich	69 route d’Esch
L-2953 Luxembourg

SCHEDULE 2

FORMS OF GLOBAL AND DEFINITIVE NOTES, CERTIFICATES, COUPONS AND TALONS

PART 1

FORM OF TEMPORARY GLOBAL NOTE

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO

LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE

LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE

CODE.]1

VODAFONE GROUP PLC

(the Issuer)

(incorporated with limited liability in England and Wales)

TEMPORARY GLOBAL NOTE

This Note is a Temporary Global Note in respect of a duly authorised issue of Notes of the Issuer (the Notes) of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Final Terms applicable to the Notes (the Final Terms), a copy of which is annexed hereto. References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in the Schedule 1 to the Trust Deed (as defined below) as completed by the Final Terms but, in the event of any conflict between the provisions of the Conditions and the information in the Final Terms, the Final Terms will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note. This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 16 July 1999 and made between the Issuer (under its then name of Vodafone AirTouch Plc) and The Law Debenture Trust Corporation p.l.c. as trustee for the holders of the Notes.

The Issuer, subject as hereinafter provided and subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note to or to the order of the Issuing and Principal Paying Agent or any of the other Paying Agents located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Notes.

If the Final Terms indicates that this Global Note is intended to be a New Global Note, the nominal amount of Notes represented by this Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear Bank S.A./N.V. (Euroclear) and Clearstream Banking, société anonyme (Clearstream, Luxembourg and together with Euroclear, the relevant Clearing Systems). The records of the relevant Clearing Systems (which expression in this Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of such customer’s interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the

[1]	Include where the original maturity of the Notes is more than 365 days.

bearer upon request) stating the nominal amount of Notes represented by this Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.

If the Final Terms indicates that this Global Note is not intended to be a New Global Note, the nominal amount of the Notes represented by this Global Note shall be the amount stated in the applicable Final Terms or, if lower, the nominal amount most recently entered by or on behalf of the Issuer in the relevant column in Part II, or III of Schedule One hereto or in Schedule Two hereto.

On any redemption of, or payment of interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note the Issuer shall procure that:

(a)	if the Final Terms indicates that this Global Note is intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered pro rata in the records of the relevant Clearing Systems, and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed or purchased and cancelled; or

(b)	if the Final Terms indicates that this Global Note is not intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption or purchase and cancellation, the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled.

Payments due in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make entries referred to above shall not affect such discharge.

Payments of principal and interest (if any) due prior to the Exchange Date (as defined below) will only be made to the bearer hereof to the extent that there is presented to the Agent by Clearstream, Luxembourg or Euroclear a certificate to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate of non-US beneficial ownership in the form required by it. The bearer of this Global Note will not (unless upon due presentation of this Global Note for exchange, delivery of the appropriate number of Definitive Bearer Notes (together, if applicable, with the Coupons and Talons appertaining thereto in or substantially in the forms set out in Parts 5, 6 and 7 of Schedule 2 to the Trust Deed) or, as the case may be, issue and delivery (or, as the case may be, endorsement) of the Permanent Global Note is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled to receive any payment hereon due on or after the Exchange Date.

If this Temporary Global Note is an Exchangeable Bearer Note then, subject to Condition 2(f), this Temporary Global Note may be exchanged in whole or from time to time in part for one or more Registered Notes in accordance with the Conditions on or after the Issue Date but before its Exchange Date referred to below by its presentation to any Transfer Agent at its specified office. On or after the Exchange Date, the outstanding nominal amount of this Temporary Global Note may be exchanged for Definitive Bearer Notes and Registered Notes in accordance with the next paragraph.

On or after the date (the Exchange Date) which is the 40th day after the Issue Date, this Global Note may be exchanged (free of charge) in whole or in part for, as specified in the Final Terms, either (a) Definitive Bearer Notes and (if applicable) Coupons and/or Talons (on the basis that all the appropriate details have been included on the face of such Definitive Bearer Notes and (if applicable) Coupons and/or Talons and the relevant information completing the Conditions appearing in the Final Terms has been endorsed on or attached to such Definitive Bearer Notes) or (b) either (if the Final Terms indicates that this Global Note is intended to be a New Global Note) interests recorded in the records of the relevant Clearing Systems in a Permanent Global Note or (if the Final Terms indicates that this Global Note is not intended to be a New Global Note) a Permanent Global Note which, in either case, is in or substantially in the form set out in Part 2 of the Schedule 2 to the Trust Deed (together with the Final Terms attached thereto) or (if this Global Note is an Exchangeable Bearer Note) for Registered Notes upon notice being given by Euroclear and/or Clearstream, Luxembourg acting on the instructions of any holder of an interest in this Global Note and subject, in the case of Definitive Bearer Notes, to such notice period as is specified in the Final Terms.

If Definitive Bearer Notes and (if applicable) Coupons and/or Talons have already been issued in exchange for all the Notes represented for the time being by the Permanent Global Note, then this Global Note may only thereafter be exchanged for Definitive Bearer Notes and (if applicable) Coupons and/or Talons pursuant to the terms hereof. This Global Note may be exchanged by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for general business in London.

The Issuer shall procure that Definitive Bearer Notes or (as the case may be) the Permanent Global Note shall be issued and delivered and (in the case of the Permanent Global Note where the Final Terms indicates that this Global Note is intended to be a New Global Note) interests in the Permanent Global Note shall be recorded in the records of the relevant Clearing Systems in exchange for only that portion of this Global Note in respect of which there shall have been presented to the Principal Paying Agent by Euroclear or Clearstream, Luxembourg a certificate to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate of non-US beneficial ownership in the form required by it.

On an exchange of the whole of this Global Note, this Global Note shall be surrendered to or to the order of the Principal Paying Agent. The Issuer shall procure that:

(a)	if the Final Terms indicates that this Global Note is intended to be a New Global Note, on an exchange of the whole or part only of this Global Note, details of such exchange shall be entered pro rata in the records of the relevant Clearing Systems such that the nominal amount of Notes represented by this Global Note shall be reduced by the nominal amount of this Global Note so exchanged; or

(b)	if the Final Terms indicates that this Global Note is not intended to be a New Global Note, on an exchange of part only of this Global Note details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of this Global Note so exchanged. On any exchange of this Global Note for a Permanent Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two to the Permanent Global Note and the relevant space in Schedule Two thereto recording such exchange shall be signed by or on behalf of the Issuer.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall in all respects be entitled to the same benefits as if he were the bearer of Definitive Bearer Notes and the relative Coupons and/or Talons (if any) in the form(s) set out in Part 5, Part 6 and Part 7 (as applicable) of the Schedule 2 to the Trust Deed.

The holder of this Global Note shall be treated at any meeting of the Noteholders as having one vote in respect of each Definitive Bearer Note for which this Global Note would be exchangeable.

In considering the interests of Noteholders while this Global Note is held on behalf of a clearing system, the Trustee may have regard to any information provided to it by such clearing system or its operator as to the identity (either individually or by category) of its accountholders with entitlements to this Global Note and may consider such interests as if such accountholders were the holder of this Global Note.

This Global Note does not confer on a third party any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

This Global Note, and any non-contractual obligations arising out of or in connection with it, are governed by, and shall be construed in accordance with, English law.

This Global Note shall not be valid unless authenticated by HSBC Bank plc as Issuing and Principal Paying Agent and, if the Final Terms indicates that this Global Note is intended to be held in a manner which would allow Eurosystem eligibility, effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems.

IN WITNESS whereof the Issuer has caused this Global Note to be signed manually or in facsimile by a person duly authorised on its behalf.

Issued as of

VODAFONE GROUP PLC

By:
Duly Authorised

Authenticated by HSBC Bank plc as Issuing and Principal Paying Agent.

By:
Authorised Officer

[1]Effectuated without recourse, warranty or liability by

as common safekeeper

By:

[1]	This should only be completed where the Final Terms indicates that this Global Note is intended to be held in a manner which would allow Eurosytem eligibility.

Schedule One*

PART I

INTEREST PAYMENTS

Confirmation of
	Interest Payment	Total amount of	Amount of interest	payment by or on
Date made	Date	interest payable	paid	behalf of the Issuer

*	Schedule One should only be completed where the Final Terms indicates that this Global Note is not intended to be a New Global Note.

PART II

REDEMPTIONS

Remaining nominal
			amount of this	Confirmation of
			Global Note	redemption by or
	Total amount of	Amount of	following such	on behalf of the
Date made	principal payable	principal paid	redemption*	Issuer

*	See most recent entry in Part II or III of Schedule Two in order to determine this amount.

PART III

PURCHASES AND CANCELLATIONS

Remaining nominal
		amount of this Global	Confirmation of
	Part of nominal amount	Note following such	purchase and
	of this Global Note	purchase and	cancellation by or on
Date made	purchased and cancelled	cancellation*	behalf of the Issuer

*	See most recent entry in Part II or III of Schedule Two in order to determine this amount.

Schedule Two*

EXCHANGES

FOR DEFINITIVE BEARER NOTES, REGISTERED NOTES OR PERMANENT GLOBAL NOTE

The following exchanges of a part of this Global Note for Definitive Bearer Notes or Registered Notes or a part of a Permanent Global Note have been made:

Nominal amount of this
Global Note exchanged
for Definitive Bearer
	Notes, Registered Notes	Remaining nominal
	or a part of a Permanent	amount of this Global
	Global Note (stating	Note following such	Notation made by or on
Date made	which)	exchange*	behalf of the Issuer

*	Schedule Two should only be completed where the Final Terms indicates that this Global Note is not intended to be a New Global Note.
*	See most recent entry in Part II or III of Schedule One or in this Schedule Two in order to determine this amount.

ANNEX

[attach Final Terms that relate to this Global Note]

PART 2

FORM OF PERMANENT GLOBAL NOTE

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1

VODAFONE GROUP PLC

(the Issuer)

(incorporated with limited liability in England and Wales)

PERMANENT GLOBAL NOTE

This Note is a Permanent Global Note in respect of a duly authorised issue of Notes of the Issuer (the Notes) of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Final Terms applicable to the Notes (the Final Terms), a copy of which is annexed hereto. References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in the Schedule 1 to the Trust Deed (as defined below) as completed by the Final Terms but, in the event of any conflict between the provisions of the Conditions and the information in the Final Terms, the Final Terms will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note. This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 16 July 1999 and made between the Issuer (under its then name of Vodafone AirTouch Plc) and The Law Debenture Trust Corporation p.l.c. as trustee for the holders of the Notes.

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note at the specified office of the Issuing and Principal Paying Agent at 8 Canada Square, London EC2V 7EX, England or such other specified office as may be specified for this purpose in accordance with the Conditions or at the specified office of any of the other Paying Agents located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Notes.

If the Final Terms indicates that this Global Note is intended to be a New Global Note, the nominal amount of Notes represented by this Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear Bank S.A./N.V. (Euroclear) and Clearstream Banking, société anonyme (Clearstream, Luxembourg and together with Euroclear, the relevant Clearing Systems). The records of the relevant Clearing Systems (which expression in this Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of such customer’s interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.

[1]	Include where the original maturity of the Notes is more than 365 days.

If the Final Terms indicates that this Global Note is not intended to be a New Global Note, the nominal amount of the Notes represented by this Global Note shall be the amount stated in the applicable Final Terms or, if lower, the nominal amount most recently entered by or on behalf of the Issuer in the relevant column in Part II or Part III of Schedule One hereto or in Schedule Two hereto.

On any redemption of, or payment of interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note the Issuer shall procure that:

(a)	if the Final Terms indicates that this Global Note is intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed or purchased and cancelled; or

(b)	if the Final Terms indicates that this Global Note is not intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption or purchase and cancellation, the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled.

Payments due in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof and any failure to make entries referred to above shall not affect such discharge.

If the Notes represented by this Global Note were, on issue, represented by a Temporary Global Note then on any exchange of such Temporary Global Note for this Global Note or any part hereof, the Issuer shall procure that:

(a)	if the Final Terms indicates that this Global Note is intended to be a New Global Note, details of such exchange shall be entered in the records of the relevant Clearing Systems such that the nominal amount of Notes represented by this Global Note shall be increased by the nominal amount of the Temporary Global Note so exchanged; or

(b)	if the Final Terms indicates that this Global Note is not intended to be a New Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be increased by the nominal amount of the Temporary Global Note so exchanged.

This Global Note may be exchanged (free of charge) in whole, but, except as provided below, not in part, for Definitive Bearer Notes and (if applicable) Coupons and/or Talons in or substantially in the forms set out in Part 5, Part 6 and Part 7 of the Schedule 2 to the Trust Deed (on the basis that all the appropriate details have been included on the face of such Definitive Bearer Notes and (if applicable) Coupons and/or Talons and the relevant information completing the Conditions appearing in the Final Terms has been endorsed on or attached to such Definitive Bearer Notes) or (if this Global Note is an Exchangeable Bearer Note) Registered Notes represented by the Certificates described in the Trust Deed:

(a)	if specified in the applicable Final Terms, upon not less than 60 days’ written notice being given to the Issuing and Principal Paying Agent by Euroclear and/or Clearstream, Luxembourg (acting on the instructions of any holder of an interest in this Global Note); or

(b)	if specified in the applicable Final Terms, only upon the occurrence of an Exchange Event; or

(c)	if this Global Note is an Exchangeable Bearer Note then, subject to Condition 2(f), by the holder hereof giving notice to the Issuing and Principal Paying Agent of its election to exchange the whole or a part of this Global Note for Registered Notes.

An Exchange Event means (unless otherwise specified in the applicable Final Terms):

(i)	an Event of Default has occurred and is continuing;

(ii)	the Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no alternative clearing system satisfactory to the Trustee is available; or

(iii)	the Issuer has or will become obliged to pay additional amounts as provided for or referred to in Condition 8 which would not be required were the Bearer Notes in definitive form.

Upon the occurrence of an Exchange Event:

(A)	the Issuer will promptly give notice to Noteholders in accordance with Condition 14 of the occurrence of such Exchange Event; and

(B)	Euroclear and/or Clearstream, Luxembourg (acting on the instructions of any holder of an interest in this Global Note) or the Trustee may give notice to the Issuing and Principal Paying Agent requesting exchange and, in the event of the occurrence of an Exchange Event as described in (iii) above, the Issuer may also give notice to the Issuing and Principal Paying Agent requesting exchange.

This Global Note is exchangeable in part only if this Global Note is an Exchangeable Bearer Note and the part thereof submitted for exchange is to be exchanged for Registered Notes.

Any such exchange shall occur on a date specified in the notice not later than 60 days (or, in the case of an exchange for Registered Notes, 5 days) after the date of receipt of the first relevant notice by the Issuing and Principal Paying Agent.

The first notice requesting exchange in accordance with the above provisions shall give rise to the issue of Definitive Bearer Notes for the total nominal amount of Notes represented by this Global Note.

Any such exchange as aforesaid will be made upon presentation of this Global Note by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for business in London at the office of the Issuing and Principal Paying Agent specified above.

The aggregate nominal amount of Definitive Bearer Notes or Registered Notes issued upon an exchange of this Global Note will be equal to the aggregate nominal amount of this Global Note submitted for exchange. Upon exchange in full of this Global Note, the Issuing and Principal Paying Agent shall cancel it or procure that it is cancelled.

Certificates issued upon exchange for Registered Notes shall not be Global Certificates unless the holder so requests and certifies to the Issuing and Principal Paying Agent that it is, or is acting as, a nominee for Clearstream, Luxembourg or Euroclear.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall in all respects be entitled to the same benefits as if he were the bearer of Definitive Bearer Notes and the relative Coupons and/or Talons (if any) in the form(s) set out in Part 5, Part 6 and Part 7 (as applicable) of the Schedule 2 to the Trust Deed.

The holder of this Global Note shall be treated at any meeting of the Noteholders as having one vote in respect of each Definitive Bearer Note for which this Global Note would be exchangeable.

In considering the interests of Noteholders while this Global Note is held on behalf of a clearing system, the Trustee may have regard to any information provided to it by such clearing system or its operator as to the identity (either individually or by category) of its accountholders with entitlements to this Global Note and may consider such interests as if such accountholders were the holder of this Global Note.

This Global Note does not confer on a third party any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

This Global Note, and any non-contractual obligations arising out of or in connection with it, are governed by, and shall be construed in accordance with, English law.

This Global Note shall not be valid unless authenticated by HSBC Bank plc as Issuing and Principal Paying Agent and, if the Final Terms indicates that this Global Note is intended to be held in a manner which would allow Eurosystem eligibility, effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems.

IN WITNESS whereof the Issuer has caused this Global Note to be signed manually or in facsimile by a person duly authorised on its behalf.

Issued as of

VODAFONE GROUP PLC

By:
Duly Authorised

Authenticated by HSBC Bank plc as Issuing and Principal Paying Agent.

By:
Authorised Officer

[1]Effectuated without recourse, warranty or liability by

as common safekeeper

By:

[1]	This should only be completed where the Final Terms indicates that this Global Note is intended to be held in a manner which would allow Eurosytem eligibility.

Schedule One*

PART I

INTEREST PAYMENTS

Confirmation of
	Interest Payment	Total amount of	Amount of interest	payment by or on
Date made	Date	interest payable	paid	behalf of the Issuer

*	Schedule One should only be completed where the Final Terms indicates that this Global Note is not intended to be a New Global Note.

PART II

REDEMPTION

Remaining nominal
			amount of this	Confirmation of
			Global Note	redemption by or
	Total amount of	Amount of	following such	on behalf of the
Date made	principal payable	principal paid	redemption*	Issuer

*	See most recent entry in Part II or III of Schedule Two in order to determine this amount.

PART III

PURCHASES AND CANCELLATIONS

Remaining nominal
		amount of this Global	Confirmation of
	Part of nominal amount	Note following such	purchase and
	of this Global Note	purchase and	cancellation by or on
Date made	purchased and cancelled	cancellation*	behalf of the Issuer

*	See most recent entry in Part II or III of Schedule Two in order to determine this amount.

Schedule Two*

EXCHANGES

The following exchanges of a part of this the Temporary Global Note for a part of this Global Note or a part of this Global Note for Registered Notes have been made:

Nominal amount of
Temporary Global Note
	exchanged for this	Increased/decreased
	Global Note or of this	nominal amount of this
	Global Note exchanged	Global Note following	Notation made by or on
Date made	for Registered Notes	such exchange*	behalf of the Issuer

*	See most recent entry in Part II or III of Schedule One or in this Schedule Two in order to determine this amount.
*	Schedule Two should only be completed where the Final Terms indicates that this Global Note is not intended to be a New Global Note.

ANNEX

[attach the Final Terms that relate to this Global Note]

PART 3

FORM OF REGULATION S GLOBAL CERTIFICATE

THE NOTES REPRESENTED BY THIS REGULATION S GLOBAL CERTIFICATE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

VODAFONE GROUP PLC

(the Issuer)

(incorporated with limited liability in England and Wales)

REGULATION S GLOBAL CERTIFICATE

This Regulation S Global Certificate is issued in respect of a duly authorised issue of Notes of the Issuer (the Notes) of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Final Terms applicable to the Notes (the Final Terms), a copy of which is annexed hereto. This Regulation S Global Certificate certifies that the person whose name is entered in the Register is the registered holder (the Registered Holder) of such nominal amount of the Notes specified in the Final Terms at the date hereof.

Interpretation and Definitions

References in this Regulation S Global Certificate to the Conditions are to the Terms and Conditions of the Notes as set out in the Schedule 1 to the Trust Deed (as defined below) as completed by the Final Terms but, in the event of any conflict between the provisions of the Conditions and the information in the Final Term; the Final Terms will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Regulation S Global Certificate. This Regulation S Global Certificate is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 16 July 1999 and made between the Issuer (under its then name of Vodafone AirTouch Plc) and The Law Debenture Trust Corporation p.l.c as Trustee for the holders of the Notes.

Promise to Pay

The Issuer, subject as hereinafter provided and subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the holder of the Notes represented by this Regulation S Global Certificate on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Regulation S Global Certificate may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Regulation S Global Certificate calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.

For the purposes of this Regulation S Global Certificate, (a) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the Notes represented by this Regulation S Global Certificate, (b) this Regulation S Global Certificate is evidence of entitlement only, (c) title to the Notes represented by this Regulation S Global Certificate passes only on due registration on the Register, (d) only the holder of the Notes, as on the immediately preceding Clearing System Business Day, represented by this

Regulation S Global Certificate is entitled to payments in respect of the Notes represented by this Regulation S Global Certificate, and (e) the nominal amount of Notes represented by this Regulation S Global Certificate from time to time shall be that amount shown in the Register as being registered in the name of the Registered Holder hereof at such time.

For the purposes hereof “Clearing System Business Day” means any day other than (i) Saturdays or Sundays and (ii) 1 January and 25 December.

Transfer of Notes represented by Regulation S Global Certificates

If the Final Terms state that the Notes are to be represented by a Regulation S Global Certificate on issue, transfers of the holding of Notes represented by this Regulation S Global Certificate pursuant to Condition 2(b) may only be made in part:

(a)	if the Notes represented by this Regulation S Global Certificate are held on behalf of Euroclear or Clearstream, Luxembourg or any other clearing system (an Alternative Clearing System) and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so and no alternative clearing system satisfactory to the Trustee is available; or

(b)	an Event of Default has occurred and is continuing; or

(c)	with the consent of the Issuer,

provided that, in the case of the first transfer of part of a holding pursuant to (a) or (b) above, the holder of the Notes represented by this Regulation S Global Certificate has given the Registrar not less than 30 days’ notice at its specified office of such holder’s intention to effect such transfer. Where the holding of Notes represented by this Regulation S Global Certificate is only transferable in its entirety, the Certificate issued to the transferee upon transfer of such holding shall be a Regulation S Global Certificate. Where transfers are permitted in part, Certificates issued to transferees shall not be Regulation S Global Certificates unless the transferee so requests and certifies to the Registrar that it is, or is acting as a nominee for, Clearstream, Luxembourg, Euroclear and/or an Alternative Clearing System.

Interests in a Regulation S Global Certificate will be exchangeable, free of charge to the holder, for definitive Regulation S Certificates only upon the occurrence of an Exchange Event. An Exchange Event means (unless otherwise specified in the applicable Final Terms) that:

(vi)	an Event of Default has occurred and is continuing; or

(vii)	the Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and, in any such case, no successor clearing system is available; or

(viii)	the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Notes represented by definitive Regulation S Certificates.

Upon the occurrence of an Exchange Event:

(A)	the Issuer will promptly give notice to Noteholders in accordance with Condition 14; and

(B)	Euroclear and Clearstream, Luxembourg (acting on the instructions of any holder of an interest in such Regulation S Global Certificate) may give notice to the Registrar requesting exchange and, in the event of an Exchange Event as described in (iii) above, the Issuer many also give notice to the Registrar requesting exchange.

Any such exchange shall occur not later than 10 days after the date of receipt of the first relevant notice by the Registrar.

Meetings

At any meeting of Noteholders, the holder of the Notes represented by this Regulation S Global Certificate shall be treated as having one vote in respect of each nominal amount of Notes equal to the minimum Specified Denomination of the Notes.

This Regulation S Global Certificate shall not become valid for any purpose until authenticated by or on behalf of the Registrar and, if the applicable Final Terms indicates that this Regulation S Global Certificate is intended to be held under the New Safekeeping Structure, effectuated by the entity appointed as common safekeeper by Euroclear or Clearstream, Luxembourg.

This Regulation S Global Certificate, and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with English law.

IN WITNESS whereof the Issuer has caused this Regulation S Global Certificate to be signed manually or in facsimile by a person duly authorised on its behalf.

Dated as of the Issue Date.

VODAFONE GROUP PLC

By:

Duly Authorised

Authenticated

by HSBC Bank USA, National Association as Registrar

By:

Authorised Officer

[1]Effectuated without recourse, warranty or liability by

as common safekeeper

By:

[1]	This should only be completed where the Final Terms indicates that this Regulation S Global Certificate is intended to be held under the NSS.

Form of Transfer

For value received the undersigned transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

[—] nominal amount of the Notes represented by this Regulation S Global Certificate, and all rights under them.

Dated

Signed	Certifying Signature

Notes:

(a)	The signature of the person effecting a transfer shall conform to a list of duly authorised specimen signatures supplied by the holder of the Notes represented by this Regulation S Global Certificate or (if such signature corresponds with the name as it appears on the face of this Regulation S Global Certificate) be certified by a notary public or a recognised bank or be supported by such other evidence as a Transfer Agent or the Registrar may reasonably require.

(b)	A representative of the Noteholder should state the capacity in which he signs e.g. executor.

ANNEX

[attach Final Terms that relate to this Global Certificate]

PART 4

FORM OF DTC RESTRICTED GLOBAL CERTIFICATE

THE NOTES REPRESENTED BY THIS DTC RESTRICTED GLOBAL CERTIFICATE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT (RULE 144A) TO A PERSON THAT THE HOLDER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A QIB) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB, (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (REGULATION S) TO A NON-US PERSON (AS DEFINED IN THE REGULATIONS) OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) , IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THE NOTES REPRESENTED BY THIS DTC RESTRICTED CERTIFICATE.

Unless this DTC Restricted Global Certificate is presented by an authorised representative of The Depository Trust Company, a corporation incorporated under the laws of the State of New York (DTC), to the Issuer or its agent for registration of transfer, exchange or payment, and any definitive Note issued is registered in the name of Cede & Co. or such other name as is requested by an authorised representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorised representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.

VODAFONE GROUP PLC

(the Issuer)

(incorporated with limited liability in England and Wales)

DTC RESTRICTED GLOBAL CERTIFICATE

Registered Holder:

Address of Registered Holder:

Nominal amount of Notes

represented by this DTC Restricted Global

Certificate:

This DTC Restricted Global Certificate is issued in respect of a duly authorised issue of Notes of the Issuer (the Notes) of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Final Terms applicable to the Notes (the Final Terms), a copy of which is annexed hereto. This DTC Restricted Global Certificate certifies that the Registered Holder (as defined above) is registered as the holder of such nominal amount of the Notes at the date hereof.

Interpretation and Definitions

References in this DTC Restricted Global Certificate to the Conditions are to the Terms and Conditions or the Notes as set out in the Schedule 1 to the Trust Deed (as defined below) as completed by the Final Terms but, in the event of any conflict between the provisions of the Conditions and the information in the Final Terms, the Final Terms will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this DTC Restricted Global Certificate. This DTC Restricted Global Certificate is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 16 July 1999 and made between the Issuer (under its then name of Vodafone AirTouch Plc) and The Law Debenture Trust Corporation p.l.c as Trustee for the holders of the Notes.

Promise to Pay

The Issuer, subject as hereinafter provided and subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the holder of the Notes represented by this DTC Restricted Global Certificate on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this DTC Restricted Global Certificate may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this DTC Restricted Global Certificate calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.

For the purposes of this DTC Restricted Global Certificate, (a) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the Notes represented by this DTC Restricted Global Certificate, (b) this DTC Restricted Global Certificate is evidence of entitlement only, (c) title to the Notes represented by this DTC Restricted Global Certificate passes only on due registration on the Register, (d) only the holder of the Notes as on the immediately preceding Clearing System Business Day, represented by this DTC Restricted Global Certificate is entitled to payments in respect of the Notes represented by this DTC Restricted Global Certificate, and (e) the nominal amount of Notes represented by this DTC Restricted Global Certificate from time to time shall be that amount shown in the Register as being registered in the name of the Registered Holder hereof at such time.

For the purposes hereof “Clearing System Business Day” means any day other than (i) Saturdays or Sundays and (ii) 1 January and 25 December.

Transfer of Notes represented by DTC Restricted Global Certificates

If the Final Terms state that the Notes are to be represented by a DTC Restricted Global Certificate on issue, transfers of the holding of Notes represented by this DTC Restricted Global Certificate pursuant to Condition 2(b) may only be made in part:

(a)	if the Notes represented by this DTC Restricted Global Certificate are held on behalf of DTC or any other clearing system (an Alternative Clearing System) and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so and no alternative clearing system satisfactory to the Trustee is available; or

(b)	an Event of Default has occurred and is continuing; or

(c)	with the consent of the Issuer

provided that, in the case of the first transfer of part of a holding pursuant to (a) or (b) above, the holder of the Notes represented by this DTC Restricted Global Certificate has given the Registrar not less than 30 days’

notice at its specified office of such holder’s intention to effect such transfer. Where the holding of Notes represented by this DTC Restricted Global Certificate is only transferable in its entirety, the Certificate issued to the transferee upon transfer of such holding shall be a DTC Restricted Global Certificate. Where transfers are permitted in part, Certificates issued to transferees shall not be DTC Restricted Global Certificates unless the transferee so requests and certifies to the Registrar that it is, or is acting as a nominee for, DTC and/or an Alternative Clearing System.

Interests in a DTC Restricted Global Certificate will be exchangeable, free of charge to the holder, for definitive DTC Restricted Certificates only upon the occurrence of an Exchange Event. An Exchange Event means (unless otherwise specified in the applicable Final Terms) that:

(i)	an Event of Default has occurred and is continuing; or

(ii)	either DTC has notified the Issuer that it is unwilling or unable to continue to act as depositary for the Notes and no alternative clearing system is available or DTC has ceased to constitute a clearing agency registered under the Exchange Act; or

(iii)	the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Notes represented by definitive DTC Restricted Certificates.

Upon the occurrence of an Exchange Event:

(A)	the Issuer will promptly give notice to Noteholders in accordance with Condition 13; and

(B)	DTC (acting on the instructions of any holder of an interest in such DTC Restricted Global Certificate) may give notice to the Registrar requesting exchange and, in the event of an Exchange Event as described in (iii) above, the Issuer many also give notice to the Registrar requesting exchange.

Any such exchange shall occur not later than 10 days after the date of receipt of the first relevant notice by the Registrar.

Covenants

The statements set forth in the legend above are an integral part of the Notes in respect of which this DTC Restricted Global Certificate representing DTC Restricted Registered Notes is issued and by acceptance hereof each holder of such Notes agrees to be subject to and bound by the terms and provisions set forth in such legend.

Meetings

At any meeting of Noteholders, the holder of the Notes represented by this DTC Restricted Global Certificate shall be treated as having one vote in respect of each nominal amount of Notes equal to the minimum Specified Denomination of the Notes.

This DTC Restricted Global Certificate shall not become valid for any purpose until authenticated by or on behalf of the Registrar.

This DTC Restricted Global Certificate, and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with English law.

IN WITNESS whereof the Issuer has caused this DTC Restricted Global Certificate to be signed manually or in facsimile by a person duly authorised on its behalf.

Dated as of the Issue Date.

VODAFONE GROUP PLC

By:

Duly Authorised

Authenticated

by HSBC Bank USA, National Association as Registrar

By:

Authorised Officer

Form of Transfer

For value received the undersigned transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

[—] nominal amount of the Notes represented by this DTC Restricted Global Certificate, and all rights under them.

Dated

Signed	Certifying Signature

Notes:

(a)	The signature of the person effecting a transfer shall conform to a list of duly authorised specimen signatures supplied by the holder of the Notes represented by this DTC Restricted Global Certificate or (if such signature corresponds with the name as it appears on the face of this DTC Restricted Global Certificate) be certified by a notary public or a recognised bank or be supported by such other evidence as a Transfer Agent or the Registrar may reasonably require.

(b)	A representative of the Noteholder should state the capacity in which he signs e.g. executor.

ANNEX

[attach Final Terms that relate to this Global Certificate]

PART 5

FORM OF DEFINITIVE NOTE

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED.]1

VODAFONE GROUP PLC

(the Issuer)

(incorporated with limited liability in England and Wales)

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

This Note is one of a Series of Notes of [Specified Currency(ies) and Specified Denomination(s)] each of the Issuer (Notes). References herein to the Conditions shall be to the Terms and Conditions [endorsed hereon/set out in the Schedule 1 to the Trust Deed (as defined below) which shall be incorporated by reference herein and have effect as if set out herein] as completed by the relevant information (appearing in the Final Terms (the Final Terms)) endorsed hereon but, in the event of any conflict between the provisions of the said Conditions and such information in the Final Terms, such information will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Note. This Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 16 July 1999 and made between the Issuer (under its then name of Vodafone AirTouch Plc) and The Law Debenture Trust Corporation p.l.c. as trustee for the holders of the Notes.

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on the Maturity Date or on such earlier date as this Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable on redemption of this Note and to pay interest (if any) on the nominal amount of this Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.

This Note shall not be valid unless authenticated by HSBC Bank plc as Issuing and Principal Paying Agent.

[1]	Include where the original maturity of the Notes is more than 365 days.

IN WITNESS whereof this Note has been executed on behalf of the Issuer.

Issued as of

VODAFONE GROUP PLC

By:
Duly Authorised

Authenticated by HSBC Bank plc as Issuing and Principal Paying Agent.

By:
Authorised Officer

[Conditions]

[Conditions to be as set out in the Schedule 1 to this Trust Deed or such other form as may be agreed between the Issuer, the Issuing and Principal Paying Agent, the Trustee and the relevant Dealer(s), but shall not be endorsed if not required by the relevant Stock Exchange]

Final Terms

[Here to be set out the text of the relevant information completing the Conditions which appears in the Final

Terms relating to the Notes]

PART 6

FORM OF COUPON

On the front:

VODAFONE GROUP PLC

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

Series No. [            ]

[Coupon appertaining to a Note in the denomination of [Specified Currency and Specified Denomination]].1

Part A

[For Fixed Rate Notes:
This Coupon is payable to bearer, separately	Coupon for
negotiable and subject to the Terms and	[ ]
Conditions of the said Notes.	due on [ ], [ ]]

Part B

[For Floating Rate Notes or Inflation Linked Interest Notes:

Coupon for the amount due in accordance with the Terms and Conditions endorsed on, attached to or incorporated by reference into the said Notes on [the Interest Payment Date falling in [            ] [            ]/[            ]].

This Coupon is payable to bearer, separately negotiable and subject to such Terms and Conditions, under which it may become void before its due date.]

[ANY UNITED STATES PERSON (WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED.]2

[1]	Delete where the Notes are all of the same denomination.
[2]	Include where the original maturity of the Notes is more than 365 days.

PART 7

FORM OF TALON

On the front:

VODAFONE GROUP PLC

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

Series No. [            ]

[Talon appertaining to a Note in the denomination of [Specified Currency and Specified Denomination]].1

On and after [            ] further Coupons [and a further Talon]2 appertaining to the Note to which this Talon appertains will be issued at the specified office of any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders) upon production and surrender of this Talon.

This Talon may, in certain circumstances, become void under the Terms and Conditions endorsed on the Note to which this Talon appertains.

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED.]3

[1]	Delete where the Notes are all of the same denomination.
[2]	Not required on last Coupon sheet.
[3]	Include where the original maturity of the Notes is more than 365 days.

On the back of Coupons and Talons:

ISSUING AND PRINCIPAL PAYING AGENT

HSBC Bank plc

8 Canada Square

London E14 5HQ

OTHER PAYING AGENTS

Credit Suisse First Boston	Banque Internationale à Luxembourg société
Uetlibergstrasse 231	anonyme
8045 Zurich	69 route d’Esch
L-2953 Luxembourg

PART 8

FORM OF REGULATION S CERTIFICATE

On the front:

THE NOTES REPRESENTED BY THIS REGULATION S GLOBAL CERTIFICATE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

VODAFONE GROUP PLC

(the Issuer)

(incorporated with limited liability in England and Wales)

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

This Regulation S Certificate certifies that [—] (the Registered Holder) is, as at the date hereof, registered as the holder of [nominal amount] of the Notes referred to above (the Notes) of the Issuer. References herein to the Conditions shall be to the Terms and Conditions [endorsed hereon/set out in the Schedule 1 to the Trust Deed (as defined below) which shall be incorporated by reference herein and have effect as if set out herein] as completed by the relevant information (appearing in the Final Terms (the Final Terms)) endorsed hereon but, in the event of any conflict between the provisions of the said Conditions and such information in the Final Terms, such information will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Certificate. This Certificate is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 16 July 1999 and made between the Issuer (under its then name of Vodafone AirTouch Plc) and The Law Debenture Trust Corporation p.l.c. as trustee for the holders of the Notes.

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the Registered Holder hereof on the Maturity Date or on such earlier date as the Notes represented by this Certificate may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable on redemption of such Notes and to pay interest (if any) on the nominal amount of such Notes calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.

For the purposes of this Regulation S Certificate, (a) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the Note(s) represented by this Regulation S Certificate, (b) this Regulation S Certificate is evidence of entitlement only, (c) title to the Note(s) represented by this Regulation S Certificate passes only on due registration on the Register, and (d) only the holder of the Note(s) represented by this Regulation S Certificate is entitled to payments in respect of the Note(s) represented by this Regulation S Certificate.

This Regulation S Certificate shall not become valid for any purpose until authenticated by or on behalf of the Registrar.

This Regulation S Certificate, and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with English law.

IN WITNESS whereof this Regulation S Certificate has been executed on behalf of the Issuer.

Dated as of the Issue Date.

VODAFONE GROUP PLC

By:
Duly Authorised

Authenticated by HSBC Bank USA, National Association as Registrar.

By:
Authorised Officer

On the back:

Terms and Conditions of the Notes

[Conditions to be as set out in the Schedule 1 to this Trust Deed or such other form as may be agreed between the Issuer, the Issuing and Principal Paying Agent, the Registrar, the Trustee and the relevant Dealer(s), but shall not be endorsed if not required by the relevant Stock Exchange.]

Final Terms

[Here to be set out the text of the relevant information completing the Conditions which appears in the Final Terms relating to the Notes].

Form of Transfer

For value received the undersigned transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

[—] nominal amount of the Notes represented by this Regulation S Certificate, and all rights under them.

Dated

Certifying Signature

Signed

Notes:

(c)	The signature of the person effecting a transfer shall conform to a list of duly authorised specimen signatures supplied by the holder of the Notes represented by this Regulation S Certificate or (if such signature corresponds with the name as it appears on the face of this Regulation S Certificate) be certified by a notary public or a recognised bank or be supported by such other evidence as a Transfer Agent or the Registrar may reasonably require.

(d)	A representative of the Noteholder should state the capacity in which he signs.

Unless the context otherwise requires capitalised terms used in this Form of Transfer have the same meaning as in the Trust Deed.

[TO BE COMPLETED BY TRANSFEREE:

[INSERT ANY REQUIRED TRANSFEREE REPRESENTATIONS, CERTIFICATIONS, ETC.]]

ISSUING AND PRINCIPAL PAYING AGENT, TRANSFER AGENT AND REGISTRAR

HSBC Bank plc

8 Canada Square

London E14 5HQ

PAYING AGENT AND TRANSFER AGENT

HSBC Bank USA, National Association

452 Fifth Avenue

New York

NY 10018-2708

PART 9

FORM OF DTC RESTRICTED CERTIFICATE

On the front:

THE NOTES REPRESENTED BY THIS DEFINITIVE REGISTERED NOTE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT (RULE 144A) TO A PERSON THAT THE HOLDER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A QIB) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB, (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (REGULATION S) TO A NON-U.S. PERSION (AS SUCH TERM IS DEFINED UNDER REGULATION S) OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE NOTES REPRESENTED BY THIS DEFINITIVE REGISTERED NOTE.

[FOR PURPOSES OF SECTIONS 1271 ET. SEQ. OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE HAS ORIGINAL ISSUE DISCOUNT OF [currency][amount] PER EACH [currency][amount] OF PRINCIPAL AMOUNT OF THIS NOTE; THE ISSUE PRICE OF THIS NOTE IS [currency][amount]; THE ISSUE DATE IS [date]; AND THE YIELD TO MATURITY (COMPOUNDED [semi-annually]) IS [yield].]*

VODAFONE GROUP PLC

(the Issuer)

(incorporated with limited liability in England and Wales)

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

This DTC Restricted Certificate certifies that [—] (the Registered Holder) is, as at the date hereof, registered as the holder of [nominal amount] of the Notes referred to above (the Notes) of the Issuer. References herein to the Conditions shall be to the Terms and Conditions [endorsed hereon/set out in Schedule 1 to the Trust Deed (as defined below) which shall be incorporated by reference herein and have effect as if set out herein] as completed by the relevant information (appearing in the Final Terms (the Final Terms)) endorsed hereon but, in the event of any conflict between the provisions of the said Conditions and such information in the Final Terms, such information will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this DTC Restricted Certificate. This DTC Restricted Certificate is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 16 July 1999 and made between the Issuer (under its then name of Vodafone AirTouch Plc) and The Law Debenture Trust Corporation p.l.c. as trustee for the holders of the Notes.

*	Legend to be borne by any Definitive Certificate issued with “original issue discount” for U.S federal income tax purposes.

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the Registered Holder hereof on the Maturity Date or on such earlier date as the Notes represented by this DTC Restricted Certificate may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable on redemption of such Notes and to pay interest (if any) on the nominal amount of such Notes calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.

The statements set forth in the legend above are an integral part of the Notes in respect of which this DTC Restricted Certificate is issued and by acceptance hereof each holder of such Notes agrees to be subject to and bound by the terms and provisions set forth in such legend.

For so long as the Notes are outstanding, the Issuer will, during the period in which the Issuer is neither subject to Section 13 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, nor exempt from reporting pursuant to Rule 12g3-2(b) thereunder, provide to the holder hereof, or to any prospective purchaser hereof designated by such holder, upon request, the information required to be provided by Rule 144A(d)(4) under the U.S. Securities Act of 1933, as amended.

For the purposes of this DTC Restricted Certificate, (a) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the Note(s) represented by this DTC Restricted Certificate, (b) this DTC Restricted Certificate is evidence of entitlement only, (c) title to the Note(s) represented by this DTC Restricted Certificate passes only on due registration on the Register, and (d) only the holder of the Note(s) represented by this DTC Restricted Certificate is entitled to payments in respect of the Note(s) represented by this DTC Restricted Certificate.

This DTC Restricted Certificate shall not become valid for any purpose until authenticated by or on behalf of the Registrar.

This DTC Restricted Certificate, and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with English law.

IN WITNESS whereof this DTC Restricted Certificate has been executed on behalf of the Issuer.

Dated as of the Issue Date.

VODAFONE GROUP PLC

By:
Duly Authorised

Authenticated by HSBC Bank USA, National Association as Registrar.

By:
Authorised Officer

On the back:

Terms and Conditions of the Notes

[Conditions to be as set out in the Schedule 1 to this Trust Deed or such other form as may be agreed between the Issuer, the Issuing and Principal Paying Agent, the Registrar, the Trustee and the relevant Dealer(s), but shall not be endorsed if not required by the relevant Stock Exchange.]

Final Terms

[Here to be set out the text of the relevant information completing the Conditions which appears in the Final Terms relating to the Notes].

Form of Transfer

For value received the undersigned transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

[—] nominal amount of the Notes represented by this Regulation S Certificate, and all rights under them.

Dated

Certifying Signature

Signed

Notes:

(e)	The signature of the person effecting a transfer shall conform to a list of duly authorised specimen signatures supplied by the holder of the Notes represented by this DTC Restricted Certificate or (if such signature corresponds with the name as it appears on the face of this DTC Restricted Certificate) be certified by a notary public or a recognised bank or be supported by such other evidence as a Transfer Agent or the Registrar may reasonably require.

(f)	A representative of the Noteholder should state the capacity in which he signs.

Unless the context otherwise requires capitalised terms used in this Form of Transfer have the same meaning as in the Trust Deed.

[TO BE COMPLETED BY TRANSFEREE:

[INSERT ANY REQUIRED TRANSFEREE REPRESENTATIONS, CERTIFICATIONS, ETC.]]

ISSUING AND PRINCIPAL PAYING AGENT, TRANSFER AGENT AND REGISTRAR

HSBC Bank plc

8 Canada Square

London E14 5HQ

PAYING AGENT AND TRANSFER AGENT

HSBC Bank USA, National Association

452 Fifth Avenue

New York

NY 10018-2708

SCHEDULE 3

PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1. (a)	As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:

(i)	voting certificate shall mean an English language certificate issued by a Paying Agent and dated in which it is stated:

(A)	that on the date thereof Bearer Notes (whether in definitive form or represented by a Global Note and not being Bearer Notes in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate or any adjourned such meeting) were deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control or blocked in an account with a clearing system and that no such Bearer Notes will cease to be so deposited or held or blocked until the first to occur of:

I.	the conclusion of the meeting specified in such certificate or, if later, of any adjourned such meeting; and

II.	the surrender of the certificate to the Paying Agent who issued the same; and

(B)	that the bearer thereof is entitled to attend and vote at such meeting and any adjourned such meeting in respect of the Bearer Notes represented by such certificate;

(ii)	block voting instruction shall mean an English language document issued by a Paying Agent and dated in which:

(A)	it is certified that Bearer Notes (whether in definitive form or represented by a Global Note and not being Bearer Notes in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction and any adjourned such meeting) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control or blocked in an account with a clearing system and that no such Bearer Notes will cease to be so deposited or held or blocked until the first to occur of:

I.	the conclusion of the meeting specified in such document or, if later, of any adjourned such meeting; and

II.	the surrender to the Paying Agent not less than 48 hours before the time for which such meeting or any adjourned such meeting is convened of the receipt issued by such Paying Agent in respect of each such deposited Bearer Note which is to be released or (as the case may require) the Bearer Note or Bearer Notes ceasing with the agreement of the Paying Agent to be held to its order or under its control or so blocked and the giving of notice by the Paying Agent to the Issuer in accordance with paragraph 17 hereof of the necessary amendment to the block voting instruction;

(B)	it is certified that each holder of such Bearer Notes has instructed such Paying Agent that the vote(s) attributable to the Bearer Note or Bearer Notes so deposited or held or blocked should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjourned such meeting and that all such instructions are during the period commencing 48 hours prior to the time for which such meeting or any adjourned such meeting is convened and ending at the conclusion or adjournment thereof neither revocable nor capable of amendment;

(C)	the aggregate nominal amount of the Bearer Notes so deposited or held or blocked are listed distinguishing with regard to each such resolution between those in respect of which instructions have been given as aforesaid that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(D)	one or more persons named in such document (each hereinafter called a proxy) is or are authorised and instructed by such Paying Agent to cast the votes attributable to the Bearer Notes so listed in accordance with the instructions referred to in (C) above as set out in such document;

(iii)	24 hours shall mean a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all of the places as aforesaid; and

(iv)	48 hours shall mean a period of 48 hours including all or part of two days upon which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business in all of the places as aforesaid.

(b)	A holder of a Bearer Note (whether in definitive form or represented by a Global Note) may obtain a voting certificate in respect of such Bearer Note from a Paying Agent or require a Paying Agent to issue a block voting instruction in respect of such Note by depositing such Bearer Note with such Paying Agent or (to the satisfaction of such Paying Agent) by such Bearer Note being held to its order or under its control or being blocked in an account with a clearing system, in each case not less than 48 hours before the time fixed for the relevant meeting and on the terms set out in sub-paragraph (a)(i)(A) or (a)(ii)(A) above (as the case may be), and (in the case of a block voting instruction) instructing such Paying Agent to the effect set out in sub-paragraph (a)(ii)(B) above. The holder of any voting certificate or the proxies named in any block voting instruction shall for all purposes in connection with the relevant meeting or adjourned meeting of Noteholders be deemed to be the holder of the Bearer Notes to which such voting certificate or block voting instruction relates and the Paying Agent with which such Bearer Notes have been deposited or the person holding the same to the order or under the control of such Paying Agent or the clearing system in which such Bearer Notes have been blocked shall be deemed for such purposes not to be the holder of those Bearer Notes.

(c) (i)	A holder of Registered Notes (whether in definitive form or represented by a Global Certificate (other than a Registered Note referred to in (iv) below)) may, by an instrument in writing in the English language (a form of proxy) signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the specified office of the Registrar not less than 48 hours before the time fixed for the relevant meeting, appoint any person (a proxy) to act on his or its behalf in connection with any meeting of the Noteholders and any adjourned such meeting.

(ii)	Any holder of Registered Notes (whether in definitive form or represented by a Global Certificate) which is a corporation may by resolution of its directors or other governing body authorise any person to act as its representative (a representative) in connection with any meeting of the Noteholders and any adjourned such meeting.

(iii)	Any proxy appointed pursuant to sub-paragraph (i) above or representative appointed pursuant to sub-paragraph (ii) above shall so long as such appointment remains in force be deemed, for all purposes in connection with the relevant meeting or adjourned meeting of the Noteholders, to be the holder of the Registered Notes to which such appointment relates and the holder of the Registered Notes shall be deemed for such purposes not to be the holder.

(iv)	For so long as any of the Registered Notes is represented by a Global Certificate registered in the name of DTC or its nominee, DTC may mail an Omnibus Proxy to the relevant Issuer in accordance with and in the form used by DTC as part of its usual procedures from time to time in relation to meetings of Noteholders. Such Omnibus Proxy shall assign the voting rights in respect of the relevant meeting to DTC’s direct participants as of the record date specified therein. Any such assignee participant may, by an instrument in writing in the English language signed by such assignee participant, or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the specified office of the Registrar or any Transfer Agent before the time fixed for the relevant meeting, appoint any person (a sub-proxy) to act on his or its behalf in connection with any meeting of Noteholders and any adjourned such meeting. All references to proxy or proxies in this Schedule other than in this paragraph shall be read so as to include references to “sub-proxy” or “sub-proxies”.

2.	The Issuer or the Trustee may at any time and the Issuer shall upon a requisition in writing in the English language signed by the holders of not less than one-tenth in nominal amount of the Notes for the time being outstanding convene a meeting of the Noteholders and if the Issuer makes default for a period of seven days in convening such a meeting the same may be convened by the Trustee or the requisitionists. Every such meeting shall be held at such time and place as the Trustee may appoint or approve.

3.

At least 21 days’ notice (exclusive of the day on which the notice is given and the day on which the meeting is to be held) specifying the place, day and hour of meeting shall be given to the holders of the relevant Notes prior to any meeting of such holders in the manner provided by Condition 14. Such notice, which shall be in the English language, shall state generally the nature of the business to be transacted at the meeting thereby convened but (except for an Extraordinary Resolution) it shall not be necessary to specify in such notice the terms of any resolution to be proposed. Such notice shall include statements, if applicable, to the effect that (i) Bearer Notes may, not less than 48 hours before the time fixed for the meeting, be deposited with Paying Agents or (to their satisfaction) held to their order or under their control or blocked in an account with a clearing system for the purpose of obtaining voting certificates or appointing proxies and (ii) the holders of Registered Notes may appoint proxies by executing and delivering a form of proxy in the English language to the specified office of the Registrar not less than 48 hours before the time fixed for the meeting or, in the case of corporations, may appoint representatives by resolution of their directors or other governing body and delivering a certified copy thereof to the specified office of the Registrar. A copy of the notice shall be sent by post to the Trustee (unless the meeting is convened by the Trustee) and to the Issuer (unless the meeting is convened by the Issuer) and to each Agent (other than the Calculation Agent).

4.	A person (who may but need not be a Noteholder) nominated in writing by the Trustee shall be entitled to take the chair at the relevant meeting or adjourned meeting but if no such nomination is made or if at any meeting or adjourned meeting the person nominated shall not be present within 15 minutes after the time appointed for holding the meeting or adjourned meeting the Noteholders present shall choose one of their number to be Chairman, failing which the Issuer may appoint a Chairman. The Chairman of an adjourned meeting need not be the same person as was Chairman of the meeting from which the adjournment took place.

5.	At any such meeting one or more persons present holding Definitive Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-twentieth of the nominal amount of the Notes for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of the relevant business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present holding Definitive Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate a clear majority in nominal amount of the Notes for the time being outstanding.

6.	If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any such meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the meeting shall if convened upon the requisition of Noteholders be dissolved. In any other case it shall stand adjourned to the same day in the next week (or if such day is a public holiday the next succeeding business day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall stand adjourned for such period, being not less than 13 clear days nor more than 42 clear days, and to such place as may be appointed by the Chairman either at or subsequent to such meeting and approved by the Trustee). If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any adjourned meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Chairman may either (with the approval of the Trustee) dissolve such meeting or adjourn the same for such period, being not less than 13 clear days (but without any maximum number of clear days), and to such place as may be appointed by the Chairman either at or subsequent to such adjourned meeting and approved by the Trustee, and the provisions of this sentence shall apply to all further adjourned such meetings. At any adjourned meeting one or more persons present holding Definitive Notes or voting certificates or being proxies or representatives (whatever the nominal amount of the Notes so held or represented by them) shall form a quorum and shall have power to pass any resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present.

7.	Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 3 above and such notice shall state the required quorum. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

8.	Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the Chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder or as a holder of a voting certificate or as a proxy or as a representative.

9.	At any meeting unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman, the Issuer, the Trustee or any person present holding a Definitive Note of the relevant Series or a voting certificate or being a proxy or representative (whatever the nominal amount of the Notes so held or represented by him) a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

10.	Subject to paragraph 12 below, if at any such meeting a poll is so demanded it shall be taken in such manner and subject as hereinafter provided either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

11.	The Chairman may with the consent of (and shall if directed by) any such meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

12.	Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13.	The Trustee and its lawyers and any director, officer or employee of a corporation being a trustee of these presents and any director or officer of the Issuer and its or their lawyers and any other person authorised so to do by the Trustee may attend and speak at any meeting. Save as aforesaid, but without prejudice to the proviso to the definition of “outstanding” in Clause 1, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of Noteholders or join with others in requesting the convening of such a meeting or to exercise the rights conferred on Noteholders by Condition 11 unless he either produces the Definitive Bearer Note or Definitive Bearer Notes of which he is the holder or a voting certificate or is a proxy or a representative or is the holder of a Registered Note or Registered Notes in definitive form. No person shall be entitled to vote at any meeting in respect of Notes held by, for the benefit of, or on behalf of, the Issuer, any Holding Company of the Issuer or any Subsidiary of the Issuer or any such Holding Company. Nothing herein shall prevent any of the proxies named in any block voting instruction or form of Proxy from being a director, officer or representative of or otherwise connected with the Issuer.

14.	Subject as provided in paragraph 13 hereof at any meeting:

(a)	on a show of hands every person who is present in person and produces a Definitive Bearer Note or voting certificate or is a holder of a Registered Note in definitive form or is a proxy or representative shall have one vote; and

(b)

on a poll every person who is so present shall have one vote in respect of each €1.00 or such other amount as the Trustee may in its absolute discretion stipulate (or, in the case of meetings of holders of Notes denominated in another currency, such amount in such other currency as the Trustee in its absolute discretion may stipulate) in nominal amount of the Definitive Bearer Notes so produced or represented by the voting certificate so produced or in respect of which he is a proxy or representative or in respect of which (being a Registered Note in definitive form) he is the registered holder.

Without prejudice to the obligations of the proxies named in any block voting instruction or form of proxy any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

15.	The proxies named in any block voting instruction or form of proxy need not be Noteholders.

16.	Each block voting instruction together (if so requested by the Trustee) with proof satisfactory to the Trustee of its due execution on behalf of the relevant Paying Agent and each form of proxy or resolution appointing a representative shall be deposited by the relevant Paying Agent (or as the case may be) by the Registrar or the relevant Transfer Agent at such place as the Trustee shall approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the block voting instruction or form of proxy propose to vote and in default the block voting instruction or form of proxy or resolution appointing a representative shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A certified copy of each block voting instruction or form of proxy or resolution appointing a representative shall be deposited with the Trustee before the commencement of the meeting or adjourned meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxies named in any such block voting instruction or form of proxy or of the representative named in such resolution.

17.	Any vote given in accordance with the terms of a block voting instruction or form of proxy or resolution appointing a representative shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or form of proxy or of any of the relevant Noteholders’ instructions pursuant to which it was executed provided that no intimation in writing of such revocation or amendment shall have been received from the relevant Paying Agent or in the case of Registered Note from the holder thereof by the Issuer at its registered office (or such other place as may have been required or approved by the Trustee for the purpose) by the time being 24 hours before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction or form of proxy is to be used.

18.	A meeting of the Noteholders shall in addition to the powers hereinbefore given have the following powers exercisable only by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraphs 5 and 6 above) namely:

(a)	Power to sanction any compromise or arrangement proposed to be made between the Issuer, the Trustee, any Appointee and the Noteholders and Couponholders or any of them.

(b)	Power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Trustee, any Appointee, the Noteholders, the Couponholders, the Issuer against any other or others of them or against any of their property whether such rights shall arise under these presents or otherwise.

(c)	Power to assent to any modification of the provisions of these presents which shall be proposed by the Issuer, the Trustee or any Noteholder.

(d)	Power to give any authority or sanction which under the provisions of these presents is required to be given by Extraordinary Resolution.

(e)	Power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution.

(f)	Power to approve of a person to be appointed a trustee and power to remove any trustee or trustees for the time being of these presents.

(g)	Power to discharge or exonerate the Trustee and/or any Appointee from all liability in respect of any act or omission for which the Trustee and/or such Appointee may have become responsible under these presents.

(h)	Power to authorise the Trustee and/or any Appointee to concur in and execute and do all such deeds, instruments, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution.

(i)	Power to sanction any scheme or proposal for the exchange or sale of the Notes for or the conversion of the Notes into or the cancellation of the Notes in consideration of shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash and for the appointment of some person with the power on behalf of the Noteholders to execute an instrument of transfer of the Registered Notes held by them in favour of the persons with or to whom the Notes are to be exchanged or sold respectively.

19.	Any resolution passed at a meeting of the Noteholders duly convened and held in accordance with these presents shall be binding upon all the Noteholders whether present or not present at such meeting and whether or not voting and upon all Couponholders and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof. Notice of the result of the voting on any resolution duly considered by the Noteholders shall be published in accordance with Condition 13 by the Issuer within 14 days of such result being known PROVIDED THAT the non-publication of such notice shall not invalidate such result.

20.	The expression Extraordinary Resolution when used in these presents means (a) a resolution passed at a meeting of the Noteholders duly convened and held in accordance with these presents by a majority consisting of not less than three-fourths of the persons voting thereat upon a show of hands or if a poll is duly demanded by a majority consisting of not less than three-fourths of the votes cast on such poll; or (b) a resolution in writing signed by or on behalf of all the Noteholders, which resolution in writing may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the Noteholders.

21.	Minutes of all resolutions and proceedings at every meeting of the Noteholders shall be made and entered in books to be from time to time provided for that purpose by the Issuer and any such minutes as aforesaid if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings transacted shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed or transacted.

22. (a)	If and whenever the Issuer shall have issued and have outstanding Notes of more than one Series the foregoing provisions of this Schedule shall have effect subject to the following modifications:

(i)	a resolution which in the opinion of the Trustee affects the Notes of only one Series shall be deemed to have been duly passed if passed at a separate meeting of the holders of the Notes of that Series;

(ii)	a resolution which in the opinion of the Trustee affects the Notes of more than one Series but does not give rise to a conflict of interest between the holders of Notes of any of the Series so affected shall be deemed to have been duly passed if passed at a single meeting of the holders of the Notes of all the Series so affected;

(iii)	a resolution which in the opinion of the Trustee affects the Notes of more than one Series and gives or may give rise to a conflict of interest between the holders of the Notes of one Series or group of Series so affected and the holders of the Notes of another Series or group of Series so affected shall be deemed to have been duly passed only if passed at separate meetings of the holders of the Notes of each Series or group of Series so affected; and

(iv)	to all such meetings all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Notes and Noteholders were references to the Notes of the Series or group of Series in question or to the holders of such Notes, as the case may be.

(b)	If the Issuer shall have issued and have outstanding Notes which are not denominated in euro, in the case of any meeting of holders of Notes of more than one currency, the nominal amount of such Notes shall (i) for the purposes of paragraph 2 above be the equivalent in euro at the spot rate of a bank nominated by the Trustee for the conversion of the relevant currency or currencies into euro on the seventh dealing day prior to the day on which the requisition in writing is received by the Issuer and (ii) for the purposes of paragraphs 5, 6 and 14 above (whether in respect of the meeting or any adjourned such meeting or any poll resulting therefrom) be the equivalent at such spot rate on the seventh dealing day prior to the day of such meeting. In such circumstances, on any poll each person present shall have one vote for each €1.00 (or such other euro amount as the Trustee may in its absolute discretion stipulate) in nominal amount of the Notes (converted as above) which he holds or represents.

23.	Subject to all other provisions of these presents the Trustee may, without the consent of the Issuer, the Noteholders or the Couponholders, prescribe such further regulations regarding the requisitioning and/or the holding of meetings of Noteholders and attendance and voting thereat as the Trustee may in its sole discretion think fit.

SIGNATORIES

THE COMMON SEAL of	)
VODAFONE GROUP PLC	)
was affixed to this deed in the presence	)
of:	)

Director

Secretary

THE COMMON SEAL of	)
THE LAW DEBENTURE TRUST	)
CORPORATION p.l.c. was affixed to this	)
deed in the presence of:	)

Director

Authorised Signatory

16 July 1999

VODAFONE GROUP PLC

(formerly called Vodafone AirTouch

Plc)

and

THE LAW DEBENTURE TRUST

CORPORATION p.l.c.

relating to a

€30,000,000,000

Euro Medium Term Note Programme

TRUST DEED

SIGNATORIES

EXECUTED as a DEED by	)
for and on behalf of	)
VODAFONE GROUP PLC	)
in the presence of:	)

Director /s/ ANDREW HALFORD
Witness:	/s/ NEIL GARROD

Name:

Address:

THE COMMON SEAL of	)
THE LAW DEBENTURE TRUST	)
CORPORATION p.l.c.	)
was affixed to this deed	)
in the presence of:	)

Director /s/ DENYSE ANDERSON

Authorised Signatory /s/ CAROL MORRIS

11 JULY 2013

VODAFONE GROUP PLC

and

THE LAW DEBENTURE TRUST

CORPORATION p.l.c.

further modifying and restating the

provisions of

the Trust Deed dated 16 July 1999

relating to a

€30,000,000,000

Euro Medium Term Note Programme

ELEVENTH

SUPPLEMENTAL

TRUST DEED